                                                                      EXHIBIT 2

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                           ORION NETWORK SYSTEMS, INC.

                                   $60,000,000

                   Convertible Junior Subordinated Debentures
             Due February 1, 2012 (Interest Payable in Common Stock)





                          -----------------------------
                          DEBENTURE PURCHASE AGREEMENT
                          -----------------------------



                          Dated as of January 13, 1997


                         Amended as of January 31, 1997





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                                Table of Contents

                                                                           Page


1.    Issuance of Debentures and the Subsidiary Guarantee.................  1
      1.1.       The Debentures...........................................  1
      1.2.       Sale of Debentures.......................................  1
      1.3.       The Subsidiary Guarantee.................................  2

2.    Closing.............................................................  2

3.    Use of Proceeds.....................................................  2


4.    Conditions to Closing...............................................  2
      4.1.       Representations and Warranties...........................  3
      4.2.       Exchange Agreement.......................................  3
      4.3.       Merger Transaction.......................................  3
      4.4.       Financing Transaction....................................  3
      4.5.       Termination of Your Prior Obligations....................  3
      4.6.       Subsidiary Guarantee.....................................  4
      4.7.       Registration Rights......................................  4
      4.8.       Opinions of Counsel......................................  4
      4.9.       Matra Incentive Payments.................................  5
      4.10.      Senior Notes.............................................  5
      4.11.      Terms of the Merger; Capitalization......................  5
      4.12.      HSR Clearance............................................  5
      4.13.      Investment by Each Purchaser.............................  6
      4.14.      Termination..............................................  6

5.    Representations, Warranties and Agreements of the Company and ONS...  7
      5.1.       Incorporation, Standing, etc.............................  7
      5.2.       Capital Stock............................................  7
      5.3.       Subsidiaries.............................................  8
      5.4.       Qualification............................................  8
      5.5.       Business; Financial Statements...........................  8
      5.6.       Solvency.................................................  9
      5.7.       Authorization of Agreement...............................  9
      5.8.       Authorization of Common Stock............................  9
      5.9.       Absence of Defaults and Conflicts........................  9
      5.10.      Absence of Labor Dispute................................. 10
      5.11.      Absence of Proceedings................................... 10
      5.12.      Possession of Licenses and Permits....................... 11
      5.13.      Environmental Laws....................................... 11

                                       (i)

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                                                                          Page

      5.14.      No Violations of Laws.................................... 12
      5.15.      Internal Accounting Controls............................. 12
      5.16.      Tax Returns and Payments................................. 12
      5.17.      Indebtedness............................................. 13
      5.18.      Title to Properties; Liens............................... 13
      5.19.      Patents, Trademarks, Authorizations, etc................. 13
      5.20.      Governmental Consents; Exercise of Voting Rights, etc.... 13
      5.21.      Offer of Debentures...................................... 14
      5.22.      Federal Reserve Regulations.............................. 14
      5.23.      Investment Company Act................................... 14
      5.24.      Public Utility Holding Company Act....................... 14
      5.25.      Compliance with ERISA.................................... 15
      5.26.      Disclosure............................................... 15
      5.27.      HSR Act Filings.......................................... 16
      5.28.      Certificate of Incorporation............................. 16

6.    Representations, Warranties and Agreements of Purchasers............ 17
      6.1.       Investment Representations............................... 17
      6.2.       ERISA.................................................... 17
      6.3.       HSR Act Filings.......................................... 17

7.    Accounting; Financial Statements; Other Information................. 18
      7.1.       Accounting; Financial Statements and Other Information... 18
      7.2.       Company Certificate...................................... 20
      7.3.       Accountant's Certificate................................. 20

8.    Inspection.......................................................... 20

9.    Confidential Treatment.............................................. 21

10.   ERISA............................................................... 21

11.   Redemption of Debentures; Repurchase Rights; Mandatory Sales........ 22
      11.1.      Right of Redemption...................................... 22
      11.2.      Company Right of Redemption.............................. 22
      11.3.      Redemption and Repurchase Rights upon Change of Control
                 Event.................................................... 23
      11.4.      Mandatory Sale........................................... 24
      11.5.      Restriction on Conversion Rights; Withdrawal of Notice... 25

12.   Business Covenants.................................................. 26
      12.1.      Payment of Debentures and Maintenance of Office.......... 26
      12.2.      Payment of Taxes and Claims.............................. 27

                                      (ii)

                                                                          Page


      12.3.      Maintenance of Properties and Corporate Existence........ 27
      12.4.      Compliance with Law...................................... 28
      12.5.      [Reserved.].............................................. 28
      12.6.      When Company May Merge, Etc.............................. 28
      12.7.      Listing.................................................. 29
      12.8.      Issuances of Guarantees by New Restricted Subsidiaries... 29
      12.9.      Subsidiaries............................................. 29
      12.10.     Notice................................................... 29
      12.11.     Waiver of Stay, Extension or Usury Laws.................. 29

13.   Financial Covenants................................................. 30
      13.1.      Merger and Sale of Assets................................ 30
      13.2.      Limitation on Transactions with Affiliates and
                 Shareholders............................................. 31
      13.3.      Tax Consolidation........................................ 32
      13.4.      Compliance with ERISA.................................... 32
      13.5.      Limitation on Indebtedness............................... 33
      13.6.      Limitation on Restricted Payments........................ 35
      13.7.      Limitation on the Issuance and Sale of Capital Stock of
                 Restricted Subsidiaries.................................. 37
      13.8.      Issuances of Guarantees by New Restricted Subsidiaries... 38
      13.9.      Limitation on Liens...................................... 38
      13.10.     Limitation on Sale-Leaseback Transactions................ 39
      13.11.     Limitation on Asset Sales................................ 39
      13.12.     Insurance................................................ 39

14.   Subordination of Debentures......................................... 41
      14.1.      Debentures Subordinated to Senior Indebtedness........... 41
      14.2.      Liquidation; Dissolution; Bankruptcy..................... 41
      14.3.      Default on Senior Indebtedness........................... 42
      14.4.      Payment Permitted If No Default.......................... 44
      14.5.      Subrogation to Rights of Holders of Senior Indebtedness.. 44
      14.6.      Provisions Solely to Define Relative Rights.............. 44
      14.7.      Enforcement of Subordination By Holders of Senior Notes;
                 No Waiver of Subordination Provisions.................... 45
      14.8.      Reliance on Judicial Order or Certificate of
                 Liquidating Agent........................................ 46
      14.9.      Certain Conversions Deemed Payment....................... 46
      14.10.     Not to Prevent Events of Default......................... 46

15.   Conversion Rights................................................... 46
      15.1.      Conversion Privilege and Conversion Rate................. 46
      15.2.      Exercise of Conversion Privilege; Time Conversion
                 Deemed Effected; Delivery of Stock Certificates;
                 Partial Conversions; Accrued Interest.................... 47

                                      (iii)

                                                                          Page

      15.3.      Fractions of Shares...................................... 47

      15.4.      Adjustments to Conversion Rate........................... 48
      15.5.      Effect on Conversion Price of Certain Events............. 52
      15.6.      De Minimis Adjustments................................... 55
      15.7.      Notice of Adjustments of Conversion Rate................. 55
      15.8.      Notice of Certain Corporate Action....................... 55
      15.9.      Company to Reserve Common Stock.......................... 56
      15.10.     Taxes on Conversions..................................... 56
      15.11.     Agreements as to Common Stock; Listing................... 56
      15.12.     Cancellation of Converted Debentures..................... 57
      15.13.     Provision in Case of Consolidation, Merger or Conveyance
                 of Assets................................................ 57
      15.14.     Other Dilutive Events.................................... 58
      15.15.     Continuing Obligation of the Company..................... 59

16.   Registration, Transfer and Substitution of Debentures............... 59
      16.1.      Debenture Register; Ownership of Registered Debentures... 59
      16.2.      Transfer and Exchange of Debentures...................... 59
      16.3.      Replacement of Debentures................................ 59

17.   Payment............................................................. 60
      17.1.      Form of Payment.......................................... 60
      17.2.      Place of Payment......................................... 60
      17.3.      Home Office Payment...................................... 60

18.   Events of Default; Acceleration..................................... 61
      18.1.      Nature of Events and Acceleration of Debentures.......... 61
      18.2.      Default Remedies......................................... 63
      18.3.      Notice of Default........................................ 64
      18.4.      Annulment of Acceleration of Debentures.................. 64
      18.5.      Accelerations and other Remedies Limited Prior to
                 Senior Notes Reduction Date.............................. 64

19.   Interpretation of Agreement and Debentures.......................... 65

20.   Expenses............................................................ 88

21.   Survival............................................................ 89

22.   Amendments and Waivers.............................................. 89

23.   Notices............................................................. 89


                                      (iv)

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                                                                          Page

24.   Substitution of Purchaser........................................... 90

25.   Execution in Counterparts........................................... 90


27.   GOVERNING LAW....................................................... 90

28.   Consent to Jurisdiction; Appointment of Agent to Accept Service
      of Process.......................................................... 90

29.   WAIVER OF JURY TRIAL................................................ 91


                                       (v)

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Schedule I          -      Schedule of Purchaser(s)

Schedule II         -      Exceptions to Section 5.11

Exhibit A           -      Form of Debenture

Exhibit B           -      Form of Subsidiary Guarantee

Exhibit C           -      Registration Rights Agreement

Exhibit D           -      Information Relating to Subsidiaries




                                      (vi)

                           ORION NETWORK SYSTEMS, INC.



                                                          as of January 13, 1997
                                                  Amended as of January 31, 1997


British Aerospace Holdings, Inc.
15000 Conference Center Drive
Chantilly, Virginia  20151

Matra Marconi Space UK Limited
The Grove
Warren Land
Stanmore, Middlesex, HA7 4LY
England


Dear Sirs:

         ORION NETWORK SYSTEMS, INC., formerly known as Orion Newco Services, Inc., a Delaware corporation (herein, together with its successors and assigns, called the "Company"), and ORION OLDCO SERVICES, INC., formerly known as Orion Network Systems, Inc., a Delaware corporation ("ONS"), agree with you as follows:

         1.       Issuance of Debentures and the Subsidiary Guarantee.

                  1.1. The Debentures. The Company has duly authorized the issue and sale of $60,000,000 in aggregate principal amount of its Convertible Junior Subordinated Debentures Due February 1, 2012 (Interest Payable in Common Stock) (such Debentures, together with all Debentures issued in substitution or exchange therefor pursuant to this Agreement, are herein called the "Debentures"). Each Debenture will bear interest from the date thereof on the unpaid principal amount thereof at the rate specified therein, payable in Common Stock semi-annually on the first day of February and the first day of August of each year commencing with August 1, 1997, will mature on February 1, 2012, and will be in substantially the form of Exhibit A attached hereto, with such changes thereto, if any, as may be approved by you. Capitalized terms used and not otherwise defined herein shall have the respective meanings assigned thereto in Section 19.

                  1.2.      Sale of Debentures.

                  (a) The Company will issue and sell to BAe and, subject to the terms and conditions hereof, BAe will purchase from the Company at the Closing provided for in Section

2, Debentures in the aggregate principal amount of $50,000,000 at the purchase price of one hundred percent (100%) of such principal amount.

                  (b) The Company will issue and sell to Matra and, subject to the terms and conditions hereof, Matra will purchase from the Company at the Closing provided for in Section 2, Debentures in the aggregate principal amount of $10,000,000 at the purchase price of one hundred percent (100%) of such principal amount.

                  1.3. The Subsidiary Guarantee. The Guarantors, no later than the Closing Date (as hereinafter defined), shall have taken all necessary action to authorize the issuance of their unconditional guarantee of payment of the Debentures as set forth in the Subsidiary Guarantee and to make their guarantee of the Debentures the enforceable obligation it purports to be in accordance with the terms of the Subsidiary Guarantee. The Subsidiary Guarantee is not effective or enforceable against the Guarantors until the Senior Notes Reduction Date. The Subsidiary Guarantee will become effective and enforceable against each of the Guarantors on the Senior Notes Reduction Date without any further action by any party.

         2. Closing. The closing of the sale of the Debentures to be purchased by each Purchaser (the "Closing") shall take place at the offices of Coudert Brothers, 1114 Avenue of the Americas, New York, New York 10036 at 10:00 a.m., New York City time, (or at such other time and place as the parties hereto may agree) on the date on which the Financing Transaction is closed provided that each of the conditions in Section 4 have been satisfied prior to such date or are to be satisfied concurrently with the Closing (the "Closing Date"). At the Closing the Company will deliver to each Purchaser the Debentures to be purchased by such Purchaser, in the form of a single Debenture (or such greater number of Debentures in denominations of at least $100,000 as such Purchaser may request), dated the Closing Date and registered in such Purchaser's name (or the name of such Purchaser's nominee), against delivery by such Purchaser to the Company of the purchase price therefor by the same method of payment utilized in the closing of the Financing Transaction. If at the Closing the Company shall fail to tender such Debentures to a Purchaser as provided in this Section 2, or any of the conditions specified in Section 4 shall not have been fulfilled to such Purchaser's satisfaction, such Purchaser shall, at its election, be relieved of all further obligations under this Agreement, without thereby waiving any other rights such Purchaser may have by reason of such failure or such non-fulfillment.

         3. Use of Proceeds. The proceeds of the sale of the Debentures will be used to pay amount under the contracts for the construction of Orion 2 and Orion 3 and to provide working capital to the Company.

         4. Conditions to Closing. Each Purchaser's obligation to purchase and pay for the Debentures to be purchased by such Purchaser is subject to the fulfillment to such Purchaser's satisfaction, prior to or at the Closing, of each of the following conditions:

                  4.1. Representations and Warranties. The representations and warranties of the Company, ONS and their respective Subsidiaries contained in this Agreement shall be correct as of the date hereof and at the time of the Closing. Alternatively, the Company (and if applicable ONS) shall have made, in writing, for the benefit of you and any other holder of Debentures, the same representations, warranties and agreements as made to Morgan Stanley & Co. Incorporated ("Morgan") in the underwriting agreement with respect to the sale of the Senior Notes (the "Underwriting Agreement"), except that such representations, warranties and agreements shall be made in connection with (and with reference to) the offer, sale, delivery and performance of the Debentures and this Agreement (including, without limitation, the issuance and delivery of Conversion Shares and Interest Shares as required under the Debentures), rather than with respect to the offer, sale, delivery and performance of the Senior Notes, as the context requires, and such representations and warranties shall have been correct as of the date first made and at the time of Closing. If the Company or ONS shall make for the benefit of you and other holders of Debentures such representations, warranties and agreements in the Underwriting Agreement, the representations, warranties and agreements set forth in Sections 5.1 through
5.28 hereof shall not be updated through the Closing Date. In either case, each Purchaser shall have received a certificate, dated the Closing Date and signed by the Secretary of the Company, certifying as to the correctness of the applicable representations and warranties.

                  4.2. Exchange Agreement. The transactions provided for in the Exchange Agreement shall be completed prior to or concurrently with the Closing.

                  4.3. Merger Transaction. The Merger Transaction shall be completed prior to or concurrently with the Closing.

                  4.4. Financing Transaction. The Financing Transaction shall be completed prior to or concurrently with the Closing.

                  4.5.      Termination of Your Prior Obligations.

                  (a) As a condition to BAe's obligation to purchase and pay for the Debentures to be purchased by BAe, the obligations of (i) BAC and BAC, Ltd. under certain Communications Satellite Capacity Agreements each dated as of December 20, 1991 by and between Orion Atlantic and BAC, and Orion Atlantic and BAC Ltd. and certain Contingent Communications Satellite Capacity Agreements, each dated as of December 20, 1991, by and between, Orion Atlantic and BAC, (ii) British Aerospace Plc ("PLC") under the Guarantee Agreement dated as of February 19, 1992 between and among PLC, Orion Atlantic and The Chase Manhattan Bank (National Association), as agent, (iii) BAC under a Communications Satellite Capacity Agreement dated as of December 20, 1991 by and between Orion Atlantic and Trans-Atlantic Satellite, Inc. and (iv) one or more guarantees of the obligations of ONS and\or Orion Satellite Corporation under various reimbursement agreements between ONS and certain banks in connection with letters of credit from such banks in favor of STET-Societa Finanziaria

Telephonica per Azori (including, without limitation, all payment obligations, guarantees or other credit support obligations under or related to each such agreement) shall have been terminated and be of no further force or effect and a termination of guarantee agreement and termination of capacity agreements, substantially in the form of the exhibits attached to the Exchange Agreement, in respect of the termination of the obligations of PLC, BAC and BAC, Ltd. shall be executed and delivered prior to or concurrently with the Closing.

                  (b) As a condition to Matra's obligation to purchase and pay for the Debentures to be purchased by Matra, the obligations of (i) MCN Sat Service S.A. under the Communications Satellite Capacity Agreement dated as of December 20, 1991 by and between Orion Atlantic and MCN Sat Service S.A., (ii) MCN Sat US, Inc. under the Contingent Communications Satellite Capacity Agreement dated as of December 20, 1991 by and between Orion Atlantic and MCN Sat US, Inc., (iii) Lagardere Groupe SCA (formerly Matra S.A.) under the Guarantee Agreement dated as of February 19, 1992 between and among Lagardere Groupe SCA (formerly Matra S.A.), Orion Atlantic and The Chase Manhattan Bank (National Association), as agent, and (iv) Lagardere Groupe SCA under the Guaranty Agreement, dated April 2, 1992 between Lagardere Groupe SCA (formerly Matra S.A.) and Orion Atlantic (including, without limitation, all payment obligations, guarantees or other credit support obligations under or related to each such agreement) shall have been terminated and be of no further force or effect and a termination of guarantee agreements and termination of capacity agreements, substantially in the form of the exhibits attached to the Exchange Agreement, in respect of the termination of the obligations of MCN Sat US, Inc. and MCN Sat Service S.A., respectively, shall be executed and delivered prior to or concurrently with the Closing.

                  4.6. Subsidiary Guarantee. A Subsidiary Guarantee substantially in the form of Exhibit B attached hereto, shall be executed and delivered to each Purchaser by each of the Guarantors. The parties hereto agree that the Subsidiary Guarantee may, at your sole option, be amended to incorporate from any subsidiary guarantee provisions for the benefit of the holders of the Senior Notes, any additional or, in your opinion, more favorable terms than those appearing in the Subsidiary Guarantee, provided that, in no event, will the Subsidiary Guarantee become effective prior to the Senior Notes Reduction Date.

                  4.7. Registration Rights. (i) A Registration Rights Agreement with respect to the Conversion Shares, the Interest Shares, and certain other shares specified therein substantially in the form of Exhibit C attached hereto, shall have been executed by each Purchaser and the Company and (ii) the Company or ONS shall have obtained all agreements, amendments, consents or waivers, in form and substance satisfactory to each Purchaser, from the holders of any registration rights granted pursuant to any prior registration rights agreements (or any such agreement entered into in connection with the Merger Transaction or the Financing Transaction) with the Company or ONS as necessary to allow you (and each other holder of Debentures) their registration rights in accordance with the terms of the Registration Rights Agreement.

                  4.8. Opinions of Counsel. The Purchasers shall have received a favorable opinion, dated the Closing Date and satisfactory in form and substance to the Purchasers, from Hogan & Hartson L.L.P., special counsel for the Company, which shall opine as to offer and sale of the Debentures. Such opinion shall be deemed to be in form and substance satisfactory to the Purchasers if the opinion provided is the same as the opinion provided by Hogan & Hartson L.L.P. to Morgan under the Underwriting Agreement in connection with the offer and sale of the Senior Notes, except that the opinion delivered to the Purchasers shall opine as to the Debentures (including, without limitation, as to the issuance of the Conversion Shares and Interest Shares) and the Subsidiary Guarantee in addition to or in place of the Senior Notes and the guarantee thereof and shall refer to the Purchasers and the Debentures (including the Conversion Shares and Interest Shares), rather than to Morgan and the Senior Notes, as the context requires. BAe shall also have received a favorable opinion, dated the Closing Date and satisfactory in form and substance to BAe, from Hogan & Hartson L.L.P. which shall opine as to the applicability of Section 16 of the Exchange Act to the receipt of Conversion Shares and Interest Shares by BAe and the receipt by BAC of stock dividends on, and shares issued upon conversion of, the Series C Preferred Stock.

                  4.9. Matra Incentive Payments. As a condition to Matra's obligation to purchase and pay for the Debentures to be purchased by Matra, ONS, shall, concurrently with the Closing, pay to Matra by wire transfer into a bank account established by Matra in the United States of America, $13 million of the payments required to be made under Articles 15.6.1 and 15.6.2 of the Second Amended and Restated Purchase Contract, dated 26 September 1991, as amended, by and between Orion Satellite Corporation, as general partner of Orion Atlantic and Matra.

                  4.10. Senior Notes. The material terms of the Senior Notes, as set out on the Senior Notes Term Sheet, a copy of which has been furnished to you, shall not have been amended or waived without your written approval. For purposes of this Section 4.10, an increase in the size of the Senior Notes offering shall not constitute an amendment or waiver requiring your written approval.

                  4.11. Terms of the Merger; Capitalization. The material terms of the Merger Transaction, as described in the Registration Statement, a copy of which has been delivered to you and your special U.S. counsel, shall not have been amended or waived without your written approval. Except for a proposed sale of ONS Common Stock or Common Stock previously disclosed to you, and except as specifically contemplated by the Registration Statement and the Senior Notes Term Sheet, there shall have been no material changes to the capital structure of either the Company or ONS and no material increase or decrease in the number of outstanding shares of any class of capital stock of either ONS or the Company, or in the number of (or terms of) any options, warrants, or other rights to acquire any shares of any class of capital stock of either ONS or the Company since January 10, 1997.

                  4.12. HSR Clearance. As a condition to BAe's obligation to purchase and pay for the Debentures to be purchased by BAe, any waiting period (including any extensions thereof) applicable to BAC's acquisition of Series C Preferred Stock pursuant to the Exchange Agreement shall have expired or been terminated.

                  4.13. Investment by Each Purchaser. The purchase of Debentures by each Purchaser shall be completed concurrently with the purchase of Debentures by the other Purchaser.

                  4.14.     Termination.

                  (a) No Closing. Notwithstanding anything to the contrary contained in this Agreement, this Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the
Closing:

                            (i)     By the mutual consent of all of the parties;

                            (ii) By a Purchaser at any time in the event of a
                  material breach or material default by the Company in the observance or in the timely performance of any of its obligations hereunder which is not waived by such Purchaser;

                            (iii) By the Company at any time in the event of a
                  material breach or material default by a Purchaser in the observance or in the timely performance of any of such Purchaser's obligations hereunder which is not waived by the Company; or

                            (iv) If the Closing shall not have occurred on or
                  before April 30, 1997, without any further action by you or the Company.

Except as provided in paragraph (iv) above, no termination under this Section
4.14 shall be effective unless and until the terminating party gives written notice of such termination to the other parties.

                  (b) Failure to Notify. If the Closing shall not actually occur on any date on which the Closing is scheduled to occur (the "Scheduled Closing Date") (other than by reason of your failure to purchase Debentures duly tendered), and the Company shall have failed to notify Coudert Brothers prior to 12:00 p.m., New York City time, on such Scheduled Closing Date that such Closing has been postponed, the Company shall pay to each Purchaser by wire transfer of immediately available funds to the bank account designated by such Purchaser (if such Purchaser incurs any loss of funds or administrative costs, as compensation for such loss of funds and administrative costs) an amount equal to interest on the aggregate purchase price for the Debentures to have been purchased by such Purchaser on such Scheduled Closing Date, at the effective rate of interest equal to eight and three-quarters percent (8 3/4%) per annum, less the overnight Federal funds rate, for each day from and including such Scheduled Closing Date to and including the earlier of the date on which such Closing actually occurs or the date on which the amount to be paid by such Purchaser as the purchase price of such Debentures is available to such Purchaser for reinvestment, provided, that the Company shall pay to such Purchaser in any case not less than one day's interest at such specified rate.

         5. Representations, Warranties and Agreements of the Company and ONS. Each of ONS and the Company represents, warrants and agrees as follows:

                  5.1. Incorporation, Standing, etc. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own and operate its properties, to carry on its business as now conducted and as presently proposed to be conducted, to enter into this Agreement, to issue and sell the Debentures, to issue the Conversion Shares and the Interest Shares and to carry out the terms of this Agreement and the Debentures. The Company has, by all necessary corporate action, duly authorized the execution and delivery of this Agreement and of the Debentures and the performance of its obligations hereunder and under the Debentures (including, without limitation, the issuance and sale of the Debentures and the issuance of the Conversion Shares and the Interest Shares).

                  5.2.      Capital Stock.

                  (a) As of January 10, 1997, the authorized capital stock of ONS consists of 40,000,000 shares of common stock, par value $0.01 per share ("ONS Common Stock"), and 1,000,000 shares of preferred stock, par value $0.01 per share ("ONS Preferred Stock"), of which 10,985,150 shares of ONS Common Stock, 13,871 shares of ONS Series A 8% Cumulative Redeemable Convertible Preferred Stock ("ONS Series A Preferred Stock") and 4,298 shares of ONS Series B 8% Cumulative Redeemable Convertible Preferred Stock ("ONS Series B Preferred Stock") are duly authorized and validly issued and outstanding, fully paid and nonassessable. ONS has no other class of stock authorized or outstanding. Options and warrants to purchase 947,330 shares of ONS Common Stock are outstanding as of January 10, 1997, and when such options and warrants are exercised and the prescribed exercise price paid, the shares of ONS Common Stock issued with respect to such options and warrants will be duly authorized, validly issued, fully paid and nonassessable. Options to purchase 350,666 shares of ONS Preferred Stock, the terms of which are to be substantially identical to the ONS Series A Preferred Stock and the ONS Series B Preferred Stock other than the conversion price, are outstanding as of January 10, 1997. Except as set forth above, or in the certificates of designations of the ONS Series A Preferred Stock and ONS Series B Preferred Stock and related investment agreements, as of January 10, 1997 there are no existing options, warrants or rights to purchase or otherwise acquire from ONS Capital Stock of ONS of any class, no outstanding securities of ONS that are convertible into shares of Capital Stock of ONS of any class, and no options, warrants or rights to purchase from ONS any such convertible securities, and ONS has no outstanding contractual or other obligation to repurchase, redeem or otherwise acquire any outstanding shares of its Capital Stock.

                  (b) ONS and the Company agree that prior to the Closing Date there will be no material increase or decrease in the number of outstanding shares of any class of Capital Stock of either ONS or the Company, or in the number of (or terms of) any options, warrants, or other rights to acquire any shares of any class of Capital Stock of either ONS or the Company except in connection with a proposed sale of ONS Common Stock or Common Stock previously disclosed to you, or as specifically contemplated by the Registration Statement and the Senior Notes Term Sheet.

                  5.3. Subsidiaries. Attached hereto as Exhibit D is a complete and correct list of the Subsidiaries of the Company and ONS, which Exhibit D correctly sets forth as to each Subsidiary as of January 31, 1997 (a) its name,
(b) the jurisdiction of its organization and the jurisdictions, if any, in which it is qualified as a foreign corporation or foreign partnership and (c) the percentage of its issued and outstanding shares of common stock, shares of beneficial interest or general and limited partnership interests owned by the Company, ONS or another Subsidiary. Each corporate Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and each limited partnership Subsidiary is duly formed, validly existing and in good standing under the laws of its jurisdiction of organization. Each Subsidiary has all requisite power and authority to own and operate its properties and to carry on its business as now conducted and as presently proposed to be conducted. All the outstanding equity interests or partnership interests of, or shares of capital stock of, or shares of beneficial interest in, each Subsidiary are duly authorized, validly issued, fully paid and nonassessable, and all such equity interests, partnership interests or shares indicated in Exhibit D as owned by the Company, ONS or by another Subsidiary are so owned beneficially and of record by the Company or such other Subsidiary, free and clear, except as described in the Registration Statement, of any Lien. Upon the completion of the Merger Transaction, Exhibit D shall be amended to include ONS as a Wholly Owned Subsidiary of the Company.

                  5.4. Qualification. The Company and ONS are, and each of the

Subsidiaries listed on Exhibit D is, duly qualified and in good standing as a foreign corporation or partnership authorized to do business in the jurisdictions indicated with respect to it in Exhibit D. Failure of the Company, ONS or any of their respective Subsidiaries to so qualify in any other jurisdiction would not, in any case or in the aggregate, have a Material Adverse Effect.

                  5.5. Business; Financial Statements. The Company has delivered to you complete and correct copies of (a) the annual report to stockholders of ONS for the fiscal year ended December 31, 1995 (the "Annual Report"), (b) the annual report to the Commission of ONS on Form 10-K for the fiscal year ended December 31, 1995 (the "10-K") and (c) the report to the Commission on ONS for the fiscal quarter ended September 30, 1996 (the "10-Q"). The Annual Report and the 10-K correctly describe, as of their respective dates, the business then conducted by ONS and its Subsidiaries and proposed to be conducted by the Company, ONS and the Subsidiaries. The 10-K includes the consolidated financial statements of ONS and the Subsidiaries for each of the fiscal years ended December 31, 1994 and 1995 accompanied by the report thereon of Ernst & Young LLP, certified public accountants. All of said financial statements (including in each case the related schedules and notes) fairly present in all material respects the consolidated financial position of ONS and the Subsidiaries as of the respective dates specified in the 10-K and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto and subject in the case of unaudited financial statements to normal recurring audit adjustments.

                  5.6. Solvency. ONS and its Subsidiaries, considered as one enterprise, are Solvent and immediately after the Closing Date, the Company and its Subsidiaries, considered as one enterprise, will be Solvent.

                  5.7. Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by each of the Company and ONS.

                  5.8. Authorization of Common Stock. Upon issuance and delivery of the Debentures in accordance with this Agreement, the Debentures will be convertible at the option of the holders thereof for shares of Common Stock in accordance with the terms of the Debentures and this Agreement; the Conversion Shares and the Interest Shares have been duly and validly authorized and reserved for issuance upon payment of interest and upon conversion by all necessary corporate action of the Company, and such shares, when issued upon such conversion or as a payment of interest in accordance with the terms of the Debentures and this Agreement, will be duly and validly issued and will be fully paid and non-assessable; no holder of such shares will be subject to personal liability solely by reason of being such a holder; and the issuance of such shares upon conversion or as a payment of interest in accordance with the terms of the Debentures and this Agreement will not be subject to the preemptive or other similar rights of any security holder of the Company arising by operation of law, or under the Certificate of Incorporation or bylaws of the Company or under any agreement to which the Company is a party or by which the Company is bound.

                  5.9. Absence of Defaults and Conflicts. None of the Company, ONS or any of their respective Subsidiaries are in violation of their respective certificates of incorporation, bylaws or other charter documents or is in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which any of them is a party or by which any of them may be bound, or to which any of the property or assets of the Company, ONS or any of their Subsidiaries is subject (collectively, "Agreements and Instruments") except for such defaults that would not result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement and any other Agreement or Instrument entered into or issued or to be entered into or issued by the Company, ONS or any of their respective Subsidiaries in connection with the transactions contemplated hereby or thereby, and the consummation of the transactions contemplated herein or therein (including the issuance and sale of the Debentures, the use of the proceeds from the sale of the Debentures and the issuance of the Conversion Shares and Interest Shares) and compliance by the Company with its obligations hereunder and thereunder, have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company, ONS or any of their respective Subsidiaries pursuant to the Agreements and Instruments, except for such conflicts, breaches, defaults, Repayment Events or liens, charges or encumbrances that would not result in a Material Adverse Effect, nor will such action result in any violation of the provisions of the Certificate of Incorporation, bylaws or other charter documents of the Company, ONS or any of their respective Subsidiaries or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company, ONS or any of their respective Subsidiaries or any of their assets or properties, except for such violations of law, statutes, rules, regulations, judgments, orders, writs or decrees that would not result in a Material Adverse Effect. As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any Person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company, ONS or any of the Subsidiaries.

                  5.10. Absence of Labor Dispute. No labor dispute with the employees of the Company, ONS or any of the Subsidiaries exists or, to the best of the Company's knowledge, is threatened and the Company has not received notice of any existing or threatened labor disturbance by the employees of any of the principal suppliers, manufacturers, customers or contractors of the Company, ONS or any of their respective Subsidiaries, which, in either case, may reasonably be expected to result in a Material Adverse Effect.

                  5.11. Absence of Proceedings. There is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending or, to the best of the Company's knowledge, threatened, against or affecting the Company, ONS or any of their respective Subsidiaries or any of their respective officers or directors in their capacity as such or any of their respective property or assets, that is required to be disclosed in the Registration Statement (other than as disclosed therein), or which might reasonably be expected to result in any Material Adverse Effect, or which might reasonably be expected to have a Material Adverse Effect on the properties or assets thereof or the consummation of the Financing Transaction, the transactions contemplated by this Agreement or the transactions contemplated in the Registration Statement, or the performance by the Company, ONS or any of their respective Subsidiaries of any obligation hereunder or thereunder; the aggregate of all pending legal or governmental proceedings to which the Company, ONS or any of their respective Subsidiaries is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect. Without limiting the foregoing, except as otherwise set forth in the Registration Statement and in Schedule II hereto, there are no legal or governmental proceedings, including rulemaking proceedings of general applicability in the industry or industries in which the Company, ONS or any of their Subsidiaries operate, by or before the Federal Communications Commission (the "FCC"), any state public utility commission or similar state governmental agency ("PUC") or any international body formed by treaty that is responsible for coordinating and registering orbital slots to satellites, including but not limited to, the International Telecommunication Union ("ITU"), now pending or, to the Company's best knowledge, threatened or contemplated, which in each case might reasonably be expected to result in any Material Adverse Effect. In addition, all applications, reports and other filings required to be filed through the Execution Date with the FCC, the PUC, the ITU or any other governmental or international authority, have been duly and timely filed and all such applications, reports and other filings required to be filed by the Closing Date will have been filed prior to the Closing Date.

                  5.12. Possession of Licenses and Permits. The Company, ONS and the Subsidiaries possess such permits, certificates, licenses, approvals, consents, orders and other authorizations (collectively, "Governmental Licenses") issued by the appropriate Federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them, except for such permits, certificates, licenses, approvals, consents, orders and other authorizations the absence of which would not have a Material Adverse Effect; the Company, ONS and their respective Subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, individually or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect; and none of the Company, ONS or any of their respective Subsidiaries has received any notice of proceedings relating to the revocation, withdrawal, cancellation, modification, suspension or non-renewal of any such Governmental Licenses which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

                  5.13. Environmental Laws. None of the Company, ONS or any of their respective Subsidiaries is in violation of any Federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, "Hazardous Materials") or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, "Environmental Laws"), except for such violations as would not, individually or in the aggregate, result in a Material Adverse Effect. None of the Company, ONS or any of their respective Subsidiaries has received any notice from any governmental authority or third party of an asserted claim under any Environmental Law. The Company, ONS and their respective Subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, except for such permits, authorizations and approvals the absence of which would not, individually or in the aggregate, result in a Material Adverse Effect. There are no pending or, to the Company's knowledge, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company, ONS or any of their respective Subsidiaries, except for such actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings which if decided adversely to the Company, ONS or any of their respective Subsidiaries would not, individually or in the aggregate, result in a Material Adverse Effect. To the best of the Company's knowledge, there are no events or circumstances that might reasonably be expected to form the basis of any order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company, ONS or any of their respective Subsidiaries relating to any Hazardous Materials or the violation of any Environmental Laws.

                  5.14. No Violations of Laws. None of the Company, ONS or any of their respective Subsidiaries has violated any foreign, Federal or state law relating to the discrimination in the hiring, promotion or pay of employees nor any applicable Federal or state wages and hours laws nor any other Federal or State law concerning the conditions or the terms of employment of employees by an employer, nor any provisions of ERISA or the rules and regulations promulgated thereunder nor any provisions of the U.S. Communications Act of 1934, as amended, nor the rules or regulations promulgated thereunder, nor any applicable state law or regulation concerning intra-state telecommunications nor any foreign law or regulation concerning international communications (such state and foreign laws and regulations, along with the U.S. Communications Act of 1934, as amended, and the regulations thereunder being referred to herein as the "Communications Laws"), except for such violations as, individually or in the aggregate, will not have a Material Adverse Effect.

                  5.15. Internal Accounting Controls. The books, records and accounts of the Company, ONS and their respective Subsidiaries accurately and fairly reflect, in all material respects, in reasonable detail, the transactions in and dispositions of the assets of the Company, ONS and their respective Subsidiaries. The Company, ONS and each of their respective Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded amount for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                  5.16. Tax Returns and Payments. The Company, ONS and each of their respective Subsidiaries have filed all income tax returns required by law to be filed by them and have paid all taxes shown to be due and payable on such returns and all other taxes, assessments, fees and other governmental charges levied upon them and their respective properties, assets, income and franchises which are due and payable, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (i) the amount of which is not individually or in the aggregate Material or (ii) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Company, ONS or any of their respective Subsidiaries, as the case may be, has established adequate reserves in accordance with

GAAP. The charges, accruals and reserves on the books of the Company, ONS and any of their respective Subsidiaries in respect of Federal, state and foreign income taxes for all fiscal periods are adequate in the reasonable opinion of the Company and, to the best of the Company's knowledge, there are no additional assessments for such periods or any basis therefor.

                  5.17. Indebtedness. None of the Company, ONS or any of their respective Subsidiaries is in default and no waiver of default is currently in effect, in the payment of any principal, interest or premium on any Indebtedness of the Company, ONS or any such Subsidiary and no event or condition exists with respect to any Indebtedness of the Company, ONS or any such Subsidiary the outstanding principal amount of which exceeds $1,000,000 that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

                  5.18. Title to Properties; Liens. The Company, ONS and their respective Subsidiaries each have good and marketable title to all of their respective properties and assets, including such properties and assets which are reflected in the financial statements as at December 31, 1995 referred to in
Section 5.5 (except for such properties and assets disposed of since such date in the ordinary course of business and except as set forth in the Registration Statement), free and clear of all Liens except as set forth in the Registration Statement, except for minor imperfections of title and encumbrances, if any, which do not materially impair the use thereof in the operation of the business of the Company, ONS or any of their respective Subsidiaries and except for Permitted Liens.

                  5.19. Patents, Trademarks, Authorizations, etc. The Company, ONS and their respective Subsidiaries own, possess or have the right to use (without any known conflict with the rights of others) all patents, trademarks, service marks, trade names, copyrights, licenses and authorizations which are necessary to the conduct of their respective businesses as conducted on the date hereof and which the failure to own, possess or have the right to use might result in a Material Adverse Effect.

                  5.20. Governmental Consents; Exercise of Voting Rights, etc.
(a) None of the nature of the Company, ONS or of any of their respective Subsidiaries, nor any of their respective businesses or properties, nor any relationship between the Company, ONS or any such Subsidiary and any other Person, nor any circumstance in connection with the offer, issue, sale or delivery of the Debentures, is such as to require any consent, approval or authorization of, or any notice to, of filing, registration or qualification with, any court or administrative or governmental body by or on behalf of the Company, ONS or any Subsidiary in connection with the execution and delivery of this Agreement or the offer, issue, sale or delivery of the Debentures, the Interest Shares and the Conversion Shares or fulfillment of, or compliance with, the terms and provisions of this Agreement or of the Debentures, except for (1) filings of reports pursuant to Section 13 or 15(d) of the Exchange Act, (2) filings under state securities or Blue Sky laws, (3) filings under the HSR Act.

         (b) No Applicable Law and no provision of the certificate of incorporation, bylaws or other governing documents of the Company, ONS or any of their respective Subsidiaries is such as to require or would give rise to any limitation of any type on your right to vote (or consent with respect to) any securities of ONS or the Company owned by you as of the Execution Date or that will be owned by you as a result of (A) the Merger Transaction, (B) consummation of the transactions contemplated by the Exchange Agreement or (C) the Closing under this Agreement (including any Conversion Shares or Interest Shares received hereunder).

                  5.21. Offer of Debentures. Neither ONS nor the Company has either directly or indirectly or through an agent directly or indirectly offered the Debentures or any part thereof or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, anyone other than you. None of ONS, the Company nor anyone authorized or employed to act on its behalf of either of them has taken or will take any action which would subject the issuance and sale of the Debentures to the provisions of Section 5 of the Securities Act or to the registration or qualification requirements of any securities or Blue Sky law of any applicable jurisdiction.

                  5.22. Federal Reserve Regulations. Neither the Company nor any of its Subsidiaries will, directly or indirectly, use any of the proceeds of the sale of the Debentures for the purpose of purchasing or carrying any "margin security" within the meaning of Regulation G of the Board of Governors of the Federal Reserve System (12, C.F.R. 207, as amended), or any "security that is publicly-held" within the meaning of Regulation T of such Board (12 C.F.R. 220, as amended), or otherwise take or permit to be taken any action which would involve a violation of such Regulation G or Regulation T or Regulation X (12 C.F.R. 224, as amended) or any other regulation of such Board. No Indebtedness being reduced or retired out of the proceeds of the sale of the Debentures, if any, was incurred for the purpose of purchasing or carrying any "margin security" within the meaning of such Regulation G or any "security that is publicly-held" within the meaning of such Regulation T. None of the Company, ONS or any of their Subsidiaries owns or has any present intention of acquiring directly or indirectly any such margin security or any such security that is publicly-held.

                  5.23. Investment Company Act. The Company is not, and upon the issuance and sale of the Debentures as herein contemplated and the application of the net proceeds therefrom will not be, an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended (the "Investment Company Act"), nor is the Company an "open-ended investment trust," "unit investment trust" or "face-amount certificate company" that is or is required to be registered under
Section 8 of the Investment Company Act.

                  5.24. Public Utility Holding Company Act. The Company is not a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," as such terms are defined in the Public Utility Holding Company Act of

1935, as amended.

                  5.25. Compliance with ERISA. (a) The Company, ONS and each ERISA Affiliate have operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and could not reasonably be expected have in a Material Adverse Effect. None of the Company, ONS or any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in Section 3 of ERISA), and no event, transaction or condition has occurred or exists that could reasonably be expected to result in the incurrence of any such liability by the Company, ONS or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of the Company, ONS or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to such penalty or excise tax provisions or to Section 401(a)(29) or 412 of the Code, other than such liabilities or Liens as would not be individually or in the aggregate Material.

                  (b) The present value of the aggregate benefit liabilities under each of the Plans (other than Multiemployer Plans), determined as of the end of such Plan's most recently ended plan year on the basis of the actuarial assumptions specified for funding purposes in such Plan's most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such Plan allocable to such benefit liabilities. The term "benefit liabilities" has the meaning specified in Section 4001 of ERISA and the terms "current value" and "present value" have the meaning specified in Section 3 of ERISA.

                  (c) The Company, ONS and the ERISA Affiliates have not incurred withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under Section 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate are Material.

                  (d) The execution and delivery of this Agreement and the issuance and sale of the Debentures hereunder will not involve any transaction that is subject to the prohibitions of Section 406 of ERISA or in connection with which a tax could be imposed pursuant to Section 4975(c)(1)(A)-(D) of the Code. The representation by the Company and ONS in the first sentence of this
Section 5.25(d) is made in reliance upon and subject to (i) the accuracy of the representation in Section 6.2 by each Purchaser as to the sources of the funds to be used to pay the purchase price of the Debentures to be purchased by such Purchaser and (ii) the assumption, made solely for the purpose of making such representation, that Department of Labor Interpretive Bulletin 75-2 with respect to prohibited transactions remains valid in the circumstances of the transactions contemplated herein.

                  5.26. Disclosure. The Registration Statement, including the financial statements included therein and any document incorporated therein by reference, complies or will comply as to form with all applicable provisions of the Securities Act in all material respects. As of its effective date, the Registration Statement does not or will not contain any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements contained therein not misleading. This Agreement and the other documents certificates, instruments or reports delivered to you under this Agreement, taken as a whole, do not contain any untrue statements of material facts or omit to state material facts necessary in order to make the statements contained herein or therein, in the light of the circumstances under which they were made, not misleading. There is no fact known to either ONS or the Company which has had a Material Adverse Effect through the Execution Date or in the future (so far as the Company and ONS can now reasonably foresee and excluding the effect of general economic and industry conditions) may have a Material Adverse Effect which has not been or will not be set forth or reflected in the Registration Statement. The representations contained in this Section 5.26 shall also apply to any amendments to the Registration Statement and to the registration statement declared effective by the Commission with respect to the Financing Transaction and to any amendments to any such registration statement.

                  5.27. HSR Act Filings. The Company hereby agrees to promptly make such filings or other submissions under the HSR Act as may be required with respect to the conversion of any Debenture, the payment of any Interest Shares or with respect to the redemption or repurchase of any Debenture or in connection with any Mandatory Sale of Underlying Shares. The Company hereby agrees to use its best efforts to respond to requests for additional information relating to such filings or submissions. Exercise by the Company of its rights under Section 11 of this Agreement or otherwise hereunder shall be subject to compliance with the HSR Act as applicable.

                  5.28. Certificate of Incorporation (a) The Company hereby agrees that, notwithstanding its rights under its Certificate of Incorporation, it shall not exercise whatever rights it may have under Article Tenth of its Certificate of Incorporation (as presently in effect and as the same may be amended, supplemented or otherwise changed, "Article Tenth"), to redeem (i) any Debentures, (ii) any Conversion Shares, (iii) any Interest Shares, (iv) any share of Series C Preferred Stock, (v) any securities received as stock dividends or redemption payments on any share of Series C Preferred Stock pursuant to the Certificate of Designations, Rights and Preferences with respect to the Series C Preferred Stock (the "Series C Designation") or (vi) any securities received upon any conversion of any share of Series C Preferred Stock (collectively, the "Subject Securities") held by you unless (x) you shall have received a copy of an opinion addressed to the Company, reasonably acceptable to you, of Verner, Liipfert, Bernard, McPherson and Hand Chartered or other U.S. regulatory counsel reasonably acceptable to you, to the effect that such redemption is necessary to prevent a loss or secure reinstatement of a franchise of the type specified in Article Tenth and (y) you have received an Officers' Certificate to the effect that such loss or failure to secure such reinstatement would have a Material Adverse Effect. The Company agrees to exercise its right of redemption only to the minimum extent necessary to avoid such loss or to secure such reinstatement. The Company shall pay the redemption price under Article Tenth all in cash or, to the extent permitted under Article Tenth and if another form of consideration is provided with respect to redemptions under this Agreement or the Series C Designation, as applicable, in such other form. The Company presently has no knowledge of any grounds for requiring any redemption under Article Tenth with respect to you.

                  (b) If the Company shall have exercised its right of redemption pursuant to Article Tenth with respect to any Subject Securities that, immediately prior to such redemption, were held by you, in addition to having paid you the redemption price under Article Tenth, it shall and hereby agrees to pay you thereupon, solely and specifically in consideration of your having entered into this Agreement, the positive difference, if any, of (i) the highest dollar value (adding cash and the value of any securities received) you would have received with respect to the Subject Securities had they been redeemed under applicable provisions of this Agreement or the Series C Designation, as the case may be, as at the date they were instead redeemed under Article Tenth less (ii) the dollar value (adding cash and the value of any securities received) actually received by you as a result of any redemption pursuant to Article Tenth. For purposes of this Section 5.28, the "value of any securities received" shall be equal to the "Closing Price" of such securities as "Closing Price" is defined in Article Tenth. The payment to be received by you under and pursuant to this Section 5.28(b) with respect to any Subject Securities that have been redeemed under Article Tenth will be either (i) all in cash or (ii) otherwise in the form provided with respect to redemptions under this Agreement or the Series C Designation, as applicable, for the Subject Securities redeemed. Notwithstanding anything in this Agreement to the contrary, the provisions of this Section 5.28 shall survive until the first date after the Closing Date as of which you do not own any Subject Security.

         6.       Representations, Warranties and Agreements of Purchasers.

                  6.1. Investment Representations. Each Purchaser represents and warrants (for itself and not the other Purchaser) that it is purchasing the Debentures for its own account for investment and not with a view to the resale or distribution of the Debentures or any part thereof or any Conversion Shares or Interest Shares, and that such Purchaser has no present intention of distributing any of the same; provided, however, that the disposition of such Purchaser's property shall at all times be within such Purchaser's control. Each Purchaser understands that the Debentures have not been registered under the Securities Act, and that upon issuance the Conversion Shares and the Interest Shares will not be registered under the Securities Act, and that the Debentures, the Conversion Shares and the Interest Shares may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available.


                  6.2. ERISA. Each Purchaser represents (for itself and not the other Purchaser) that it is not acquiring the Debentures or any interest therein with assets allocated to any separate account maintained by it in which any employee benefit plan (or its related trust) has any interest. As used in this
Section 6.2, "separate account" and "employee benefit plan" shall have the respective meanings assigned thereto in Section 3 of ERISA.

                  6.3. HSR Act Filings. You hereby agree to promptly make such filings or other submissions under the HSR Act as may be required with respect to the conversion of any Debenture, the receipt of any Interest Shares or with respect to the redemption or repurchase of any Debenture or in connection with any Mandatory Sale of Underlying Shares. You hereby agree to use your best efforts to respond to requests for additional information relating to such filings or submissions. Exercise by you of your rights under Section 11 of this Agreement or otherwise hereunder shall be subject to compliance with the HSR Act as applicable.

         7.       Accounting; Financial Statements; Other Information.

                  7.1. Accounting; Financial Statements and Other Information. The Company will maintain, and will cause each of its Subsidiaries to maintain, a system of accounting established and administered in accordance with GAAP. The Company will deliver (in duplicate) to you, so long as you shall hold any
Debentures:

                            (a) as soon as practicable, and, in any case, within ninety (90) days after the close of each fiscal year, two (2) copies of the consolidated balance sheet of the Company and its Subsidiaries setting forth their consolidated financial condition as at the end of such fiscal year, together with consolidated statements of income, stockholders' equity and cash flows of the Company and its Subsidiaries for such fiscal year, all in reasonable detail, such consolidated balance sheet and statements of income, stockholders' equity and cash flows to be accompanied by an opinion with respect thereto of independent public accountants of recognized national standing, who may be the present regular auditors of the books of the Company, which opinion (i) shall state that such financial statements present fairly the consolidated financial position and the consolidated results of operations and cash flows of the Company, in conformity with GAAP applied on a consistent basis during the period (except for changes in application in which such accountants concur), and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards and, accordingly, included such tests of the accounting records and such other auditing procedures as were considered necessary in the circumstances, or (ii) shall, using appropriate language that at the time shall have been adopted by the American Institute of Certified Public Accountants and generally employed by the accounting profession, certify in substance that such financial statements present fairly the consolidated financial position and the consolidated results of operations and cash flows of the Company, in conformity with GAAP applied on a consistent basis during the period (except for changes in application in which such accountants concur), and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and, accordingly, included such tests of the accounting records and such other auditing procedures as were considered necessary in the circumstances; provided that, the delivery within the time period specified above (or, if later, within five (5) days of timely filing with the Commission) of the Company's Annual Report on Form 10-K (together with the Company's annual report to shareholders, if any, prepared pursuant to Rule 14a-3 under the Exchange Act) for any fiscal year prepared in compliance with the requirements therefor and filed with the Commission shall be deemed to satisfy the requirements of this
         Section 7.1(a) for such fiscal year;

                            (b) as soon as practicable and, in any case, within sixty (60) days after the end of the first, second and third quarterly accounting periods in each fiscal year, an unaudited consolidated balance sheet of the Company and its Subsidiaries as at the end of such accounting period, and unaudited consolidated statements of income, stockholders' equity and cash flows of the Company and its Subsidiaries for such period and for the fiscal year to date, setting forth in each case in comparative form the figures for the corresponding periods a year earlier, all in reasonable detail, prepared and certified by the Treasurer or the Controller or any Vice President of the Company as presenting fairly such financial condition and results of operations, subject to changes resulting from year-end audit adjustments; provided that, delivery within the time period specified above (or, if later, within five (5) days of timely filing with the Commission) of copies of the Company's Quarterly Report on Form 10-Q for any quarterly accounting period prepared in compliance with the requirements thereof and filed with the Commission shall be deemed to satisfy the requirements of this Section 7.1(b) for such quarterly accounting period;

                            (c) promptly after the submission thereof to the Company, copies of all communications prepared by independent accountants regarding matters of material weakness of internal accounting controls submitted to the Company's senior management, its Board of Directors or the audit committee of its Board of Directors, as contemplated by American Institute of Certified Public Accountants Statement of Auditing Standards No. 60;


                            (d) promptly upon distribution thereof, copies of all such financial or other statements, including proxy statements and reports, as the Company shall send to the holders of its Common Stock or the holders of the Senior Notes;

                            (e) promptly after filing thereof, copies of all regular and periodic reports and registration statements which the Company may file with the Commission, other than registration statements on Form S-8;

                            (f) promptly upon receipt thereof, copies of any notices received from any administrative official or agency relating to any order, ruling, statute or other law or information which might have or cause a Material Adverse Effect; and

                            (g) promptly upon request therefor, such information as to the business and properties of the Company as you may from time to time reasonably request.

Notwithstanding any other provision of this Section 7.1, the Company will be required to deliver to BAe and Matra only, and not to any other holder of Debentures, the materials specified in paragraphs (a), (b), (c), (f) and (g). The Company will deliver (in duplicate) to each holder of Debentures (other than BAe and Matra) the materials specified in paragraphs (d) and (e).

                  7.2. Company Certificate. Each set of financial statements delivered pursuant to Section 7.1(a) or Section 7.1(b) will be accompanied by a certificate, signed by one of the Responsible Officers, stating that a review of the affairs and activities of the Company during the applicable period has been made by authorized employees of the Company and that, to the knowledge and belief of such officer, there did not exist at any time during such period any condition or event which constitutes an Event of Default under any of the provisions of this Agreement or the Debentures; provided, however, that if to the knowledge of such officer any such Event of Default shall have occurred, such certificate shall so specify and shall state whether such Event of Default has been cured or is continuing and, if continuing, what steps the Company proposes to take to cure such Event of Default and the time necessary to cure such Event of Default.

                  7.3. Accountant's Certificate. Each set of annual financial statements delivered pursuant to Section 7.1(a) will be accompanied by a report of the independent public accountants who have certified or reported on such financial statements, stating that in making their examination necessary to express an opinion on such financial statements, such accountants have obtained no knowledge of any condition or event which constitutes an Event of Default or a Potential Event of Default or, if such accountants have any such knowledge that any such condition or event then exists, specifying the nature and period of existence thereof. Each such report may in addition state that such examination was not directed primarily toward obtaining knowledge of any such condition or event referred to in the preceding sentence.

         8.       Inspection.

                            (a) Pre-Closing Access. From the Execution Date through the Closing Date, the Company and ONS shall each: (i) upon reasonable prior notice, permit each Purchaser and its authorized representatives, counsel, accountants and agents to have reasonable access to its properties, records and documents, and (ii) furnish to each Purchaser and its authorized representatives, counsel, accountants and agents such financial records and other documents with respect to the Company, ONS or any Subsidiary as such Purchaser may reasonably request; provided, however, that in no event shall the Company be obligated to comply with any of the foregoing if such compliance will give any Person access to any information which the Company, ONS or any Subsidiary is required by contract or otherwise to keep confidential; and provided, further, that with respect to such confidential information, the Company or ONS shall, at its expense, upon a Purchaser's specific request, use its best efforts to seek the consent of such Persons as may be necessary to permit the requesting party access to such information without violating the confidential nature thereof.

                            (b) Post-Closing Access. While you hold any
         Debentures, your representative or representatives may visit and inspect any of the properties of the Company or any of its Subsidiaries as follows:

                                    (i) No Default. If no Potential Event of
                  Default or Event of Default exists, then at your expense and upon reasonable prior notice to the Company, you may visit the principal executive offices of the Company to discuss the affairs, finances and accounts of the Company and its Subsidiaries with the Company's officers, and, with the consent of the Company (which consent will not be unreasonably withheld), visit the other offices and properties of the Company and each Subsidiary, all at such reasonable times and as often as may be reasonably requested in writing; and

                                    (ii) Default. If a Potential Event of
                  Default or Event of Default exists, then at the expense of the Company you may visit and inspect any of the offices or properties of the Company or any Subsidiary to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision the Company authorizes said accountants to discuss the affairs, finances and accounts of the Company and its Subsidiaries), all at such reasonable times and as often as may be requested.

The rights set forth in this Section 8(b) are granted to BAe and Matra only and not to any other holders of Debentures.

         9. Confidential Treatment. You agree that any information concerning the Company, ONS or any of their respective Subsidiaries obtained by you under the provisions of Section 7 or 8 or which was furnished to you in connection with the negotiation of the transactions contemplated hereby and which in any case is not contained in a report or other document filed with the Commission (and which is not afforded confidential treatment by the Commission or such other agency), distributed by ONS and, after consummation of the Merger Transaction, by the Company to its public stockholders or otherwise available to the public generally and which is or was designated by the Company in writing as confidential, will, to the extent permitted by law or legal process, be treated confidentially by you and will not be distributed or otherwise made available by you to any Person, other than your employees or your authorized agents or representatives; provided, however, that you may provide any such information to any governmental agency or other Person to which you are required by law or legal process to provide such information.

         10. ERISA. The Company will deliver (in duplicate) to you, so long as you shall hold any Debenture, and to each other holder of the outstanding Debentures, promptly, and in any event within five (5) days after a Responsible Officer becoming aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that the Company or an ERISA Affiliate proposes to take with respect thereto:

                                    (i) with respect to any Plan, any reportable
                  event, as defined in Section 4043(b) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect on the date hereof; or

                                    (ii) the taking by the PBGC of steps to
                  institute, or the threatening by the PBGC of the institution of, proceedings under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer

                  Plan; or

                                    (iii) any event, transaction or condition
                  that could result in the incurrence of any liability by the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, would reasonably be expected to have a Material Adverse Effect.

         11.      Redemption of Debentures; Repurchase Rights; Mandatory Sales.

                  11.1. Right of Redemption. Any redemption or repurchase of the Debentures at the election of the Company or otherwise, as permitted or required by any provision of the Debentures or this Agreement, shall be made in accordance with such provision and this Section 11.

                  11.2. Company Right of Redemption. Subject to Section 11.5, the Company may, at any time other than during a Change of Control Period, redeem all or part of the Debentures, subject to satisfaction of the following conditions:

                            (a) The Company shall give a notice of redemption to each holder in the manner provided in Section 23 not less than fifteen
         (15) nor, subject to Section 11.5(a), more than sixty (60) days prior to the applicable Redemption Date. Such notice shall disclose the proposed source of funds for the redemption (e.g. private placement, working capital, public offering).

                            (b) The amount to be redeemed must be (i) at least $5,000,000, in principal amount of Debentures and (ii) at least twenty-five percent (25%) of the then Outstanding Debentures (unless the principal amount of then Outstanding Debentures is less than $5,000,000, in which case the amount to be redeemed shall be such principal amount). In the event that less than all of the then Outstanding Debentures are to be redeemed, the Company shall redeem Debentures pro rata from each holder of Debentures based upon the respective principal amounts of the Debentures outstanding on the date of redemption.

                            (c) The Company shall pay the applicable Redemption Price to each holder of Debentures on the Redemption Date, in cash, in immediately available funds. With respect to each holder of Debentures, the Redemption Price shall be determined by multiplying (A) the sum of
         (i) the number of Conversion Shares such holder would receive on the Redemption Date with respect to the Debentures to be redeemed if such Debentures were to be converted in accordance with the provisions of
         Section 15 hereof and (ii) the number of Interest Shares representing the accrued but unpaid interest on the Debentures to be redeemed, as of the Redemption Date, by (B) the greater of (x) the average of the daily Closing Prices per share of Common Stock for the twenty (20) Trading Days immediately preceding the Redemption Date or (y) $17.50.

                  11.3. Redemption and Repurchase Rights upon Change of Control
                        Event.

                            (a) During any Change of Control Period either the Company (subject to Section 11.5) or any holder of Debentures may give notice to the other pursuant to which the Company shall be required to purchase all (but not less than all) of the Debentures (if the notice is given by the Company) or all of the Debentures held by a holder (if the notice is given by such holder) in accordance with the provisions of this Section 11.3. The Company shall give notice in accordance with
         Section 23 to each holder of Debentures, within five (5) Business Days of the commencement of a Change of Control Period.

                            (b) Notice of a redemption by the Company or the exercise of a repurchase right by any holder of Debentures pursuant to this Section 11.3 may be given (in the manner provided in Section 23) at any time during the Change of Control Period. The repurchase date (the "Repurchase Date") for any redemption or repurchase under this
         Section 11.3 shall be a Business Day specified in the notice that is not less than fifteen (15) nor, subject to Section 11.5(a), more than sixty (60) days from the date notice is given. Any notice given by the Company under this Section 11.3 shall disclose the proposed source of funds for the Company's redemption (e.g. private placement, working capital, public offering).

                            (c) The Company shall pay the applicable Repurchase Price to each holder of Debentures from whom Debentures are to be redeemed or repurchased on the Repurchase Date, in cash, in immediately available funds. With respect to each holder of Debentures from whom Debentures are to be redeemed or repurchased pursuant to this Section 11.3, the repurchase price (the "Repurchase Price") shall be determined by multiplying (A) the sum of (i) the number of Conversion Shares such holder would receive on the Repurchase Date with respect to the Debentures to be repurchased if such Debentures were to be converted in accordance with the provisions of Section 15 hereof and (ii) the number of Interest Shares representing the accrued but unpaid interest on the Debentures to be repurchased as of the Repurchase Date by (B) the greatest of: (x) the average of the daily Closing Prices per share of Common Stock for the twenty (20) Trading Days immediately preceding the Repurchase Date, (y) $17.50, or (z) the price per share paid for the Common Stock (whether in assets, cash, securities or any combination thereof) in the Change of Control transaction to public holders of the Common Stock generally.

                  11.4. Mandatory Sale. Subject to Section 11.5, the Company may require each holder of Debentures to sell (a "Mandatory Sale") all or subject to paragraph (b) below, a part of the Conversion Shares and Interest Shares such holder would be entitled to receive if such holder converted, as of the Mandatory Sale Date, all of the Debentures owned by such holder on the date such holder receives the notice specified in paragraph (a) below (the "Underlying Shares") provided all of the following terms and conditions are met:

                            (a) The Company shall give a notice of the Mandatory Sale in the manner provided in Section 23 not less than fifteen (15) nor, subject to Section 11.5(a), more than sixty (60) days prior to the date specified in such notice (the "Mandatory Sale Date"). Such notice shall disclose the proposed source of funds for the Mandatory Sale (e.g. private placement, public offering).

                            (b) The Company may only exercise its right to require a Mandatory Sale on one occasion. If less than all of the Underlying Shares are to be subject to the Mandatory Sale, the aggregate sale price (the "Mandatory Sale Price") with respect to such Underlying Shares must be at least $10,000,000. In the event that the Mandatory Sale shall apply to less than all of the Underlying Shares, the Underlying Shares subject to the Mandatory Sale shall be allocated pro rata among the holders of the Debentures based upon the respective principal amounts of the Debentures of such holders outstanding on the date of the Mandatory Sale.

                            (c) The Mandatory Sale may be accomplished by an underwritten public offering of the Underlying Shares or by a private placement of the Underlying Shares, in either case arranged by a nationally recognized investment banking firm reasonably acceptable to the holders of a majority of the Underlying Shares subject to the Mandatory Sale.

                            (d) The Company will indemnify and hold each holder of Debentures harmless with respect to any liability arising out of any misstatement or omission in the registration statement or private placement memorandum and other documents prepared by or on behalf of the Company in connection with the Mandatory Sale transaction (other than information provided by such holder expressly for inclusion therein) and will pay all of the expenses of the Mandatory Sale, including any registration fees, any underwriting discount or placement agent fees, and the reasonable fees of one legal counsel selected by the holders of a majority of the Underlying Shares subject to the Mandatory Sale in connection with the review of such registration statement or private placement memorandum.

                            (e) The underwriters or the private placement purchasers shall pay each holder of Debentures in connection with the Mandatory Sale, the Mandatory Sale Price, in cash, in immediately available funds. The Mandatory Sale Price for each holder of Debentures shall be determined by multiplying the number of Underlying Shares of such holder subject to the Mandatory Sale by the greater of (x) an amount that is at least ninety-five percent (95%) of the average of the daily Closing Prices per share of Common Stock for the twenty (20) Trading Days immediately preceding the Mandatory Sale Date (plus such percentage in excess of ninety-five percent (95%) of such average if paid by the purchasers of the Underlying Shares) or (y) $17.50. In the event that the underwriters or private placement purchasers do not for any reason pay each holder of Debentures the full Mandatory Sale Price to which such holder is entitled, the Company shall pay such holder within one (1) Business Day of the Mandatory Sale Date the positive difference (up to the full amount of the Mandatory Sale Price) between the Mandatory Sales Price to which such holder was entitled and the aggregate amount such holder actually received from the underwriters or the private placement purchasers in connection with the Mandatory Sale.

                  11.5. Restriction on Conversion Rights; Withdrawal of Notice.

                  (a) Following receipt from the Company of any notice of redemption pursuant to Section 11.2 or Section 11.3 or any notice of Mandatory Sale pursuant to Section 11.4 (each, a "Company Notice"), each holder of Debentures shall have ten (10) Business Days after receipt of the Company Notice (the "Decision Period") in which to notify the Company in accordance with the provisions of Section 23 that such holder wishes to convert all or a part of such holder's Debentures (the "Converted Debenture Portion") into shares of Common Stock in accordance with the provisions of Section 15.2. If such notice is given in a timely manner by such holder (a "Holder Notice"), the proposed redemption of Debentures by the Company or proposed Mandatory Sale of Underlying Shares arranged by the Company pursuant to Section 11.2, 11.3 or 11.4 shall not impair the right of such holder to convert the Converted Debenture Portion into shares of Common Stock pursuant to Section 15.2. Except as provided in the preceding sentence, no amount of Debentures of any holder specified in the Company Notice as subject to redemption pursuant to Section 11.2 or Section 11.3 or Mandatory Sale pursuant to Section 11.4 may be converted into shares of Common Stock pursuant to Section 15.2 during the period commencing on the date of the Company Notice and ending on the earliest of (x) the date of any withdrawal of the Company Notice pursuant to Section 11.5(b), (y) subject to
Section 11.5(c), the sixty-first (61st) day following the earlier of (i) the expiration of the Decision Period or (ii) the date of the Company's receipt of the Holder Notice of such holder (the "Company Notice Expiration Date") or (z) the applicable Redemption, Repurchase or Mandatory Sale Date. Each holder giving a Holder Notice shall convert the Converted Debenture Portion specified in the Holder Notice within fifteen (15) Business Days after the applicable Redemption, Repurchase, or Mandatory Sale Date. Notwithstanding any other provision of this

Agreement, the Company shall have given notice of redemption in compliance with
Section 11.2(a) and Section 11.3(b) and notice of a Mandatory Sale in compliance with Section 11.4(a) if the Redemption Date, the Repurchase Date or the Mandatory Sale Date, as the case may be, occurs not later than the day immediately preceding the Company Notice Expiration Date.

                  (b) The Company shall have the right to withdraw any Company Notice by notifying the holders of the Debentures of such withdrawal in accordance with the provisions of Section 23, but only if the notice of withdrawal is accompanied by a copy of a written notice, to the effect set forth in the following sentence from the underwriter, placement agent or proposed private placement purchaser from whom the Company intended to raise the capital necessary to complete the proposed redemption or with whom the Company intended to place the Underlying Shares in a proposed Mandatory Sale. Such notice shall state that the amount of Company securities included in the proposed offering (which, in the case of a Mandatory Sale, shall be the Underlying Shares included in such offering) would not be able to be sold at a price sufficient to yield proceeds at least equal to the redemption price specified in Section 11.2 or
Section 11.3, as applicable, or the Mandatory Sale Price. If any Company Notice is properly withdrawn pursuant to this Section 11.5(b), failure by the Company to make any redemption payment pursuant to Section 11.2 or Section 11.3 or to arrange for or make any payment in connection with a Mandatory Sale pursuant to
Section 11.4, in any case as proposed in such withdrawn Company Notice, (i) shall not constitute an Event of Default under this Agreement and (ii) shall not constitute the one-time exercise by the Company of its rights under Section 11.4(b).

                  (c) Notwithstanding any other provision of this Agreement, following receipt of a Company Notice, if the HSR Act would require any filings to be made with respect to the conversion of any Debenture subject to a Company Notice, each holder of Debentures subject to the filing requirements of the HSR Act upon any conversion of a Debenture subject to a Company Notice shall have ten (10) Business Days after the expiration or early termination of any applicable HSR Act waiting period to exercise the conversion privilege in accordance with Section 15.2 with respect to such Debentures before any proposed redemption of such Debentures by the Company or proposed Mandatory Sale of Underlying Shares arranged by the Company pursuant to Section 11.2, 11.3 or 11.4 shall impair the right of such holder to convert such Debentures, and the Company's right to redeem the Debentures of any such holder or to require the Mandatory Sale of any Underlying Shares of any such holder shall be suspended until ten (10) Business Days after the expiration or early termination of the applicable HSR Act waiting period (an "HSR Suspension Period"). If any HSR Act filing shall be required hereunder, the Company Notice Expiration Date shall be the sixty-first (61st) day after the latest HSR Suspension Period applicable to any Holder.


         12. Business Covenants. From the Closing Date, and thereafter so long as any of the Debentures are outstanding, the Company will perform or comply with, as required, each of the following covenants:

                  12.1. Payment of Debentures and Maintenance of Office. The Company will punctually pay or cause to be paid the principal, premium, if any, and interest to become due in respect of the Debentures according to the terms thereof and hereof and will maintain an office within the continental boundaries of the United States of America where notices, presentations and demands in respect of this Agreement and the Debentures may be made upon it and will notify each holder of a Debenture of any change of location of such office. Such office shall first be maintained at 2440 Research Boulevard, Suite 400, Rockville, Maryland 20850.

                  12.2. Payment of Taxes and Claims. The Company will, and will cause each of its Subsidiaries to, pay and discharge promptly (a) all taxes, assessments and other governmental charges imposed upon it or any of its properties or assets or in respect of any of its franchises, business, income or profits before the same shall become delinquent and (b) all lawful claims of materialmen, mechanics, carriers, warehousemen, landlords and other similar Persons for labor, materials, supplies and rentals which, if unpaid, might by law become a lien or charge upon its property, except to the extent that the failure so to pay any amount pursuant to (a) or (b) would not have a Material Adverse Effect; provided, however, that none of the foregoing need be paid while being contested in good faith by appropriate proceedings initiated within the period allowed by applicable law, rule or regulation and diligently conducted so long as (i) adequate book reserves have been established in accordance with GAAP with respect thereto and (ii) neither the Company's nor any such Subsidiary's title to or right to the use of its properties is materially adversely affected thereby.

                  12.3. Maintenance of Properties and Corporate Existence. The Company and its Subsidiaries will each:

                            (a) maintain its property in good condition and make all needful and proper renewals, replacements, additions, betterments and improvements thereto, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be conducted properly and advantageously at all times; provided that nothing in this Section 12.3 shall prevent the Company or any Subsidiary from discontinuing the use, operation or maintenance of any properties or disposing of any of them if such discontinuance or disposal is, in the judgment of the Company, desirable in the conduct of the business of the Company or such Subsidiary;

                            (b) subject to Section 13.12 (if and to the extent in effect), keep adequately insured, by financially sound and reputable insurers, all of its property of a character usually insured by entities engaged in the same or a similar business similarly situated against loss or damage of the kinds and in amounts customarily insured against by such entities and with deductibles or co-insurance no greater than is customary, and carry, with such insurers in customary amounts and with deductibles or co-insurance no greater than is customary, such other insurance, including public liability insurance and liability insurance against claims for any violation of applicable law, as is usually carried by entities engaged in the same or a similar business similarly situated, provided that compliance with the insurance covenants in the Senior Indentures will be satisfactory compliance with this paragraph;

                            (c) keep proper books of record and account in which full, true and correct entries will be made of all its business transactions in accordance with GAAP;

                            (d) set aside on its books from its earnings for each fiscal year, beginning with the first such year ending subsequent to the date hereof and for each fiscal year thereafter, in amounts deemed adequate in the opinion of the Company, all proper accruals and reserves which, in accordance with GAAP, should be set aside from such earnings in connection with its business, including, without limitation, reserves for depreciation, obsolescence and/or amortization and accruals for taxes for such period, including all taxes based on or measured by income or profits; and

                            (e) except as otherwise permitted or contemplated hereby, do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and such rights, patents, trademarks, copyrights, licenses, permits, franchises and governmental authorizations as the Company determines to be necessary for the present and presently planned future conduct of its business.

                  12.4. Compliance with Law. Neither the Company nor any of its Subsidiaries will:

                            (a) violate any laws, ordinances, governmental rules or regulations to which it is, or might become, subject, unless the same are being contested by the Company or such Subsidiary in good faith and by appropriate proceedings which shall effectively prevent the imposition of any penalty on the Company or such Subsidiary for such noncompliance, or

                            (b) fail to use its best efforts to obtain any patents, trademarks, service marks, trade names, copyrights, design patents, licenses, permits, franchises or other governmental authorizations necessary to the ownership of its property or to the conduct of its business,

which violation or failure would or might have a Material Adverse Effect.

                  12.5.     [Reserved.]

                  12.6. When Company May Merge, Etc. The Company shall not consolidate with or merge into, or transfer all or substantially all of its assets to, another Person unless: (i) such Person is a corporation, partnership or limited liability company organized under the laws of the United States, one of the States thereof or the District of Columbia; (ii) the resulting, surviving or transferee corporation, partnership or limited liability company assumes by written agreement all the obligations of the Company under the Debentures and this Agreement; (iii) immediately after giving effect to such transaction no Event of Default or Potential Event of Default shall have occurred and be continuing; and (iv) the Company shall have delivered to you an Officers' Certificate and an opinion of counsel of the Company acceptable to you, each stating that such consolidation, merger or transfer and such supplemental agreement comply with this Agreement, and thereafter all obligations of the predecessor shall terminate.

         Upon any consolidation or merger or any transfer of all or substantially all of the assets of the Company in accordance with this Section 12.6, the successor corporation, partnership or limited liability company formed by such consolidation or into which the Company is merged or to which such transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Agreement, with the same effect as if such successor had been named as the Company herein, all without any further act or deed on the part of such successor being required.

         Section 12.6 shall cease to apply after the Senior Notes Reduction
Date.

                  12.7. Listing. The Company will list on each national securities exchange on which any Common Stock may at any time be listed and on the Nasdaq National Market, if the Common Stock is authorized for quotation thereon, subject to official notice of issuance upon the conversion of the Debentures or upon payment of interest, and will maintain such listing of, (i) all Conversion Shares and (ii) all Interest Shares.

                  12.8. Issuances of Guarantees by New Restricted Subsidiaries. On the date that any Person becomes a Restricted Subsidiary, the Company will cause such additional Restricted Subsidiary to execute a supplemental Subsidiary Guarantee, providing for a full and unconditional guarantee by such additional Restricted Subsidiary of the Company's obligations under the Debentures and this Agreement to the same extent as that set forth in the Subsidiary Guarantee;

provided that, in the case of any new Restricted Subsidiary that becomes a Restricted Subsidiary through the acquisition of a majority of its voting Capital Stock by the Company or any other Restricted Subsidiary, such supplemental Subsidiary Guarantee may be subordinated to the extent required by the obligations of such new Restricted Subsidiary existing on the date of such acquisition that were not incurred in contemplation of such acquisition.

                  12.9. Subsidiaries. The Company will provide to you a complete and accurate list of its Subsidiaries each time Exhibit D attached hereto becomes inaccurate and cause each Subsidiary which guarantees any Indebtedness to promptly execute and deliver a Subsidiary Guarantee to you.

                  12.10. Notice. The Company will give prompt written notice to you of any Event of Default or Potential Event of Default hereunder.

                  12.11. Waiver of Stay, Extension or Usury Laws. The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Company from paying all or any portion of the principal of, premium, if any, or interest on the Debentures as contemplated herein, whenever enacted, now or at any time hereafter in force, or that may affect the covenants or the performance of this Agreement; and (to the extent that it may lawfully do so) the Company hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the holders of the Debentures, but will suffer and permit the execution of every such power as though no such law had been enacted.

         13. Financial Covenants. From the Senior Notes Reduction Date, and thereafter so long as any of the Debentures are outstanding, the Company will perform or comply with, as required, each of the following covenants:

                  13.1.     Merger and Sale of Assets.

                            (a) The Company will not consolidate with or merge with or into any other Person or permit any other Person (other than a Subsidiary as provided by paragraph (b) below) to consolidate with or merge into it, or sell, lease, transfer or otherwise dispose of all or substantially all of its assets (as an entirety or substantially an entirety in one transaction or a series of related transactions), unless:

                            (i) the entity which survives such merger or results from such consolidation or the corporation to which such sale, lease,

                                    transfer or other disposition is made (the
                                    "surviving corporation") is a corporation organized under the laws of the United States of America or a jurisdiction thereof;

                            (ii)    the due and punctual payment of the
                                    principal of and premium, if any, and
                                    interest on all of the Debentures, according to their tenor, and of the covenants therein, and the due and punctual performance and observance of all the covenants in this Agreement to be performed or observed by the Company, are expressly assumed in writing by the surviving corporation;

                            (iii)   before and immediately after the
                                    consummation of the transaction, and after giving effect thereto, no Event of Default or Potential Event of Default exists or would exist;

                            (iv) immediately after giving effect to such transaction on a pro forma basis, the Company or any Person becoming the successor obligor of the Debentures shall have a Consolidated Net Worth equal to or greater than the Consolidated Net Worth of the Company immediately prior to such transaction;

                            (v) immediately after consummation of the transaction, and after giving effect thereto, the surviving corporation would be permitted to incur at least $1.00 of additional Indebtedness under the first paragraph of Section 13.5; provided that this clause (v) shall not apply to a consolidation or merger with or into a Wholly Owned Restricted Subsidiary with a positive net worth; provided that, in connection with any such merger or consolidation, no consideration (other than Common Stock in the surviving Person or the Company) shall be issued or distributed to the stockholders of the Company;


                            (vi) the provisions of Sections 15.8 and 15.13 shall have been in all respects complied with in connection with such transaction; and

                            (vii) the Company delivers to each holder of Debentures an Officers' Certificate (attaching the arithmetic computations to demonstrate compliance with clauses (iv) and
                                    (v)), in each case stating that such
                                    consolidation, merger or transfer complies with this provision and that all conditions precedent provided for herein relating to such transaction have been complied with; provided, however, that clauses (iv) and (v) above do not apply if, in the good faith determination of the Board of Directors of the Company, whose determination shall be evidenced by a Board Resolution, the principal purpose of such transaction is to change the state of incorporation of the Company; and provided further that any such transaction shall not have as one of its purposes the evasion of the foregoing limitations.

                            (b) No Subsidiary of the Company will consolidate with or merge into any other Person or permit any other Person to consolidate with or merge into it, except that a Subsidiary may consolidate with or merge into (i) the Company if each of the provisions of paragraph (a) are satisfied or (ii) another Subsidiary.

                  13.2. Limitation on Transactions with Affiliates and Shareholders. The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into, renew or extend any transaction (including, without limitation, the purchase, sale, lease or exchange of property or assets, or the rendering of any service) with any holder (or any Affiliate of such holder) of five percent (5%) or more of any class of Capital Stock of the Company or with any Affiliate of the Company or any Restricted Subsidiary, except upon fair and reasonable terms no less favorable to the Company or such Restricted Subsidiary than could be obtained, at the time of such transaction or, if such transaction is pursuant to a written agreement, at the time of the execution of the agreement providing therefor, in a comparable arm's-length transaction with a Person that is not such a holder or an Affiliate.

         The foregoing limitation does not limit, and shall not apply to (i) transactions (A) approved by a majority of the disinterested members of the Board of Directors or (B) for which the Company or a Restricted Subsidiary delivers to you a written opinion of a nationally recognized investment banking firm stating that the transaction is fair to the Company or such Restricted Subsidiary from a financial point of view, (ii) any transaction solely between the Company and any of its Wholly Owned Restricted Subsidiaries or solely between Wholly Owned Restricted Subsidiaries, (iii) the payment of reasonable and customary regular fees to directors of the Company who are not employees of the Company, (iv) any payments or other transactions pursuant to any tax-sharing agreement between the Company and any other Person with which the Company files a consolidated tax return or with which the Company is part of a consolidated group for tax purposes, (v) any Restricted Payments not prohibited by Section 13.6 or (vii) Kingston's and Matra's rights to commissions and other payments under sales representation agreements; Matra's rights to payments, including without limitation incentive payments, under the Orion 1 Satellite Contract and Orion 2 Satellite Contract; and Kingston's rights to payments for services under network monitoring contracts, in each case as in effect on the Closing Date and with such extensions, amendments and renewals that may be entered into on terms at least as favorable to the Company or its Restricted Subsidiaries, as the case may be, as the terms of agreements in effect on the Closing Date. Notwithstanding the foregoing, any transaction covered by the first paragraph of this Section 13.2 and not covered by clauses
(ii) through (v) of this paragraph, the aggregate amount of which exceeds $5 million in value, must be approved or determined to be fair in the manner provided for in clause (i)(A) or (B) above.

                  13.3. Tax Consolidation. The Company will not, except as may be required by any mandatory provision of applicable law, file or consent to the filing of any consolidated income tax return with any Person other than a Subsidiary.

                  13.4. Compliance with ERISA. The Company will not, and will not permit any ERISA Affiliate to:

                            (a) engage in any transaction in connection with which the Company or any Subsidiary could be subject to either a material civil penalty assessed pursuant to Section 502(i) of ERISA or a material tax imposed by Section 4975 of the Code;

                            (b) terminate any Plan in a manner, or take any other action, which could result in any material liability of the Company or any ERISA Affiliate to the PBGC; or

                            (c) fail to make full payment when due of all amounts (including any amounts because of an accumulated funding deficiency) which, under the provisions of any Plan, the Code or ERISA, the Company or any ERISA Affiliate is required to pay as contributions to such Plan or otherwise.

As used in this Section 13.4, the term "accumulated funding deficiency" has the meaning specified in Section 302 of ERISA and Section 412 of the Code.

                  13.5.     Limitation on Indebtedness.

                            (a) The Company will not, and will not permit any of
its Restricted Subsidiaries to, Incur any Indebtedness (other than the Senior Notes, the Debentures and Indebtedness existing on the Senior Notes Reduction
Date); provided that the Company may Incur Indebtedness if, after giving effect to the Incurrence of such Indebtedness and the receipt and application of the proceeds therefrom, the Consolidated Leverage Ratio would be greater than zero and less than 6 to 1.

                            Notwithstanding the foregoing, the Company and any
Restricted Subsidiary (except as specified below) may Incur each and all of the following: (i) Indebtedness outstanding at any time that is (A) Incurred to finance the purchase, construction, launch, insurance for and other costs with respect to Orion 2 and Orion 3 or (B) in an aggregate principal amount not to exceed (1) until Orion 2 or Orion 3 has been successfully delivered in orbit, $50 million, (2) after the first of Orion 2 or Orion 3 has been successfully delivered in orbit, $100 million and (3) after the second of Orion 2 or Orion 3 has been successfully delivered in orbit, $150 million, in each case under this clause (i)(B); (ii) Indebtedness owed (A) to the Company or (B) to any of its Restricted Subsidiaries; provided that any event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of such Indebtedness (other than to the Company or another Restricted Subsidiary) shall be deemed, in each case, to constitute an Incurrence of such Indebtedness not permitted by this clause (ii); (iii) Indebtedness issued in exchange for, or the net proceeds of which are used to refinance or refund, then outstanding Indebtedness, other than Indebtedness Incurred under clause (i)(B),
(ii), (iv), (vi) or (viii) of this paragraph, and any refinancings thereof in an amount not to exceed the amount so refinanced or refunded (plus premiums, accrued interest, fees and expenses); provided that Indebtedness the proceeds of which are used to refinance the Debentures, the Subsidiary Guarantee or Indebtedness that is pari passu with, or subordinated in right of payment to, the Debentures shall only be permitted under this clause (iii) if (A) in case the Debentures or the Subsidiary Guarantee are refinanced in part or the Indebtedness to be refinanced is pari passu with the Debentures or the Subsidiary Guarantee, such new Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such new Indebtedness is outstanding, is expressly made pari passu with, or subordinate in right of payment to, the remaining Debentures or the Subsidiary Guarantee, as the case may be, (B) in case the Indebtedness to be refinanced is subordinated in right of payment to the Debentures or the Subsidiary Guarantee, such new Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such new Indebtedness is issued or remains outstanding, is expressly made subordinate in right of payment to the Debentures or the Subsidiary Guarantee at least to the extent that the Indebtedness to be refinanced is subordinated to the Debentures or the Subsidiary Guarantee, as the case may be, and (C) such new Indebtedness, determined as of the date of Incurrence of such new Indebtedness, does not mature prior to the Stated Maturity of the Indebtedness to be refinanced or refunded, and the Average Life of such new Indebtedness is at least equal to the remaining Average Life of the Indebtedness to be refinanced or refunded; (iv) Indebtedness (A) in respect of performance, surety or appeal bonds provided in the ordinary course of business, (B) under Currency

Agreements and Interest Rate Agreements; provided that such agreements (a) are designed solely to protect the Company or its Subsidiaries against fluctuations in foreign currency exchange rates or interest rates and (b) do not increase the Indebtedness of the obligor outstanding at any time other than as a result of fluctuations in foreign currency exchange rates or interest rates or by reason of fees, indemnities and compensation payable thereunder and (C) arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or from Guarantees or letters of credit, surety bonds or performance bonds securing any obligations of the Company or any of its Restricted Subsidiaries pursuant to such agreements, in any case Incurred in connection with the disposition of any business, assets or Restricted Subsidiary of the Company (other than Guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary of the Company for the purpose of financing such acquisition), in a principal amount not to exceed the gross proceeds actually received by the Company or any Restricted Subsidiary in connection with such disposition; (v) Indebtedness of the Company, to the extent the net proceeds thereof are promptly (A) used to purchase the Senior Notes in accordance with the redemption, repurchase and/or change of control provisions of the Senior Note Indentures or (B) deposited to defease the Senior Notes in accordance with the Senior Note Indentures; (vi) Guarantees of the Senior Notes and Guarantees of Indebtedness of the Company by any Restricted Subsidiary; (vii) Indebtedness Incurred to finance the cost (including the cost of design, development, construction, installation, improvement, transportation or integration) of equipment (other than Orion 2 and Orion 3) or inventory acquired by the Company or a Wholly Owned Restricted Subsidiary after the Closing Date; (viii) Indebtedness of the Company not to exceed, at any one time outstanding, two (2) times the Net Cash Proceeds received by the Company after the Closing Date from the issuance and sale of its Capital Stock (other than Disqualified Stock) to a Person that is not a Subsidiary of the Company (less the amount of such proceeds applied as provided in clause (C)(2) of the first paragraph or clause (iii) or (iv) of the second paragraph of Section 13.6), provided that such Indebtedness does not mature prior to the Stated Maturity of the Debentures and has an Average Life longer than the Debentures; and (ix) Redemption Indebtedness.

                            (b) For purposes of determining any particular
amount of Indebtedness under this Section 13.5, (1) Guarantees, Liens or obligations with respect to letters of credit supporting Indebtedness otherwise included in the determination of such particular amount shall not be included and (2) any Liens granted pursuant to the equal and ratable provisions referred to in Section 13.9 shall not be treated as Indebtedness. For purposes of determining compliance with this Section 13.5, in the event that an item of Indebtedness meets the criteria of more than one (1) of the types of Indebtedness described in the above clauses, the Company, in its sole discretion, shall classify such item of Indebtedness and only be required to include the amount and type of such Indebtedness in one of such clauses.

                            (c) In the event that the Company or any Restricted
Subsidiary shall repay any Indebtedness (other than the Senior Notes) pursuant to clause (i)(A) of Section 13.11 of this Agreement, the aggregate amount of Indebtedness which may otherwise be Incurred under clauses (i)(B) and (ix) of the second paragraph of paragraph (a) of this Section 13.5 shall be reduced by the amount of such repayment. The Company shall designate how much of such reduction shall be applied to each such clause.

                            (d) Notwithstanding any other provision of this
Section 13.5, (i) the maximum amount of Indebtedness that the Company or any Restricted Subsidiary may Incur pursuant to this Section 13.5 shall not be deemed to be exceeded due solely to fluctuations in the exchange rates of currencies and (ii) the Company and each Guarantor may not Incur any Indebtedness other than Acquired Indebtedness that is expressly subordinated to any other Indebtedness of the Company or such Guarantor, as the case may be, unless such Indebtedness, by its terms or the terms of any agreement or instrument pursuant to which such Indebtedness is outstanding, is also expressly made subordinate to the Debentures or the Subsidiary Guarantee, as the case may be, at least to the extent that such Indebtedness is subordinated to such other Indebtedness; provided that the limitation in this clause (ii) shall not apply to distinctions between categories of Senior Indebtedness which exist by reason of (a) any liens or other encumbrances arising or created in respect of some but not all Senior Indebtedness, (b) intercreditor agreements between holders of different classes of Senior Indebtedness or (c) different maturities or prepayment provisions.

                  13.6. Limitation on Restricted Payments. The Company will not, and will not permit any Restricted Subsidiary, directly or indirectly, to (i) declare or pay any dividend or make any distribution on or with respect to its Capital Stock (other than (x) dividends or distributions payable solely in shares of its Capital Stock (other than Disqualified Stock) or in options, warrants or other rights to acquire shares of such Capital Stock and (y) pro rata dividends or distributions on Common Stock of Restricted Subsidiaries held by minority stockholders, provided that such dividends do not in the aggregate exceed the minority stockholders' pro rata share of such Restricted Subsidiaries' net income from the first day of the fiscal quarter beginning immediately following the Closing Date) held by Persons other than the Company or any of its Restricted Subsidiaries, (ii) purchase, redeem, retire or otherwise acquire for value any shares of Capital Stock of the Company, any Guarantor or an Unrestricted Subsidiary (including options, warrants or other rights to acquire such shares of Capital Stock) held by Persons other than the Company and its Wholly Owned Subsidiaries, (iii) make any voluntary or optional principal payment, or voluntary or optional redemption, repurchase, defeasance, or other acquisition or retirement for value, of Indebtedness of the Company that is subordinated in right of payment to the Debentures or of any Guarantor that is subordinated to the Subsidiary Guarantee (other than, in each case, the purchase, repurchase or the acquisition of Indebtedness in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in any case due within one (1) year of the date of acquisition) or (iv) make any Investment, other than a Permitted Investment, in any Person (such payments or any other actions described in clauses (i) through (iv) being collectively "Restricted Payments") if, at the time of, and after giving effect to, the proposed Restricted Payment: (A) a Potential Event of Default or Event of Default shall have occurred and be continuing, (B) except with respect to Investments and dividends on the Common Stock of any Guarantor, the Company could not Incur at least $1.00 of Indebtedness under the first paragraph of
Section 13.5 or (C) the aggregate amount of all Restricted Payments (the amount, if other than in cash, to be determined in good faith by the Board of Directors, whose determination shall be conclusive and evidenced by a Board Resolution) made after the Closing Date shall exceed the sum of (1) fifty percent (50%) of the aggregate amount of the Adjusted Consolidated Net Income (or if the Adjusted Consolidated Net Income is a loss, minus 100% of the amount of such loss) (determined by excluding income resulting from transfers of assets by the Company or a Restricted Subsidiary to an Unrestricted Subsidiary) accrued on a cumulative basis during the period (taken as one (1) accounting period) beginning on the first day of the fiscal quarter immediately following the Closing Date and ending on the last day of the last fiscal quarter preceding the Transaction Date for which reports have been filed with the Commission plus (2) the aggregate Net Cash Proceeds received by the Company or any Guarantor after the Closing Date from the issuance and sale permitted by this Agreement of its Capital Stock (other than Disqualified Stock) to a Person who is not a Subsidiary of the Company or any Guarantor or from the issuance to a Person who is not a Subsidiary of the Company or any Guarantor of any options, warrants or other rights to acquire Capital Stock of the Company (in each case, exclusive of any Disqualified Stock or any options, warrants or other rights that are redeemable at the option of the holder, or are required to be redeemed, prior to the Stated Maturity of the Debentures), in each case except to the extent such Net Cash Proceeds are used to Incur Indebtedness pursuant to clause (viii) of the second paragraph of Section 13.5, plus (3) an amount equal to the net reduction in Investments (other than reductions in Permitted Investments) in any Person resulting from payments of interest on Indebtedness, dividends, repayments of loans or advances, or other transfers of assets, in each case to the Company or any Restricted Subsidiary or from the Net Cash Proceeds from the sale of any such Investment (except, in each case, to the extent any such payment or proceeds are included in the calculation of Adjusted Consolidated Net Income), or from redesignations of Unrestricted Subsidiaries as Restricted Subsidiaries (valued in each case as provided in the definition of "Investments"), not to exceed, in each case, the amount of Investments previously made by the Company or any Restricted Subsidiary in such Person or Unrestricted Subsidiary.


                  The foregoing provision shall not be violated by reason of:
(i) the payment of any dividend within sixty (60) days after the date of declaration thereof if, at said date of declaration, such payment would comply with the foregoing paragraph; (ii) the redemption, repurchase, defeasance or other acquisition or retirement for value of Indebtedness that is subordinated in right of payment to the Debentures including premium, if any, and accrued and unpaid interest, with the proceeds of, or in exchange for, Indebtedness Incurred under clause (iii) of the second paragraph of part (a) of Section 13.5; (iii) the repurchase, redemption or other acquisition of Capital Stock of the Company (or options, warrants or other rights to acquire such Capital Stock) in exchange for, or out of the proceeds of a substantially concurrent offering of, shares of Capital Stock (other than Disqualified Stock) of the Company; (iv) the making of any principal payment or the repurchase, redemption, retirement, defeasance or other acquisition for value of Indebtedness of the Company which is subordinated in right of payment to the Debentures in exchange for, or out of the proceeds of, a substantially concurrent offering of, shares of the Capital Stock of the Company (other than Disqualified Stock); (v) payments or distributions, to dissenting stockholders pursuant to applicable law, pursuant to or in connection with a consolidation, merger or transfer of assets that complies with the provisions of this Agreement applicable to mergers, consolidations and transfers of all or substantially all of the property and assets of the Company; (vi) the repurchase, redemption or other acquisition of (A) shares of Series A Preferred Stock or Series B Preferred Stock which were outstanding on the Closing Date and (B) shares of Preferred Stock pursuant to options that were outstanding on the Closing Date, in exchange for, or out of the proceeds of, an issuance of Indebtedness Incurred under clause (iii) of the second paragraph of part (a) of Section 13.5; (vii) Investments, to the extent the amount invested consists solely of Net Cash Proceeds received by the Company or any Guarantor within six months of the making of such Investment, from the issuance and sale permitted by this Agreement of its Capital Stock (other than Disqualified Stock) to a Person who is not a Subsidiary of the Company or any Guarantor; (viii) Investments, the sum of which does not exceed $5 million at any one time outstanding; (ix) cash payments, not to exceed $3 million, in lieu of the issuance of fractional shares of Capital Stock of the Company upon the exercise of any warrants to buy, or upon the conversion of any securities convertible into, Capital Stock of the Company or (x) the purchase, redemption, retirement or other acquisition for value of the warrants issued to the holders of the Senior Notes in connection with their acquisition of the Senior Notes pursuant to a repurchase offer provided for in the warrant agreement, dated as of January 31, 1997, between the Company and Bankers Trust Company as warrant agent; provided that, except in the case of clauses (i) and (iii), no Potential Event of Default or Event of Default shall have occurred and be continuing or occur as a consequence of the actions or payments set forth therein.

                  Each Restricted Payment permitted pursuant to the preceding paragraph (other than the Restricted Payment referred to in clause (ii) thereof and an exchange of Capital Stock for Capital Stock or Indebtedness referred to in clause (iii) or (iv) thereof) and the Net Cash Proceeds from any issuance of Capital Stock referred to in clauses (iii) and (iv) shall be included in calculating whether the conditions of clause (C) of the first paragraph of this
Section 13.6 have been met with respect to any subsequent Restricted Payments. In the event the proceeds of an issuance of Capital Stock of the Company are used for the redemption, repurchase or other acquisition of the Debentures, or Indebtedness that is pari passu with the Debentures, then the Net Cash Proceeds of such issuance shall be included in clause (C) of the first paragraph of this
Section 13.6 only to the extent such proceeds are not, within six months, used for such redemption, repurchase or other acquisition of Indebtedness.

                  Any Restricted Payments made other than in cash shall be valued at fair market value. The amount of any Investment "outstanding" at any time shall be deemed to be equal to the amount of such Investment on the date made, less the return of capital to the Company and its Restricted Subsidiaries with respect to such Investment (up to the amount of such Investment on the date made).

                  13.7. Limitation on the Issuance and Sale of Capital Stock of Restricted Subsidiaries. The Company will not sell, and will not permit any Restricted Subsidiary, directly or indirectly, to issue or sell, any shares of Capital Stock of a Restricted Subsidiary (including options, warrants or other rights to purchase shares of such Capital Stock) except (i) to the Company or a Wholly Owned Restricted Subsidiary; (ii) issuances of director's qualifying shares or sales to foreign nationals of shares of Capital Stock of foreign Restricted Subsidiaries, to the

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extent required by applicable law; (iii) if, immediately after giving effect to such issuance or sale, such Restricted Subsidiary would no longer constitute a Restricted Subsidiary, provided any Investment in such Person remaining after giving effect to such issuance or sale would have been permitted to be made under Section 13.6, if made on the date of such issuance or sale; and (iv) issuances or sales of Common Stock of any Restricted Subsidiary, the Net Cash Proceeds of which are promptly applied pursuant to clause (i)(A) or (i)(B) of the second paragraph of Section 13.11 of this Agreement; provided that at no time may a Restricted Subsidiary, the Common Stock of which has been issued or sold pursuant to this clause (iv), be the owner of a satellite.

                  13.8. Issuances of Guarantees by New Restricted Subsidiaries. On the date that any Person becomes a Restricted Subsidiary the Company will cause such additional Restricted Subsidiary to execute a supplemental Subsidiary Guarantee, providing for a full and unconditional guarantee by such additional Restricted Subsidiary of the Company's obligations under the Debentures and this Agreement to the same extent as that set forth in the Subsidiary Guarantee; provided that, in the case of any new Restricted Subsidiary that becomes a Restricted Subsidiary through the acquisition of a majority of its voting Capital Stock by the Company or any other Restricted Subsidiary, such supplemental Subsidiary Guarantee may be subordinated to the extent required by the obligations of such new Restricted Subsidiary existing on the date of such acquisition that were not incurred in contemplation of such acquisition.

                  13.9. Limitation on Liens. The Company will not, and will not permit any Restricted Subsidiary to, create, incur, assume or suffer to exist any Lien of any kind securing Indebtedness that is pari passu with, or subordinated in right of payment to, the Debentures on any of its assets or properties of any character, or any shares of Capital Stock or Indebtedness of any Restricted Subsidiary, without making effective provision for all of the Debentures and all other amounts due under this Agreement to be directly secured equally and ratably with (or, if the obligation or liability to be secured by such Lien is subordinated in right of payment to the Debentures, prior to) the obligation or liability secured by such Lien.

                  The foregoing limitation does not apply to (i) Liens existing on the Closing Date; (ii) Liens granted after the Closing Date on any assets or Capital Stock of the Company or its Restricted Subsidiaries created in favor of the holders of Debentures; (iii) Liens with respect to the assets of a Restricted Subsidiary granted by such Restricted Subsidiary to the Company or a Wholly Owned Restricted Subsidiary to secure Indebtedness owing to the Company or such other Restricted Subsidiary; (iv) Liens securing Indebtedness which is Incurred to refinance secured Indebtedness which is permitted to be Incurred under clause (iii) of the second paragraph of Section 13.5; provided that such Liens do not extend to or cover any property or assets of the Company or any Restricted Subsidiary other than the property or assets securing the Indebtedness being refinanced; or (v) Permitted Liens.

                  The Company will not, and will not permit any Restricted Subsidiary to, create, incur, assume or suffer to exist any Lien on Orion 1, Orion 2 or Orion 3 that secures Indebtedness other than pursuant to clause (xxi) of the definition of Permitted Lien.


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



                  13.10. Limitation on Sale-Leaseback Transactions. The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into any sale-leaseback transaction involving any of its assets or properties, whether now owned or hereafter acquired, whereby the Company or a Restricted Subsidiary sells or transfers such assets or properties and then or thereafter leases such assets or properties or any part thereof or any other assets or properties which the Company or such Restricted Subsidiary, as the case may be, intends to use for substantially the same purpose or purposes as the assets or properties sold or transferred.

                  The foregoing restriction does not apply to any sale-leaseback transaction if (i) the lease is for a period, including renewal rights, of not in excess of three (3) years; (ii) the lease secures or relates to industrial revenue or pollution control bonds; (iii) the transaction is solely between the

Company and any Wholly Owned Restricted Subsidiary or solely between Wholly Owned Restricted Subsidiaries; or (iv) the Company or such Restricted Subsidiary, within twelve (12) months after the sale or transfer of any assets or properties is completed, applies an amount not less than the net proceeds received from such sale or transfer in accordance with clause (i) (A) or (i) (B) of the second paragraph of Section 13.11.

                  13.11. Limitation on Asset Sales. The Company will not, and will not permit any Restricted Subsidiary to, consummate any Asset Sale unless
(i) the consideration received by the Company or such Restricted Subsidiary (including the amount of any Released Indebtedness) is at least equal to the fair market value of the assets sold or disposed of and (ii) at least eighty-five percent (85%) of the consideration received (excluding the amount of any Released Indebtedness) consists of cash or Temporary Cash Investments.

                  In the event and to the extent that the Net Cash Proceeds received by the Company or any of its Restricted Subsidiaries from one or more Asset Sales occurring on or after the Senior Notes Reduction Date in any period of twelve (12) consecutive months exceed ten percent (10%) of Adjusted Consolidated Net Tangible Assets (determined as of the date closest to the commencement of such twelve (12) month period for which a consolidated balance sheet of the Company and its Subsidiaries has been filed with the Commission), then the Company shall or shall cause the relevant Restricted Subsidiary to (i) within twelve months after the date Net Cash Proceeds so received exceed ten percent (10%) of Adjusted Consolidated Net Tangible Assets (A) apply an amount equal to such excess Net Cash Proceeds to permanently repay Senior Indebtedness of the Company or of any Restricted Subsidiary owing to a Person other than the Company or any of its Restricted Subsidiaries or (B) invest an equal amount, or the amount not so applied pursuant to clause (A) (or enter into a definitive agreement committing to so invest within twelve (12) months after the date of such agreement), in property or assets (other than current assets) of a nature or type or that are used in a business (or in a company having property and assets of a nature or type, or engaged in a business) similar or related to the nature or type of the property and assets of, or the business of, the Company and its Restricted Subsidiaries existing on the date of such investment.

                  13.12. Insurance. The Company shall maintain (a) in-orbit insurance with respect to Orion 1 in an amount at least equal to the cost to replace such satellite with a satellite

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



of comparable or superior technological capability (as estimated by the Board of Directors) and having at least as much transmission capacity as such satellite was designed to have, and (b) with respect to Orion 2, Orion 3, each other satellite to be launched by the Company or any Restricted Subsidiary and each replacement satellite therefor, (i) launch insurance with respect to each such satellite covering the period from the launch of such satellite to one hundred eighty (180) days following such launch in an amount equal to or greater than the sum of (A) the cost to replace such satellite pursuant to the contract pursuant to which a replacement satellite will be constructed, (B) the cost to launch a replacement satellite pursuant to the contract pursuant to which a replacement satellite will be launched and (C) the cost of launch insurance for such satellite or, in the event that the Company has reason to believe that the cost of obtaining comparable insurance for a replacement satellite would be materially higher, the Company's best estimate of the cost of such comparable insurance and (ii) at all times subsequent to one hundred eighty (180) days after the launch (if it is a Successful Launch) of each such satellite, in-orbit insurance in an amount at least equal to the cost to replace such satellite with a satellite of comparable or superior technological capability (as estimated by the Board of Directors) and having at least as much transmission capacity as such satellite was designed to have. The in- orbit insurance required by this paragraph shall provide that if fifty percent (50%) or more of a satellite's initial capacity is lost, the full amount of insurance will become due and payable, and that if a satellite is able to maintain more than fifty percent (50%) but less than ninety percent (90%) of its initial capacity, a pro rata portion of such insurance will become due and payable. The insurance required by this paragraph shall name the Company and/or any Guarantor as the sole loss payee or payees, as the case may be, thereof.

         In the event that the Company (or a Guarantor) receives proceeds from insurance relating to any satellite, the Company (or a Guarantor) may use a portion of such proceeds to repay any vendor or third-party purchase money financing pertaining to such satellite (other than Orion 1) that is required to be repaid by reason of the loss giving rise to such insurance proceeds. The Company (or a Guarantor) may use the remainder of such proceeds to develop, construct, launch and insure a replacement satellite (including components for a related ground spare) if (i) such replacement satellite is of comparable or superior technological capability as compared with the satellite being replaced and has at least as much transmission capacity as the satellite being replaced and (ii) the Company will have sufficient funds to service the Company's projected debt service requirements until the scheduled launch of such replacement satellite and for one (1) year thereafter and to develop, construct, launch and insure (in the amounts required by the preceding paragraph) such replacement satellite, provided that such replacement satellite is scheduled to be launched within fifteen (15) months of the receipt of such proceeds. Any such proceeds not used as permitted by this paragraph shall be applied, within ninety
(90) days, to reduce Indebtedness of the Company.

         The Company shall further provide or cause to be provided, for itself and its Restricted Subsidiaries, insurance (including appropriate self-insurance) against loss or damage of the kinds considered reasonable by the Company in the conduct of its business.

         The Company shall cause all properties owned by the Company or any Subsidiary or used or held for use in the conduct of its business or the business of any Subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section 13.12 shall prevent the Company from discontinuing the maintenance of any of such properties if such discontinuance is not disadvantageous in any material respect to the holders of Debentures.

         Section 12.3(b) shall cease to apply after the Senior Notes Reduction Date.

         14.      Subordination of Debentures.

                  14.1. Debentures Subordinated to Senior Indebtedness. The Company covenants and agrees, and each holder of a Debenture, whether upon original issue or upon transfer, assignment or exchange thereof by his acceptance thereof, likewise covenants and agrees, that, to the extent and in the manner hereinafter set forth in this Section 14, the payment of the principal of and interest (except interest paid in the form of Junior Securities) on each and all of the Debentures are hereby expressly made subordinate and subject in right of payment to the prior payment in full in cash or cash equivalents of all Senior Indebtedness.

                  14.2. Liquidation; Dissolution; Bankruptcy. In the event of
(a) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to the Company or to its creditors, as such, or to its assets, (b) any liquidation, dissolution or other winding up of the Company, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (c) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of the Company, then and in any such event specified in (a), (b) or (c) above (each such event, if any, herein sometimes referred to as a "Proceeding") the holders of Senior Indebtedness shall be entitled to receive payment in full in cash or cash equivalents of all amounts due or to become due on or in respect of all Senior Indebtedness, or provision shall be made for such payment in cash or cash equivalents or otherwise in a manner satisfactory to the holders of Senior Indebtedness, before the holders of the Debentures are entitled to receive any payment or distribution of any kind or character, whether in cash, property or securities (other than Junior Securities paid as interest on the Debentures), on account of principal of or interest on the Debentures or on account of any purchase or other acquisition of Debentures by the Company or any Subsidiary of the Company (all such payments, distributions, purchases and acquisitions herein referred to, individually and collectively, as a "Debenture Payment"), and to that end the holders of all Senior Indebtedness shall be entitled to receive, for application to the payment thereof, any Debenture Payment which may be payable or deliverable in respect of the Debentures in any such Proceeding.

                            To the extent any payment of Senior Indebtedness
(whether by or on behalf of the Company, as proceeds of security or enforcement of any right of setoff or otherwise) is declared to be fraudulent or preferential, set aside or required to be paid to any receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person under any bankruptcy, insolvency, receivership, fraudulent conveyance or similar law, then if such payment is recovered by, or paid over to, such receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person, the Senior Indebtedness or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred.

                            In the event that, notwithstanding the foregoing
provisions of this Section, the holder of any Debenture shall have received any Debenture Payment before all Senior Indebtedness is paid in full or payment thereof provided for in cash or cash equivalents or otherwise in a manner satisfactory to the holders of Senior Indebtedness, then and in such event such Debenture Payment shall be received and held in trust for the benefit of, and shall be paid over or delivered forthwith to the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee, agent or other Person making payment or distribution of assets of the Company for application to the payment of all Senior Indebtedness remaining unpaid, to the extent necessary to pay all Senior Indebtedness in full, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness.

                            For purposes of this Section 14 only, the words "any
payment or distribution of any kind or character, whether in cash, property or securities" shall not be deemed to include (a) any payment of interest on the Debentures made solely in Junior Securities or (b) a payment or distribution of stock or securities of the Company provided for by a plan of reorganization or readjustment authorized by an order or decree of a court of competent jurisdiction in a reorganization proceeding under any applicable bankruptcy law or of any other corporation provided for by such plan of reorganization or readjustment which stock or securities are subordinated in right of payment to all then outstanding Senior Indebtedness at least to the same extent as the Debentures are so subordinated as provided in this Section 14; provided that (1) if a new corporation results from such reorganization or readjustment, such corporation assumes the Senior Indebtedness and (2) the rights of the holders of the Senior Indebtedness are not, without the consent of such holders, altered by such reorganization or readjustment. The consolidation of the Company with, or the merger of the Company into, another Person or the liquidation or dissolution or the Company following the conveyance, transfer, sale or lease of all or substantially all of its properties and assets to another Person upon the terms and conditions set forth in either Section 12.6 or Section 13.1, as then applicable, shall not be deemed a Proceeding for the purposes of this Section if the Person formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance, transfer, sale or lease such properties and assets, as the case may be, shall, as a part of such consolidation, merger, conveyance, transfer, sale or lease comply with the conditions set forth in either Section 12.6 or Section 13.1, as then applicable.

                  14.3. Default on Senior Indebtedness. In the event that any Senior Payment Default (as defined below) shall have occurred and be continuing,

then no Debenture Payment

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



shall be made directly or indirectly unless and until such Senior Payment Default shall have been cured or waived, such default or the benefits of this sentence shall have been waived or shall have ceased to exist, or all amounts then due and payable in respect of Senior Indebtedness to which such Senior Payment Default relates shall have been paid in full, or provision shall have been made for such payment in cash or cash equivalents or otherwise in a manner satisfactory to the holders of Senior Indebtedness. "Senior Payment Default" means any default in the payment of principal of or premium, if any, or interest on all or any portion of the Senior Indebtedness.

                            In addition, in the event that any Senior
Nonmonetary Default (as defined below) shall have occurred and be continuing, then, upon the receipt by the Company of written notice of such Senior Nonmonetary Default from any holder, or a trustee on behalf of a holder of such Senior Indebtedness, of the Senior Indebtedness to which such Senior Nonmonetary Default relates, then the Company may not directly or indirectly, make any payments in respect of the Debentures (other than payment of interest in shares of Junior Securities or payment of other subordinated securities issued in a reorganization proceeding, each as provided in the fourth paragraph of Section
14.2 or payments from funds previously segregated or deposited in trust to redeem or repurchase the Debentures under this Purchase Agreement) during the period (the "Payment Blockage Period") commencing on the date of such receipt by the Company of such written notice and ending on the earlier of (i) the date, if any, on which the Senior Indebtedness to which such Senior Nonmonetary Default relates is discharged or such Senior Nonmonetary Default shall have been cured or waived in writing or shall have ceased to exist and any acceleration of Senior Indebtedness to which such Senior Nonmonetary Default relates shall have been rescinded or annulled and (ii) the one hundred seventy-ninth (179th) day after the date of such receipt of such written notice. Notwithstanding anything in this Agreement to the contrary, no more than one Payment Blockage Period may be commenced with respect to the Debentures during any period of three hundred sixty (360) consecutive days and there shall be a period of at least one hundred eighty (180) consecutive days in each period of three hundred sixty (360) consecutive days when no Payment Blockage Period is in effect. Following the commencement of any Payment Blockage Period, the holders of Senior Indebtedness shall be precluded from commencing a subsequent Payment Blockage Period until the conditions set forth in the preceding sentence shall have been satisfied. For all purposes of this paragraph, no Senior Nonmonetary Default that existed or was continuing (it being acknowledged that any subsequent action that would give rise to an event of default pursuant to any provision under which an event of default previously existed or was continuing shall constitute a new event of default for this purpose) on the date of commencement of any Payment Blockage Period with respect to the Senior Indebtedness initiating such Payment Blockage Period shall be, or may be made, the basis for the commencement of a subsequent Payment Blockage Period with respect to the Senior Indebtedness initiating such blockage period unless such Senior Nonmonetary Default shall have been cured or waived for a period of not less than ninety (90) consecutive days. "Senior Nonmonetary Default" means any default (other than a Senior Payment Default) or any event (other than a Senior Payment Default) which, after notice or lapse or time (or both), would become an event of default, under the terms of any Senior Indebtedness permitting one or more holders of such Senior Indebtedness or a trustee or agent on behalf of a holder of

Senior Indebtedness to declare such Senior Indebtedness due and payable prior to the date on which it would otherwise become due and payable.

                            In the event that, notwithstanding the foregoing,
the Company shall make any Debenture Payment to any holder prohibited by the foregoing provisions of this Section 14.3, then and in such event the Company shall promptly notify the holders of Senior Indebtedness of such prohibited payment and such payment shall be held in trust for the benefit of, and such Debenture Payment shall be paid over and delivered forthwith to the Company for the benefit of the holders of Senior Indebtedness.

                            The provisions of this Section shall not apply to
any Debenture Payment with respect to which Section 14.2 would be applicable.

                  14.4. Payment Permitted If No Default. Nothing contained in this Section 14 or in any of the Debentures insofar as they incorporate the provisions of this Section 14 shall prevent the Company, at any time except during the pendency of any Proceeding referred to in Section 14.2 or under the conditions described in Section 14.3, from making Debenture Payments.

                  14.5. Subrogation to Rights of Holders of Senior Indebtedness. Subject to the payment in full of all amounts due or to become due on or in respect of Senior Indebtedness, or the provision for such payment in cash or cash equivalents or otherwise in a manner satisfactory to the holders of Senior Indebtedness, the holders of the Debentures shall be subrogated to the rights of the holders of such Senior Indebtedness to receive payments and distributions of cash, property and securities applicable to the Senior Indebtedness until the principal of and interest on the Debentures shall be paid in full. For purposes of such subrogation, no payments or distributions to the holders of the Senior Indebtedness of any cash, property or securities to which the holders of the Debentures would be entitled except for the provisions of this Section 14, and no payments over pursuant to the provisions of this Section 14 to the holders of Senior Indebtedness by holders of the Debentures shall, as among the Company, its creditors other than holders of Senior Indebtedness and the holders of the Debentures, be deemed to be a payment or distribution by the Company to or on account of the Senior Indebtedness.

                  14.6. Provisions Solely to Define Relative Rights. The provisions of this Section 14 are and are intended solely for the purpose of defining the relative rights of the holders of the Debentures on the one hand and the holders of Senior Indebtedness on the other hand. Nothing contained in this Section 14 or elsewhere in this Agreement or in the Debentures is intended to or shall (a) impair, as among the Company, its creditors other than holders of Senior Indebtedness and the holders of the Debentures, the obligation of the Company, which is absolute and unconditional, to pay to the holders of the Debentures the principal of and interest on the Debentures as and when the same shall become due and payable in accordance with their terms; (b) affect the relative rights against the Company of the holders of the Debentures and creditors of the Company other than the holders of Senior Indebtedness; or

(c) prevent the holder of any Debenture from exercising all remedies otherwise permitted by applicable law upon default under this Agreement subject to the rights, if any, under this Section 14 of the holders of Senior Indebtedness to receive cash, property and securities otherwise payable or deliverable to such holder.

                  14.7. Enforcement of Subordination By Holders of Senior Notes; No Waiver of Subordination Provisions. Each holder of a Debenture by his acceptance thereof, if and so long as a Debenture Payment is prohibited under this Section 14, irrevocably authorizes and empowers (but without imposing any obligation on, or any duty to such holder from) each holder of Senior Notes at any time outstanding, and such holder's representatives, to demand, sue for, collect and receive such holder's ratable share of Debenture Payments which are required to be paid or delivered to the holders of Senior Indebtedness as provided in this Section 14 in any liquidation or reorganization of the Company under the U.S. Federal Bankruptcy Code (an "Insolvency Proceeding"), (A) to file a proof of claim or debt in the form required in an Insolvency Proceeding respecting such holder of Senior Notes' ratable share of such Debenture Payments in any Insolvency Proceeding in the name of such holders of Debentures, and to prove the validity, amount and priority of such claim, and agrees that such holder is an authorized agent for purposes of Federal Rule of Bankruptcy Procedure 3001(b) (provided, however, if, and to the extent that, the holders of the Senior Notes (or their representatives) have not filed a proof of claim or interest with respect to the Debentures in any action or case under the Federal Bankruptcy Code at least five (5) Business Days prior to the last date by which all such proofs of claim or interest must be filed or forever barred, the holders of the Debentures or their representatives may (but shall not be obligated to) file proofs of claim or interest with respect to the Debentures);
(B) to vote the claim respecting such holder of Senior Notes' ratable share of such Debenture Payments in any Insolvency Proceeding, including, without limitation, in a proceeding under Chapter 11, Title 11, United States Code; and
(C) to take any such actions as such holder of Senior Notes, or such holder's representatives, may determine to be reasonably necessary or appropriate for the enforcement of the provisions set forth in (A) or (B) above.

                            No right of any present or future holder of any
Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms, provisions and covenants of this Agreement, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

                            Without in any way limiting the generality of the
foregoing paragraph, the holders of Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the holders of the Debentures, without incurring responsibility to the holders of the Debentures and without impairing or releasing the subordination provided in this Section 14 or the obligations hereunder of the holders of the Debentures to the holders of Senior Indebtedness, do any one or more of the following: (i) amend or supplement in any manner Senior Indebtedness or any instrument evidencing the same or any agreement under which Senior Indebtedness is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Indebtedness; (iii) release any Person liable in any manner for the collection of Senior Indebtedness; and (iv) exercise or refrain from exercising any rights against the Company and any other Person.

                  14.8. Reliance on Judicial Order or Certificate of Liquidating Agent. Upon any payment or distribution of assets of the Company referred to in this Section 14, the holders of the Debentures shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which such Proceeding is pending, or a certificate of the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee for the benefit of creditors, agent or other Person making such payment or distribution, delivered to the holders of Debentures, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of the Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Section 14.

                  14.9. Certain Conversions Deemed Payment. For the purposes of this Section 14 only, (i) the issuance and delivery of Junior Securities upon conversion of Debentures in accordance with Section 15 hereof shall not be deemed to constitute a Debenture Payment and (ii) the payment, issuance or delivery of cash, property or securities (other than Junior Securities) upon conversion of a Debenture shall be deemed to constitute a Debenture Payment. For the purposes of this Section 14, the term "Junior Securities" means shares of any Capital Stock. Nothing contained in this Section 14 or elsewhere in this Agreement or in the Debentures is intended to or shall impair, as among the Company, its creditors other than holders of Senior Indebtedness and the holders of the Debentures, the right, which is absolute and unconditional, of the holder of any Debenture to convert such Debenture in accordance with the provisions of
Section 15 hereof.

                  14.10. Not to Prevent Events of Default. The failure to make a payment on account of principal of premium, if any, or interest on the Debentures by reason of any provision of this Section 14 will not be construed as preventing the occurrence of an Event of Default.

         15.      Conversion Rights.

                  15.1. Conversion Privilege and Conversion Rate. Subject to and upon compliance with the provisions of this Section 15, at the option of the holder thereof, any Debenture may be converted into fully paid and nonassessable shares (calculated as to each conversion to the nearest one one-hundredth (1/100th) of a share) of Common Stock at the Conversion Rate, determined as hereinafter provided, in effect at the time of conversion. Such conversion right shall commence on the date of such Debenture and expire the later of (i) at the close of business on February 1, 2012 or (ii) the date the full principal amount of all of the Debentures and all accrued interest thereon have been paid in full. In case any Debentures are called for redemption under Section 11.2 or
11.3 or the Company requires holders of Notes to make a Mandatory Sale under Section 11.4, such conversion right in respect of any such Debenture shall be subject to the provisions of Section 11.5.

                            The rate at which shares of Common Stock shall be
delivered upon conversion (herein called the "Conversion Rate") shall be initially 71.42857 shares of Common Stock for each $1,000 principal amount of Debentures. The Conversion Rate shall be adjusted in certain instances as provided in this Section 15.

                  15.2. Exercise of Conversion Privilege; Time Conversion Deemed Effected; Delivery of Stock Certificates; Partial Conversions; Accrued Interest. In order to exercise the conversion privilege, the holder of any Debenture to be converted shall surrender such Debenture, duly endorsed or assigned to the Company or in blank, at the Company's principal executive offices, 2440 Research Boulevard, Suite 400, Rockville, Maryland 20850 (or such other office or agency of the Company as the Company may designate by notice in writing to each holder of Debentures), accompanied by written notice to the Company at such office that the holder elects to convert such Debenture or, if less than the entire principal amount thereof is to be converted, the portion thereof to be converted.

                            A Debenture shall be deemed to have been converted
immediately prior to the close of business on the day of surrender of such Debenture for conversion in accordance with the foregoing provisions, and at such time the rights of the holder of such Debenture, as a holder thereof, shall cease to the extent of the portion of such Debenture converted, and the Person or Persons entitled to receive the Conversion Shares shall be treated for all purposes as the record holder or holders thereof at such time. As promptly as practicable on or after the date of any conversion in full or in part of any Debenture, but in no event later than five (5) Business Days thereafter, the

Company shall, at its expense (including the payment by it of any applicable issue taxes), issue and deliver to the holder of such Debenture, or as such holder may direct, a certificate or certificates for the number of full Conversion Shares, together with (a) payment in lieu of any fraction of a share, as provided in Section 15.3, and (b) interest (payable in the form of Interest Shares as provided in the form of the Debenture) on the principal amount of such Debenture, or the portion thereof converted, accrued and unpaid to and including the date of such conversion, without any adjustment in respect of any dividend or other distribution payable on the Conversion Shares.

                            Upon any partial conversion of a Debenture, the
Company will forthwith issue and deliver to or upon the order of the holder thereof, at the expense of the Company, a new Debenture or Debentures in aggregate principal amount equal to the unpaid and unconverted portion of the principal amount of such partially converted Debenture. Such new Debenture or Debentures shall be registered in the name of such holder and dated as of the date of the converted Debenture.

                  15.3. Fractions of Shares. No fractional shares of Common Stock shall be issued upon conversion of any Debenture or Debentures. If more than one (1) Debenture shall be surrendered for conversion at one time (or substantially at the same time) by the same holder,

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



the number of full shares which shall be issuable upon conversion thereof shall be computed on the basis of the aggregate principal amount of the Debentures so surrendered. In place of any fractional share of Common Stock which would otherwise be issuable upon conversion of any Debenture or Debentures, the Company shall calculate and pay a cash adjustment in respect of such fraction (calculated to the nearest one one-hundredth (1/100th) of a share) in an amount equal to the same fraction of the current market price per share of Common Stock (calculated in accordance with Section 15.4(8) below) at the close of business on the day of conversion.

                  15.4. Adjustments to Conversion Rate. The Conversion Rate shall be subject to adjustments from time to time as follows:

                            (1) In case at any time after the Closing Date the Company shall pay or make a dividend or other distribution on any class of Capital Stock of the Company (other than the Series C Preferred Stock) in shares of its Common Stock, the Conversion Rate in effect at the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution shall be increased by dividing such Conversion Rate by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination and the denominator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution, such increase to become effective immediately after the opening of business on the day following the date fixed for such determination. For the purposes of this paragraph (1), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. The Company will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company.

                            (2) In case at any time after the Closing Date, the Company shall issue rights or warrants to all holders of its Common Stock (not being available on an equivalent basis to holders of the Debentures upon conversion) entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the current market price per share (determined as provided in paragraph (8) of this Section 15.4) of the Common Stock on the date fixed for the determination of stockholders entitled to receive such rights or warrants, the Conversion Rate in effect at the opening of business on the day following the date fixed for such determination shall be increased by dividing such Conversion Rate by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock which the aggregate of the offering price of the total number of shares of Common Stock so offered for subscription or purchase would purchase at such current market price and the denominator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock so offered for subscription or purchase, such increase to become effective immediately after the opening of business on the day following the date fixed for such determination. However, upon the expiration of any right or warrant to purchase Common Stock the issuance of which resulted in an adjustment in the Conversion Rate pursuant to this subsection (2), if any such right or warrant shall expire and shall not have been exercised, the Conversion Rate shall immediately upon such expiration be recomputed and effective immediately upon such expiration be increased to the price which it would have been (but reflecting any other adjustments in the Conversion Rate made pursuant to the provisions of this Section 15.4 after the issuance of such rights or warrants) had the adjustment of the Conversion Rate made upon the issuance of such rights or warrants been made on the basis of offering for subscription or purchase only that number of shares of Common Stock actually purchased upon the exercise of such rights or warrants actually exercised. For the purposes of this paragraph (2), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but will include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. The Company will not issue any rights or warrants in respect of shares of Common Stock held in the treasury of the Company.

                            (3) In case at any time after the Closing Date, outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the Conversion Rate in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately increased and, conversely, in case at any time after the date hereof, outstanding shares of Common Stock shall each be combined into a smaller number of shares of Common Stock, the Conversion Rate in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately reduced, such increase or reduction, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

                            (4) In case at any time after the Closing Date, the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock evidences of its indebtedness or assets (including stock or other securities of the Company or any other issuer, but excluding any rights or warrants referred to in paragraph (2) of this
         Section 15.4, any dividend or distribution paid exclusively in cash and any dividend or distribution referred to in paragraph (1) of this
         Section 15.4), the Conversion Rate shall be adjusted so that the same shall equal the rate determined by dividing the Conversion Rate in effect immediately prior to the close of business on the date fixed for the determination of stockholders entitled to receive such distribution by a fraction of which the numerator shall be the current market price per share (determined as provided in paragraph (8) of this Section 15.4) of the Common Stock on the date fixed for such determination less the then fair market value (each reference to "fair market value" in this Section 15.4 shall mean the fair market value as determined by the Board of Directors of the Company in good faith, whose determination shall be described in a Board Resolution, a copy of which shall be delivered to each holder of Debentures within ten (10) days of the adoption of the resolution) of the portion of the assets or evidences of indebtedness so distributed applicable to one
         (1) share of Common Stock and the denominator shall be such current market price per share of the Common Stock, such adjustment to become effective immediately prior to the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such distribution.

                            (5) In case at any time after the Closing Date (A) the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock cash (excluding any cash that is distributed upon a merger or consolidation to which Section 15.13 applies or as part of a distribution referred to in paragraph (4) of this Section 15.4) and
         (B)(I) the total of (x) the aggregate amount of such cash distribution,
         (y) the aggregate amount of any other distributions to all holders of its Common Stock made exclusively in cash within the twelve (12) months preceding the date of payment of such distribution and in respect of which no adjustment pursuant to this paragraph (5) or paragraph (6) of this Section 15.4 has been made and (z) the aggregate of any cash plus the fair market value of other consideration payable in respect of any tender offers by the Company or any of its Subsidiaries for all or any portion of the Common Stock concluded within the twelve (12) months preceding the date of payment of such distribution and in respect of which no adjustment pursuant to this paragraph (5) or paragraph (6) of this Section 15.4 has been made, exceeds (II) ten percent (10%) of the product of the current market price per share (determined as provided in paragraph (8) of this Section 15.4) of the Common Stock on the date for the determination of holders of shares of Common Stock entitled to receive such distribution times the number of shares of Common Stock outstanding on such date, then, and in each such case, immediately after the close of business on such date for determination, the Conversion Rate shall be increased so that the same shall equal the rate determined by dividing the Conversion Rate in effect immediately prior to the close of business on the date fixed for determination of the stockholders entitled to receive such distribution by a fraction
         (i) the numerator of which shall be equal to such current market price per share on the date fixed for such determination less an amount equal to the quotient of (X) the sum of (I) the total of the amounts referred to in subclauses (B)(I)(x) and (y) of this paragraph (5) and (II) the aggregate of the excess of the amount referred to in subclause
         (B)(I)(z) of this paragraph (5) for each tender offer so referred to over the aggregate current market price of the shares of Common Stock purchased in such tender offer as of the Expiration Time (as hereinafter defined) for such tender offer divided by (Y) the number of shares of Common Stock outstanding on such date for determination and
         (ii) the denominator of which shall be equal to such current market price per share on such date for determination.

                            (6) In case at any time after the Closing Date (A) a tender offer made by the Company or any Subsidiary for all or any portion of the Common Stock shall expire and (B)(I) the total of (x) the fair market value of the aggregate consideration required to be paid pursuant to such tender offer (as amended upon the expiration thereof) to stockholders (based on the acceptance (up to any maximum specified in the terms of the tender offer) of Purchased Shares (as defined below)), (y) the aggregate of the cash plus the fair market value, as of the expiration of such tender offer, of consideration payable in respect of any other tender offer, by the Company or any Subsidiary for all or any portion of the Common Stock expiring within the twelve (12) months preceding the expiration of such tender offer and in respect of which no adjustment pursuant to this paragraph (6) or paragraph (5) of this
         Section 15.4 has been made and (z) the aggregate amount of any distributions to all holders of the Company's Common Stock made exclusively in cash within twelve (12) months preceding the expiration of such tender offer and in respect of which no adjustment pursuant to this paragraph (6) or paragraph (5) of this Section 15.4 has been made, exceeds (II) ten percent (10%) of the product of the current market price per share of the Common Stock (determined as provided in paragraph (8) of this Section 15.4) on the date of the last time (the "Expiration Time") tenders could have been made pursuant to such tender offer (as it may be amended) times the number of shares of Common Stock outstanding (including any tendered shares) on the Expiration Time, then, and in each such case, immediately prior to the opening of business on the day after the date of the Expiration Time, the Conversion Rate shall be adjusted so that the same shall equal the price determined by dividing the Conversion Rate immediately prior to the close of business on the date of the Expiration Time by a fraction
         (i) the numerator of which shall be equal to (a) the product of (I) such current market price per share on the date of the Expiration Time and (II) the number of shares of Common Stock outstanding (including any tendered shares) as of the Expiration Time less (b) the total of the amounts referred to in Clause (B)(I) of this paragraph (6), and
         (ii) the denominator of which shall be equal to the product of (a) such current market price per share on the date of the Expiration Time and
         (b) the number of shares of Common Stock outstanding (including any tendered shares) as of the Expiration Time less the number of all shares validly tendered and not withdrawn as of the Expiration Time (the shares deemed so accepted up to any such maximum, being referred to as the "Purchased Shares").

                            (7) The reclassification of Common Stock into securities other than Common Stock (other than any reclassification upon a consolidation or merger to which Section 15.13 applies) shall be deemed to involve (a) a distribution of such securities other than Common Stock to all holders of Common Stock (and the effective date of such reclassification shall be deemed to be "the date fixed for the determination of stockholders entitled to receive such distribution" and "the date fixed for such determination" within the meaning of paragraph (4) of this Section 15.4), and (b) a subdivision or combination, as the case may be, of the number of shares of Common Stock outstanding immediately prior to such reclassification into the number of shares of Common Stock outstanding immediately thereafter (and the effective date of such reclassification shall be deemed to be "the day upon which such subdivision becomes effective" or "the day upon which such combination becomes effective", as the case may be, and "the day upon which such subdivision or combination becomes effective" within the meaning of paragraph (3) of this Section 15.4).

                            (8) For the purpose of any computation under paragraph (2), (4), (5) or (6) of this Section 15.4, the current market price per share of Common Stock on any date shall be calculated by the Company and be deemed to be the average of the daily Closing Price per share of Common Stock for the five (5) consecutive Trading Days before, and ending not later than, the earlier of (i) the day in question and
         (ii) the day before the "ex" date with respect to the issuance or distribution requiring such computation. For purposes of this paragraph, the term "'ex' date", when used with respect to any issuance or distribution, means the first date on which the Common Stock trades regular way on the applicable securities exchange or in the applicable securities market without the right to receive such issuance or distribution.

                            (9) The Company may make such increases in the Conversion Rate, for the remaining term of the Debentures or any shorter term, in addition to those required by paragraphs (1), (2),
         (3), (4), (5) and (6) of this Section 15.4, as it considers to be advisable in order to avoid or diminish any income tax to any holders of shares of Common Stock resulting from any dividend or distribution of stock or issuance of rights or warrants to purchase or subscribe for stock or from any event treated as such for income tax purposes or for any other reasons.

                  15.5. Effect on Conversion Price of Certain Events. In order to prevent dilution of the conversion rights granted under this Section 15, in addition to the adjustments provided for in Section 15.4, the Conversion Rate shall be subject to adjustment from time to time pursuant to this Section 15.5 as follows; provided, however, that no adjustments shall be made under this
Section 15.5 with respect to any issuance of securities or other event that requires an adjustment of the Conversion Rate under Section 15.4.

                            (1) If and whenever on or after the Closing Date the Company issues or sells, or in accordance with this Section 15.5 is deemed to have issued or sold, other than in an Excluded Issuance, any share of Common Stock for a consideration per share less than the Trigger Price in effect immediately prior to such time (a "Dilutive Event"), then forthwith upon such issue or sale in the Dilutive Event the Conversion Rate shall be increased by dividing the Conversion Rate in effect immediately before the Dilutive Event by a fraction, the numerator of which is the number of shares of Common Stock that are Outstanding on an As-Converted Basis (as defined below) immediately before the Dilutive Event plus the number of shares of Common Stock that could be purchased at the Trigger Price at the time of the Dilutive Event for the aggregate consideration paid or payable upon the sale or issuance of Common Stock in the Dilutive Event, and the denominator of which is the number of shares of Common Stock that are Outstanding on an As-Converted Basis immediately before the Dilutive Event plus the number of shares that are acquired or to be acquired upon the sale or issuance of the Common Stock in the Dilutive Event. For purposes of this paragraph (1), "Outstanding on an As-Converted Basis immediately before the Dilutive Event" means the sum of (i) all Common Stock issued and outstanding immediately before the Dilutive Event plus (ii) all Common Stock issuable upon the exercise of Options or conversion of Convertible Securities outstanding immediately before the Dilutive Event (other than the Debentures).

                            (2) If after the Closing Date the Company in any manner grants any Options and the price per share for which shares of Common Stock are issuable upon the exercise of any such Option is less than the Trigger Price in effect immediately prior to the time of the granting of such Option, then such shares of Common Stock shall be deemed to have been issued and sold by the Company at the time of the granting of such Options for such price per share and the Conversion Rate shall be adjusted in accordance with paragraph (1) of this Section
         15.5. For purposes of this paragraph, the "price per share" for which shares of Common Stock are issuable upon the exercise of any Option shall be equal to the sum of the amounts of consideration (if any) received or receivable by the Company with respect to such shares of Common Stock upon the granting of the Option and upon exercise of the Option. No further adjustment of the Conversion Rate shall be made upon the actual issue of such Common Stock upon the exercise of such Options.

                            (3) If after the Closing Date the Company in any manner issues or sells any Convertible Security (or Options to purchase any Convertible Security) and the price per share for shares of Common Stock that are issuable upon conversion or exchange thereof is less than the Trigger Price in effect immediately prior to the time of such issue or sale (or the granting of such Option), then such shares of Common Stock shall be deemed to have been issued and sold by the Company at the time of the issuance or sale of such Convertible Securities (or the granting of such Option) for such price per share and the Conversion Price shall be adjusted in accordance with paragraph
         (1) of this Section 15.5. For the purposes of this paragraph (3), the "price per share" for which shares of Common Stock are issuable upon conversion or exchange of any Convertible Security (or exercise of any Option therefor) shall be equal to the sum of the amounts of consideration (if any) received or receivable by the Company upon the issuance of the Convertible Security (or such Option) and upon the conversion or exchange of such Convertible Security (or exercise of such Option). No further adjustment of the Conversion Price shall be made upon the actual issue of such Common Stock upon conversion or exchange of any Convertible Security, and if any such issue or sale of such Convertible Security is made upon exercise of any Options for which adjustments of the Conversion Rate had been or are to be made pursuant to other provisions of this Section 15, no further adjustment of the Conversion Rate shall be made by reason of such issue or sale.

                            (4) If after the Closing Date the purchase price provided for in any Option, the additional consideration (if any) payable upon the issue, conversion or exchange of any Convertible Security (other than the Debentures), or the rate at which any Convertible Security (other than the Debentures) is convertible into or exchangeable for Common Stock changes at any time, any Conversion Rate previously adjusted with respect to such Option or Convertible Security (other than the Debentures) and in effect at the time of such change shall be readjusted to the Conversion Rate which would have been in effect at such time had such Option or Convertible Security (other than the Debentures) originally provided for such changed purchase price, additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold.

                            (5) Upon the expiration of any Option or the termination of any right to convert or exchange any Convertible Security (other than the Debentures), after the Closing Date, without the exercise of any such Option or right, any Conversion Rate then in effect hereunder shall be adjusted to the Conversion Rate which would have been in effect at the time of such expiration or termination had such Option or Convertible Security, to the extent outstanding immediately prior to such expiration or termination, never been issued.

                            (6) For the purpose of this Section 15.5, if any Common Stock, Option or Convertible Security is issued or sold or deemed to have been issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Company therefor. In case any Common Stock, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company shall be the fair value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by the Company shall be the Market Price thereof as of the date of receipt. If any Common Stock, Option or Convertible Security is issued to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving corporation, the amount of consideration therefor shall be deemed to be the fair value of such portion of the assets and business of the non-surviving entity as is attributable to such Common Stock, Options or Convertible Securities, as the case may be. The fair value of any consideration other than cash and securities shall be as determined in good faith by the Board of Directors of the Company. For purposes of this paragraph

         (6), the term "Market Price" of a security means, with respect to a specified date, the Closing Price of such security, averaged over a period of the twenty (20) consecutive Business Days prior to such date; provided that if during this period such security is not listed on any securities exchange, quoted on the Nasdaq National Market, or quoted in the over-the-counter market, the Market Price will be the fair value of such security determined by agreement between the Company and the holders of a majority of the Outstanding Debentures. If such parties are unable to reach agreement within a reasonable period of time, the fair value of such security shall be determined by an independent appraiser experienced in valuing such type of consideration jointly selected by the Company and the holders of a majority of the Outstanding Debentures. The determination of such appraiser shall be final and binding upon the parties, and the fees and expenses of such appraiser shall be borne by the Company.

                            (7) In case any Option is issued in connection with the issue or sale of other securities of the Company, together comprising one (1) integrated transaction in which no specific consideration is allocated to such Option by the parties thereto, the Option shall be deemed to have been issued for a consideration of $.01.

                  15.6. De Minimis Adjustments. Notwithstanding any other provisions of this Section 15, the Company shall not be required to make any adjustment of the Conversion Rate unless such adjustment would require an increase or decrease of at least one percent (1%) in the Conversion Rate as then in effect. Any lesser adjustment shall be carried forward and shall be made no later than the time of, and together with, the next subsequent adjustment which, together with any adjustment or adjustments so carried forward, shall amount to an increase or decrease of at least one percent (1%) of the Conversion Rate as then in effect.

                  15.7. Notice of Adjustments of Conversion Rate. Whenever the Conversion Rate is adjusted as provided in Section 15.4 or Section 15.5, the Company shall promptly (and, in any event, not later than the fifteenth (15th) day following the occurrence of the event requiring such adjustment) compute the adjusted Conversion Rate in accordance with this Section 15 and shall prepare a report setting forth such adjustment and showing in detail the method of calculation and the facts upon which such adjustment is based, including a statement of (a) the consideration received or to be received by the Company for any additional shares of Common Stock issued or sold or deemed to have been issued, (b) the number of shares of Common Stock outstanding or deemed to be outstanding, and (c) the Conversion Rate in effect immediately prior to such issue or sale and as adjusted on account therefor and, upon the request of any holder of the Debentures, shall cause certified public accountants of recognized national standing (which may be the regular auditors of the Company) selected by the Company to verify such computation and report, if not previously verified at the request of any holder. The Company will promptly (and, in any event, not later than such fifteenth (15th) day) furnish a copy of each such report and such verification to the holder of any Debenture, and will, upon the written request at any reasonable time of the holder of any Debenture, furnish to such holder a like report setting forth the Conversion Rate at the time in effect and showing how it was calculated. The Company will also keep copies of all such reports and such verifications at its principal office, and will cause the same to be available for inspection at such office during normal business hours by the holder of any Debenture or any prospective purchaser of any Debenture designated by the holder of such Debenture.

                  15.8.     Notice of Certain Corporate Action.   In case:

                            (1) the Company shall declare a dividend (or any other distribution) on its Common Stock payable otherwise than in cash out of its earned surplus; or

                            (2) the Company shall authorize the granting to all holders of its Common Stock of rights or warrants to subscribe for or purchase any shares of Capital Stock or of any other rights; or

                            (3) (a) of any reclassification of the Common Stock of the Company, or (b) of any consolidation, merger or share exchange to which the Company is a party and for which approval of any stockholders of the Company is required, or (c) of any tender offer by the Company or any Subsidiary for all or any portion of the Common Stock, or (d) of the conveyance, transfer, sale or lease of all or substantially all of the assets of the Company; or

                            (4) of the voluntary or involuntary dissolution, liquidation or winding up of the Company;

then the Company, ten (10) Business Days prior to the applicable record, expiration or effective date hereinafter specified, shall give to each holder of Debentures a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, rights or warrants, or, if a record is not to be taken, the effective date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, rights or warrants are to be determined, (y) the date on which the right to make tenders under such tender offer expires or (z) the date on which such reclassification, consolidation, merger, share exchange, conveyance, transfer, sale, lease, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, share exchange, conveyance, transfer, sale, lease, dissolution, liquidation or winding up.

                  15.9. Company to Reserve Common Stock. The Company shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued Common Stock, for the purpose of effecting the conversion of Debentures, the full number of Conversion Shares then issuable upon the conversion of all outstanding Debentures.

                  15.10. Taxes on Conversions. The Company will pay any and all taxes (other than taxes on income), liens and other charges that may be payable in respect of the issue or delivery of Conversion Shares pursuant hereto.

                  15.11. Agreements as to Common Stock; Listing. The Company agrees that all Conversion Shares, upon delivery thereof, will have been duly authorized and validly issued and will be fully paid and nonassessable with no liability on the part of holders thereof. The Company will take all such action as may be necessary to insure that such Conversion Shares may be issued without violation of any applicable law or regulation, or of any agreement, contract or understanding applicable to the Company or its assets, or of any requirements of any securities exchange or automated quotation system upon which any shares of Common Stock may be listed or quoted.

                            No class of Capital Stock (other than any class that
has a preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company or that is subject to redemption by the Company) shall have voting rights that are proportionately greater per share than those of any class of Capital Stock issuable on any conversion of the Debentures pursuant hereto, and all classes of which shares are so issuable on any such conversion shall have voting rights.

                  15.12. Cancellation of Converted Debentures. All Debentures delivered for conversion shall be cancelled and no such Debenture shall thereafter be reissued.

                  15.13. Provision in Case of Consolidation, Merger or Conveyance of Assets.

                            (a) In case at any time after the Closing Date the
Company shall be a party to any transaction (including, without limitation, a merger, consolidation, sale of all or substantially all of the Company's assets or recapitalization of the Common Stock) in which the previously outstanding Common Stock shall be changed into or exchanged for different securities of the Company, common stock or other securities of another corporation or interests in a noncorporate entity or other property (including cash) or any combination of any of the foregoing (each such transaction being hereinafter referred to as a

"Reorganization Transaction," the date of the consummation of the Reorganization Transaction being hereinafter referred to as the "Consummation Date," the Company (in the case of a recapitalization of the Common Stock) or such other corporation or entity (in each other case) being hereinafter referred to as the "Acquiring Company," and the common stock (or equivalent equity interests) of the Acquiring Company being hereinafter referred to as the "Acquirer's Common Stock"), then, subject to the alternate rights of each holder of Debentures set forth in Section 15.13(b), if then applicable as a condition to the consummation of the Reorganization Transaction, lawful and adequate provisions shall be made so that, upon the basis and the terms and in the manner provided in this Section 15, each holder of a Debenture, upon the conversion thereof at any time after the consummation of the Reorganization Transaction, shall be entitled to receive, in lieu of the Stock or Other Securities issuable upon such conversion prior to such consummation, the stock and other securities, cash and property to which such holder would have been entitled upon the consummation of the Reorganization Transaction if such holder had converted such Debenture immediately prior thereto (subject to adjustments from and after the Consummation Date as nearly equivalent as possible to the adjustments provided for in this Section 15 including, without limitation, this Section 15.13).

                            (b) In addition to the rights granted in Section
15.13(a), at the election of any holder of any Debenture pursuant to notice given to the Company on or before the later of (x) the day on which the holders of the Common Stock of the Company approve the Reorganization Transaction, and
(y) the sixtieth day (60th) following the date of delivery or mailing to such holder of the last proxy statement relating to the vote on the Reorganization Transaction by the holders of the Common Stock of the Company, such holder shall have the right to elect to receive on the Consummation Date and, as a condition precedent to the Reorganization Transaction, in full payment and in consideration for the surrender of such Debenture, a cash amount equal to the current market value (as determined in accordance with Section 15.4(8)) of the number of shares of Stock (or Other Securities) to which the holder of such Debenture would have been entitled had such holder converted such Debenture immediately prior to the consummation of the Reorganization Transaction; provided, however, that the provisions of this Section 15.13(b) shall not apply prior to the Senior Notes Reduction Date.

                            (c) The Company will not enter into or be a party to
any Reorganization Transaction following the consummation of which any holder of Debentures would be entitled in accordance with the foregoing provisions of this
Section 15.13 to receive Acquirer's Common Stock or other securities of the Acquiring Company upon conversion of such Debentures unless, immediately following the consummation thereof on the Consummation Date, all of the following requirements are fulfilled as to the Acquiring Company:

                            (A) its common stock is listed on the New York Stock

                  Exchange or the American Stock Exchange or is authorized for quotation on the Nasdaq National Market as a national market security and such common stock continues to meet the requirements for such listing or quotation, as the case may be, and

                            (B) it is required to file reports with the
                  Commission pursuant to Section 13 or 15(d) of the Exchange
                  Act.

                            (d) Notwithstanding anything contained in this
Agreement to the contrary, the Company will not effect any Reorganization Transaction unless, prior to the consummation thereof, each corporation or entity (other than the Company) which may be required to deliver any stock, securities, cash or property upon the conversion of any Debenture as provided herein shall assume, by written instrument delivered to the holder of such Debenture, the obligation to deliver to such holder such shares of stock, securities, cash or property as, in accordance with the foregoing provisions, such holder may be entitled to receive, and such corporation or entity shall have similarly delivered to such holder an opinion of counsel for such corporation or entity, which counsel shall be reasonably satisfactory to such holder, stating that such Debenture shall thereafter continue in full force and effect and the terms hereof (including, without limitation, all of the provisions of this Section 15) shall be applicable to the stock, securities, cash or property which such corporation or entity may be required to deliver upon the exercise hereof. Nothing in this Section 15.13 shall be deemed to authorize the Company to enter into any transaction not otherwise permitted by either Section 12.6 or Section 13.1, as then applicable.

                  15.14. Other Dilutive Events. In case any event shall occur which is substantially similar to the events described in the other provisions of this Section 15, but as to which substantially similar event such provisions of this Section 15 are not applicable and in respect of which substantially similar event the failure to make any adjustment would not in the reasonable opinion of any holder of a Debenture or the Company fairly protect the conversion rights granted by this Section 15 in accordance with the essential intent and principles hereof, then, in each such case, upon the written request of such holder or on its own motion, the Company shall appoint a firm of independent certified public accountants of recognized national standing (which may be the regular auditors of the Company) which shall give their opinion as to the adjustment, if any, on a basis consistent with the essential intent and principles established in this Section 15, necessary to preserve, without dilution, such conversion rights. Upon receipt of such opinion, the Company will promptly mail a copy thereof to the holder of each Debenture and shall make the adjustments or increases described therein.


                  15.15. Continuing Obligation of the Company. The Company will, at the time of conversion of any Debenture in full or in part, upon the request of any holder thereof, acknowledge in writing its continuing obligation to afford such holder any rights (including, without limitation, any right of registration of the Conversion Shares) to which such holder shall continue to be entitled after such conversion in accordance with the provisions of this Agreement; provided, however, that if any such holder shall fail to make any such request, such failure shall not affect the continuing obligation of the Company to afford to such holder all such rights.

         16.      Registration, Transfer and Substitution of Debentures.

                  16.1. Debenture Register; Ownership of Registered Debentures. The Company will keep at its principal office a register in which the Company will provide for the registration of Debentures and the registration of transfers of Debentures. The Company may treat the Person in whose name any Debenture is registered on such register as the owner and holder thereof for the purpose of receiving payment of the principal of and the premium, if any, and interest on such Debenture and for all other purposes, whether or not such Debenture shall be overdue, and the Company shall not be affected by any notice to the contrary. The Company may treat the Person in whose name any Stock is registered in the stock transfer records of the Company as the owner and holder thereof for the purpose of receiving dividends and other distributions thereon and for all other purposes, and the Company shall not be affected by any notice to the contrary.

                  16.2. Transfer and Exchange of Debentures. Upon surrender of any Debenture for registration of transfer or for exchange to the Company at its principal office with evidence that all applicable transfer taxes have been paid, the Company at its expense will execute and deliver in exchange therefor a new Debenture or Debentures in denominations of at least $100,000 (except one
(1) Debenture may be issued in a lesser principal amount if the unpaid principal amount of the surrendered Debenture is not evenly divisible by, or is less than, $100,000), as requested by the holder or transferee, which aggregate the unpaid principal amount of such surrendered Debenture. Each such new Debenture shall be registered in the name of such Person, or its nominee, as such holder or transferee may request, dated so that there will be no loss of interest on such surrendered Debenture and otherwise of like tenor.

                  16.3. Replacement of Debentures. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any Debenture and, in the case of any such loss, theft or destruction, upon delivery of an indemnity bond in such reasonable amount and form as the Company may determine (or, in the case of any Debenture held by you or another holder of Debentures, of an indemnity agreement from you or such other holder reasonably satisfactory to the Company), or, in the case of any such mutilation, upon the surrender of such Debenture for cancellation to the Company at its principal office, the Company at its expense will execute and deliver, in lieu thereof, a new Debenture of like tenor, dated so that there will be no loss of interest on such lost, stolen, destroyed or mutilated Debenture. Any Debenture in lieu of which any such new Debenture has been so executed and delivered by the Company shall not be deemed to be an outstanding Debenture for any purpose of this Agreement.

         17.      Payment.

                  17.1. Form of Payment. Payments of interest becoming due and payable on any Debenture shall be made by issuing to the holder thereof fully paid and nonassessable shares of Common Stock in an amount determined by multiplying the principal amount of the Debenture by eight and three-fourths percent (8.75%) per annum (computed on the basis of a 360-day year of twelve
(12) 30-day months) and dividing the resulting product by the Applicable Divisor. All amounts of principal due on any Debenture and any premium (whether at Stated Maturity, upon acceleration or otherwise) shall be paid in cash in U.S. dollars in immediately available funds to the account or accounts specified by the holder of the Debenture.

                  17.2.     Place of Payment.

                            (a) Payments of interest becoming due and payable on
the Debentures shall be made by delivering a certificate or certificates for shares of Common Stock in such denomination as the holder may request at the address specified by such holder to the Company from time to time, by notice pursuant to Section 23 hereof.

                            (b) Except as otherwise provided in Section 17.3,
payments of principal or premium, if any, becoming due and payable on the Debentures shall be made at the principal office of the Company, provided, however, that if at any time the Company does not maintain its principal office in Rockville, Maryland, the Company, by written notice to each holder of any Debentures, shall designate the principal office of any bank or trust company in New York County, State of New York, as the office or agency where such payments shall be made.

                  17.3. Home Office Payment. So long as you or your nominee shall be the holder of any Debenture, and notwithstanding anything contained in
Section 17.2 or in such Debenture to the contrary, the Company will pay all sums becoming due on such Debenture for principal, or premium, if any, in the manner and at the address specified for such purpose in Schedule I attached hereto, or in such other manner and at such other address as you shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Debenture or the making of any notation thereon, except that any Debenture so paid or redeemed or repurchased in full shall, following such payment, redemption or repurchase, be surrendered to the Company at its principal office or at the place of payment maintained by the Company pursuant to Section 17.2 for cancellation. The Company agrees to afford the benefits of this Section 17.3 to any holder which is the direct or indirect transferee of any Debenture purchased by you under this Agreement.

         18.      Events of Default; Acceleration.

                  18.1. Nature of Events and Acceleration of Debentures. Subject to Section 18.5, if any of the following events ("Events of Default") shall occur and be continuing for any reason whatsoever (and whether such occurrence shall be voluntary or involuntary or come about or be effected by operation of law or otherwise):

                            (a) any payment of principal or premium, if any, on any Debenture is not made when and as such payment becomes due at maturity, upon acceleration, redemption or repurchase, or otherwise;

                            (b) any payment of interest on any Debenture is not made when and as such payment becomes due and payable, and such default continues for a period of fifteen (15) days;

                            (c) the Company fails to comply with the requirements for consolidation, merger or conveyance, transfer or lease of all or substantially all of the Company's assets, as set forth in either Section 12.6 or Section 13.1, as then applicable;

                            (d) the Company fails to comply with or perform any of the then-applicable covenants or other agreements set forth in this Agreement or the Debentures (other than a default specified in clause
         (a), (b) or (c) above) or any other provision of this Agreement, and such failure continues for a period of thirty (30) days after the earlier of (1) the day on which a Responsible Officer of the Company first obtains knowledge of such failure, or of the events or conditions that constitute such failure or (2) the day on which written notice thereof is given to the Company by the holder of any Debenture;

                            (e) any warranty or representation by or on behalf of the Company contained in this Agreement or in any instrument furnished in compliance with this Agreement is false or incorrect in any material respect on the date as of which made;

                            (f) any "Event of Default" under (and as defined in) either of the Senior Indentures shall have occurred and be continuing;

                            (g) there occurs with respect to any issue or issues of Indebtedness of the Company or any Significant Subsidiary having an outstanding principal amount of $2 million or more in the aggregate for all such issues of all such Persons, whether such Indebtedness now exists or shall hereafter be created, (I) an event of default that has caused the holder thereof to declare such Indebtedness to be due and payable prior to its Stated Maturity and such Indebtedness has not been discharged in full or such acceleration has not been rescinded or annulled within thirty (30) days of such acceleration and/or (II) the failure to make a principal payment at the final (but not any

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



         interim) fixed maturity and such defaulted payment shall not have been made, waived or extended within thirty (30) days of such payment default;

                            (h) any final judgment or order (not covered by insurance) for the payment of money in excess of $2 million in the aggregate for all such final judgments or orders against all such Persons (treating any deductibles, self-insurance or retention as not so covered) shall be rendered against the Company or any Significant Subsidiary and shall not be paid or discharged, and there shall be any period of sixty (60) consecutive days following entry of the final judgment or order that causes the aggregate amount for all such final judgments or orders outstanding and not paid or discharged against all such Persons to exceed $2 million during which a stay of enforcement of such final judgment or order, by reason of a pending appeal or otherwise, shall not be in effect;

                            (i) the Company or any of its Significant
         Subsidiaries shall commence a voluntary case under any chapter of the Federal Bankruptcy Code, or shall consent to (or fail to contest within ten (10) days) the commencement of an involuntary case against the Company or any of its Subsidiaries under the Federal Bankruptcy Code;

                            (j) the Company or any Significant Subsidiary shall institute proceedings for liquidation, rehabilitation, readjustment or composition (or for any related or similar purpose) under any law (other than the Federal Bankruptcy Code) relating to financially distressed debtors, their creditors or property, or shall consent to (or fail to contest within ten (10) days) the institution of any such proceedings against the Company or any of its Subsidiaries;

                            (k) the Company or any of its Significant
         Subsidiaries shall be insolvent (within the meaning of any applicable law), or shall be unable, or shall admit in writing its inability, to pay its debts generally as they come due, or shall make an assignment for the benefit of creditors or enter into any arrangement for the adjustment or composition of debts or claims;

                            (l) a court or other governmental authority or agency having jurisdiction in the premises shall enter a decree or order (i) for the appointment of a receiver, liquidator, assignee, trustee or sequestrator (or other similar official) of the Company or any of its Significant Subsidiaries or of any part of the property of such Person, or for the winding-up or liquidation of the affairs of such Person, and such decree or order shall remain in force and undischarged and unstayed for a period of more than thirty (30) days, or (ii) for the sequestration or attachment of any property of the Company or any of its Significant Subsidiaries without its unconditional return to the possession of such Person, or its unconditional release from such sequestration or attachment, within thirty (30) days thereafter;


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



                            (m) a court having jurisdiction in the premises shall enter an order for relief in an involuntary case commenced against the Company or any of its Significant Subsidiaries under the Federal Bankruptcy Code, and such order shall remain in force undischarged and unstayed for a period of more than thirty (30) days;

                            (n) a court or other governmental authority or agency having jurisdiction in the premises shall enter a decree or order approving or acknowledging as properly filed or commenced against the Company or any of its Significant Subsidiaries a petition or proceedings for liquidation, rehabilitation, readjustment or composition (or for any related or similar purpose) under any law (other than the Federal Bankruptcy Code) relating to financially distressed debtors, their creditors or property, and any such decree or order shall remain in force and undischarged and unstayed for a period of more than thirty (30) days; or

                            (o) the Company or any of its Significant
         Subsidiaries shall take corporate action for the purpose or with the effect of authorizing, acknowledging or confirming the taking or existence of any action or condition specified in paragraph (i), (j) or
         (k) above;

then, in the case of any such Event of Default referred to in clause (i), (j),
(k), (1), (m) or (n) of this Section 18.1, automatically, or, in the case of any other such Event of Default, at the option of the holder or holders of not less than twenty-five percent (25%) in aggregate principal amount of the Debentures at the time Outstanding, exercised by written notice to the Company, the Debentures, together with the interest accrued thereon, shall forthwith become and be due and payable, without any other presentment, demand, protest or notice of any kind, all of which are hereby expressly waived; provided, however, that in the case of any Event of Default specified in clause (a) or (b) of this
Section 18.1, such option may be exercised by the holder of any Debenture by written notice to the Company and such Debenture, together with interest accrued thereon, shall in such case forthwith become and be due and payable, without any other presentment, demand, protest or notice of any kind, all of which are hereby expressly waived.

                  18.2. Default Remedies. If an Event of Default exists, the holder of any Debenture then outstanding may exercise any right, power or remedy permitted to it by law, either by suit in equity or by action at law or both, whether for specific performance of any covenant or agreement contained in this Agreement or in aid of the exercise of any power granted in this Agreement, or the holder of any Debenture may proceed to enforce payment of such Debenture or to enforce any other legal or equitable right of the holder of such Debenture. No course of dealing on the part of any holder of any Debenture or any delay or failure on the part of any holder of any Debenture to exercise any right shall operate as a waiver of such right or otherwise prejudice such holder's, or any other holder's rights, powers and remedies. If an Event of Default exists, the Company will pay to the holders of the Debentures, to the extent not prohibited by law, such further amount as shall be sufficient to cover the cost and expenses of collection or other proceedings, including, but not limited to, reasonable attorneys' fees.

                  18.3. Notice of Default. If any one (1) or more of the Events of Default specified in Section 18.1 above shall occur, or if the holder of any Debenture or of any other evidence of Indebtedness of the Company gives any notice or takes any other action with respect to a claimed default, the Company will forthwith give written notice thereof to all holders of Debentures then Outstanding describing the notice or action and the nature of the claimed default, including any Event of Default.

                  18.4. Annulment of Acceleration of Debentures. If notice is delivered pursuant to Section 18.1 by any holder or holders of the requisite principal amount of the Debentures, then and in every such case, the holders of at least fifty-one percent (51%) in aggregate principal amount of the Debentures then Outstanding may, by written instrument filed with the Company, rescind and annul such declaration and the consequences thereof; provided, however, that at the time such declaration is annulled and rescinded:

                            (a) no judgment or decree has been entered for the payment of any monies due pursuant to the Debentures or this Agreement;

                            (b) all arrears of principal and interest upon all of the Debentures and all other sums payable under the Debentures and under this Agreement (including costs and expenses of the holders incurred in connection with such notice under Section 18.1 and the exercise of remedies under Section 18.2, but excluding any principal, interest or premium on the Debentures which has become due and payable by reason of such notice under Section 18.1) shall have been duly paid; and

                            (c) each and every other default and Event of Default shall have been waived pursuant to Section 22 or otherwise made good or cured;

and provided, further, that no such rescission and annulment shall extend to or affect any subsequent default or Event of Default or impair any right consequent thereon.

         18.5. Accelerations and other Remedies Limited Prior to Senior Notes Reduction Date. Notwithstanding anything in Sections 18.1 through Section 18.4 to the contrary, prior to the Senior Notes Reduction Date no holder of any Debenture shall have the right to accelerate any payments on such Debenture or exercise any other remedies or rights against the Company, any Guarantor or any other Subsidiary of the Company arising from any Event of Default as defined herein except for (i) the Events of Default specified in paragraph (i), (j),
(k), (l), (m) or (n) of Section 18.1, (ii) the Event of Default specified in paragraph (h) of Section 18.1, provided that the applicable amount of any final judgments or orders for the payment of money thereunder is at least $50 million, or (iii) any Event of Default under paragraph (f) or (g) of this Agreement that results in the acceleration of payment with respect to Indebtedness (other than the Debentures) in the aggregate principal amount of at least $50 million.

         19.      Interpretation of Agreement and Debentures.

                  Acquired Indebtedness: means Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary or assumed in connection with an Asset Acquisition by a Restricted Subsidiary and not Incurred in connection with, or in anticipation of, such Person becoming a Restricted Subsidiary or such Asset Acquisition.

                  Acquirer's Common Stock: the meaning specified in Section 15.13(a).

                  Acquiring Company: the meaning specified in Section 15.13(a).

                  Adjusted Consolidated Net Income: means, for any period, the aggregate net income (or loss) of the Company and its Restricted Subsidiaries for such period determined in conformity with GAAP; provided that the following items shall be excluded in computing Adjusted Consolidated Net Income (without duplication): (i) the net income of any Person (other than net income (or loss) attributable to a Restricted Subsidiary) in which any Person (other than the Company or any of its Restricted Subsidiaries) has a joint interest and the net income (or loss) of any Unrestricted Subsidiary, except to the extent of the amount of dividends or other distributions actually paid to the Company or any of its Restricted Subsidiaries by such other Person or such Unrestricted Subsidiary during such period; (ii) solely for the purposes of calculating the amount of Restricted Payments that may be made pursuant to clause (C) of the first paragraph of Section 13.6 (and in such case, except to the extent includable pursuant to clause (i) above), the net income (or loss) of any Person accrued prior to the date it becomes a Restricted Subsidiary or is merged into or consolidated with the Company or any of its Restricted Subsidiaries or all or substantially all of the property and assets of such Person are acquired by the Company or any of its Restricted Subsidiaries; (iii) any gains or losses (on an after-tax basis) attributable to Asset Sales; (iv) except for purposes of calculating the amount of Restricted Payments that may be made pursuant to clause (C) of the first paragraph of Section 13.6, any amount paid or accrued as dividends on Preferred Stock of the Company or any Restricted Subsidiary owned by Persons other than the Company and any of its Restricted Subsidiaries; (v) all extraordinary gains and extraordinary losses; and (vi) any net income (or loss) of any Guarantor that ceases to be a Guarantor because it is designated an Unrestricted Subsidiary.

                  Adjusted Consolidated Net Tangible Assets: means the total amount of assets of the Company and its Restricted Subsidiaries (less applicable depreciation, amortization and other valuation reserves), except to the extent resulting from write-ups of capital assets (excluding write-ups in connection with accounting for acquisitions in conformity with GAAP), after deducting therefrom (i) all current liabilities of the Company and its Restricted Subsidiaries (excluding intercompany items) and (ii) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, all as set forth on the most recent quarterly or annual consolidated balance sheet of the Company and its Restricted Subsidiaries, prepared in conformity with GAAP and filed with the Commission.

                  Affiliate: means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise. The term "Affiliate" when used as a reference to an Affiliate of the Company or any of its Subsidiaries shall not mean or refer to (i) BAe, BAC, PLC or any of their Affiliates (exclusive of the Company or its Subsidiaries) or (ii) Matra, the Lagardere Groupe SCA, MCN Sat US Inc., MCN Sat Service S.A., or any of their Affiliates (exclusive of the Company or its Subsidiaries).

                  Agreements and Instruments: the meaning specified in Section 5.9.

                  Annual Report: the meaning specified in Section 5.5.

                  Applicable Divisor: means (i) $14 provided that the average of the Closing Price per share of the Common Stock for the 20 Trading Days (the "Twenty Day Average") immediately prior to the date as of which the Applicable Divisor is determined (the "Divisor Date") is greater than $12.80, (ii) the Twenty Day Average, if $12.80 or less but greater than $10.21 at the Divisor Date, or (iii) $10.21 if the Twenty Day Average is $10.21 or less, at the Divisor Date. The initial Applicable Divisor thresholds amounts ($14, $12.80,

$10.21) and any amount to which such thresholds are adjusted, shall be proportionately decreased in the event that the Company at any time subdivides (by any stock split, stock dividend, recapitalization or otherwise) the outstanding shares of Common Stock into a greater number of shares or proportionately increased in the event that the Company at any time combines (by reverse stock split, recapitalization or otherwise) the outstanding shares of Common Stock into a smaller number of shares.

                  Applicable Law: means any Federal, state, local or foreign statute, law, ordinance, governmental rule or regulation or any judgment, decree, rule or order of any court or governmental agency or authority applicable to the Company or any of its Subsidiaries or any of their respective properties, assets or operations.

                  Article Tenth:  the meaning specified in Section 5.28.

                  Asset Acquisition: means (i) an investment by the Company or any of its Restricted Subsidiaries in any other Person pursuant to which such Person shall become a Restricted Subsidiary or shall be merged into or consolidated with the Company or any of its Restricted Subsidiaries; provided that such Person's primary business is related, ancillary or complementary to the businesses of the Company and its Restricted Subsidiaries on the date of such investment or (ii) an acquisition by the Company or any of its Restricted Subsidiaries of the property and assets of any Person other than the Company or any of its Restricted Subsidiaries that constitute substantially all of a division or line of business of such Person;

provided that the property and assets acquired are related, ancillary or complementary to the businesses of the Company and its Restricted Subsidiaries on the date of such acquisition.

                  Asset Disposition: means the sale or other disposition by the Company or any of its Restricted Subsidiaries (other than to the Company or another Restricted Subsidiary) of (i) all or substantially all of the Capital Stock of any Restricted Subsidiary of the Company or (ii) all or substantially all of the assets that constitute a division or line of business of the Company or any of its Restricted Subsidiaries.

                  Asset Sale: means any sale, transfer or other disposition (including by way of merger, consolidation or sale-leaseback transaction) in one transaction or a series of related transactions by the Company or any of its Restricted Subsidiaries to any Person other than the Company or any of its Restricted Subsidiaries of (i) all or any of the Capital Stock of any Restricted Subsidiary, (ii) all or substantially all of the property and assets of an operating unit or business of the Company or any of its Restricted Subsidiaries or (iii) any other property and assets of the Company or any of its Restricted Subsidiaries outside the ordinary course of business of the Company or such Restricted Subsidiary and, in each case, that is not governed by the provisions of this Agreement applicable to mergers, consolidations and sales of assets of the Company; provided that "Asset Sale" shall not include (a) sales or other dispositions of inventory, receivables and other current assets or (b) sales or other dispositions of assets for consideration at least equal to the fair market value of the assets sold or disposed of, provided that the consideration received would be invested in assets that satisfy clause (B) of Section 13.11.

                  Average Life: means, at any date of determination with respect to any debt security, the quotient obtained by dividing (i) the sum of the products of (a) the number of years from such date of determination to the dates of each successive scheduled principal payment of such debt security and (b) the amount of such principal payment by (ii) the sum of all such principal payments.

                  BAC: British Aerospace Communications, Inc., a Delaware corporation.

                  BAC, Ltd.: British Aerospace Communications Limited, a company organized and existing under the laws of England and Wales.

                  BAe: British Aerospace Holdings, Inc., a Delaware corporation.

                  Board of Directors: means the Board of Directors of the Company or a committee consisting of one or more directors lawfully exercising the relevant powers of the Board.

                  Board Resolution: means a resolution duly adopted by the Board of Directors, a copy of which, certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, shall have been delivered to each holder of Debentures.

                  Business Day: means any day other than a Saturday, Sunday or any other day on which commercial banks are authorized by law to be closed in New York City or the District of Columbia.

                  Capital Stock: means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) in equity of such Person, whether now outstanding or issued after the Closing Date, including, without limitation, all series and classes of common stock and Preferred Stock.

                  Capitalized Lease: means, as applied to any Person, any lease of any property (whether real, personal or mixed) of which the discounted present value of the rental obligations of such Person as lessee, in conformity with GAAP, is required to be capitalized on the balance sheet of such Person; and "Capitalized Lease Obligations" means the discounted present value of the rental obligations under such lease.


                  Change of Control: occurs when any "Person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have beneficial ownership of all shares that any such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time) directly or indirectly, of a majority in the aggregate of the total voting power of the Voting Stock of the Company, whether as a result of issuance of securities of the Company, market or private purchases, any merger, consolidation, liquidation or dissolution of the Company, or otherwise.

                  Change of Control Period: means the ninety (90) day period commencing on the date a Change of Control occurs; provided, however, that no Change of Control Period may commence prior to the Senior Notes Reduction Date. A Change of Control effected by a Purchaser or any of such Purchaser's Affiliates shall not commence a Change of Control Period with respect to that Purchaser and any of such Purchaser's Affiliates for purposes of Section 11.3 of the Agreement.

                  Closing: the meaning specified in Section 2.

                  Closing Date: the meaning specified in Section 2.

                  Closing Price: means, with respect to each share of Common Stock or other security, for any day, the reported last sales price regular way per share or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices regular way, in either case (i) on the New York Stock Exchange as reported in The Wall Street Journal (or other similar newspaper) for New York Stock Exchange Composite Transactions or, if the Common Stock or other security is not listed or admitted to trading on such Exchange, on the principal (as determined by the Company's Board of Directors) national securities exchange on which the Common Stock or other security is listed or admitted to trading or (ii) if not listed or admitted to trading on any national securities exchange, on the Nasdaq National

Market, or, if the Common Stock or other security is not listed or admitted to trading on any national securities exchange or quoted on the Nasdaq National Market, the average of the closing bid and asked prices in the over-the-counter market as furnished by any New York Stock Exchange member firm selected from time to time by the Company for that purpose. If no such prices are available, the Closing Price per share of Common Stock shall be the fair value of a share as determined in good faith by the Board of Directors of the Company.

                  Code: means the Internal Revenue Code of 1986, as amended from time to time and the rules and regulations promulgated thereunder from time to time.


                  Commission: means the Securities and Exchange Commission or any other Federal agency at the time administering the Securities Act.

                  Common Stock: means the Common Stock, $.01 par value per share, of the Company, any stock into which such Common Stock shall have been changed or any stock resulting from any capital reorganization or reclassification of such Common Stock, and all other stock of any class or classes (however designated) of the Company the holders of which have the right, without limitation as to amount, either to all or to a share of the balance of current dividends and liquidating dividends after the payment of dividends and distributions of any shares entitled to preference.

                  Communications Laws: the meaning specified in Section 5.14.

                  Company: the meaning specified in the first paragraph of the Agreement.

                  Company Notice:  the meaning specified in Section 11.5(a).

                  Company Notice Expiration Date: the meaning specified in
Section 11.5(a).

                  Consolidated EBITDA: means, for any period, the sum of the amounts for such period of (i) Adjusted Consolidated Net Income, (ii) Consolidated Interest Expense, to the extent such amount was deducted in calculating Adjusted Consolidated Net Income, (iii) income taxes, to the extent such amount was deducted in calculating Adjusted Consolidated Net Income (other than income taxes (either positive or negative) attributable to extraordinary and non-recurring gains or losses or sales of assets), (iv) depreciation expense, to the extent such amount was deducted in calculating Adjusted Consolidated Net Income, (v) amortization expense, to the extent such amount was deducted in calculating Adjusted Consolidated Net Income, and (vi) all other non-cash items reducing Adjusted Consolidated Net Income (other than items that will require cash payments and for which an accrual or reserve is, or is required by GAAP to be, made), less all non-cash items increasing Adjusted Consolidated Net Income, all as determined on a consolidated basis for the Company and its Restricted Subsidiaries in conformity with GAAP.

                  Consolidated Interest Expense: means, for any period, the aggregate amount of interest in respect of Indebtedness (including, without limitation, amortization of original issue discount on any Indebtedness and the interest portion of any deferred payment obligation, calculated in accordance with the effective interest method of accounting; all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing; the net costs associated with Interest Rate Agreements; and in respect of Indebtedness that is Guaranteed or secured by the Company or any of its Restricted Subsidiaries) and all but the principal component of rentals in respect of Capitalized Lease Obligations paid, accrued or scheduled to be paid or to be accrued by the Company and its Restricted Subsidiaries during such period; excluding, however, any premiums, fees and expenses (and any amortization thereof) payable in connection with the offering of the Debentures, all as determined on a consolidated basis (without taking into account Unrestricted Subsidiaries) in conformity with GAAP.

                  Consolidated Leverage Ratio: means, on any Transaction Date, the ratio of (i) the aggregate amount of Indebtedness of the Company and its Restricted Subsidiaries on a consolidated basis outstanding on such Transaction Date to (ii) the aggregate amount of Consolidated EBITDA for the then most recent four fiscal quarters for which financial statements of the Company have been filed with the Commission (such four fiscal quarter period being the "Four Quarter Period"); provided that (A) pro forma effect shall be given to Asset Dispositions and Asset Acquisitions (including giving pro forma effect to the application of proceeds of any Asset Disposition) that occur from the beginning of the Four Quarter Period through the Transaction Date (the "Reference Period"), as if they had occurred and such proceeds had been applied on the first day of such Reference Period; and (B) pro forma effect shall be given to asset dispositions and asset acquisitions (including giving pro forma effect to the application of proceeds of any asset disposition) that have been made by any Person that has become a Restricted Subsidiary or has been merged with or into the Company or any Restricted Subsidiary during such Reference Period and that would have constituted Asset Dispositions or Asset Acquisitions had such transactions occurred when such Person was a Restricted Subsidiary as if such asset dispositions or asset acquisitions were Asset Dispositions or Asset Acquisitions that occurred on the first day of such Reference Period; provided that to the extent that clause (A) or (B) of this sentence requires that pro forma effect be given to an Asset Acquisition or Asset Disposition, such pro forma calculation shall be based upon the four full fiscal quarters immediately preceding the Transaction Date of the Person, or division or line of business of the Person, that is acquired or disposed of for which financial information is available.

                  Consolidated Net Worth: means, at any date of determination, stockholders' equity as set forth on the most recently available quarterly or annual consolidated balance sheet of the Company and its Restricted Subsidiaries (which shall be as of a date not more than 90 days prior to the date of such computation), less any amounts attributable to Disqualified Stock or any equity security convertible into or exchangeable for Indebtedness, the cost of treasury stock and the principal amount of any promissory notes receivable from the sale of the Capital Stock of the Company or any of its Restricted Subsidiaries, each item to be determined in conformity with GAAP (excluding the effects of foreign currency exchange adjustments under Financial Accounting Standards Board Statement of Financial Accounting Standards No. 52).


                  Consummation Date: the meaning specified in Section 15.13(a).

                  Conversion Rate: the meaning specified in Section 15.1.

                  Conversion Shares: the shares of Common Stock to be received upon conversion of any Debenture as provided in Section 15.

                  Converted Debenture Portion: the meaning specified in Section 11.5(a).

                  Convertible Securities means any stock or other securities of the Company convertible into or exchangeable for Common Stock.

                  Currency Agreement: means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect the Company or any of its Restricted Subsidiaries against fluctuations in currency values to or under which the Company or any of its Restricted Subsidiaries is a party or a beneficiary on the Closing Date or becomes a party or a beneficiary thereafter.

                  Debentures:  the meaning specified in Section 1.1.

                  Debenture Payment:  the meaning specified in Section 14.2.

                  Decision Period: the meaning specified in Section 11.5(a).

                  Dilutive Event:  the meaning specified in Section 15.5(1).

                  Disqualified Stock: means any class or series of Capital Stock of any Person that by its terms or otherwise is (i) required to be redeemed prior to the Stated Maturity of the Debentures, (ii) redeemable at the option of the holder of such class or series of Capital Stock at any time prior to the Stated Maturity of the Debentures or (iii) convertible into or exchangeable for Capital Stock referred to in clause (i) or (ii) above or Indebtedness having a scheduled maturity prior to the Stated Maturity of the Debentures; provided, that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of a "change of control" occurring prior to the Stated Maturity of the Debentures shall not constitute Disqualified Stock if the "change of control" provisions applicable to such Capital Stock are no more favorable to the holders of such Capital Stock than the provisions contained in Section 11.3 and such Capital Stock specifically provides that such Person will not repurchase or redeem any such stock pursuant to such provision prior to the Company's repurchase of such Debentures as are required to be repurchased pursuant to Section 11.3.

                  Documents: means all documents delivered in connection with the transactions contemplated by this Agreement, including without limitation, the Debentures, the Subsidiary Guarantee and the Registration Rights Agreement, collectively, or each of such documents singularly, and any documents or instruments contemplated by or executed in connection with any of them or any of the transactions contemplated hereby or thereby.

                  ERISA: means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

                  ERISA Affiliate: any trade or business (whether or not incorporated) that is treated as a single employer together with either ONS or the Company under Section 414 of the Code.

                  Environmental Laws: the meaning specified in Section 5.13

                  Event of Default: the meaning specified in Section 18.1.

                  Exchange Act: the Securities Exchange Act of 1934, as amended, or any similar Federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

                  Exchange Agreement: the Section 351 Exchange Agreement and Plan Conversion dated as of June 1996, as amended, between and among Orion Atlantic, ONS, Orion Satellite Corporation, BAC, COM DEV Satellite Communications Limited, Kingston Communications Limited, Lockheed Martin Commercial Launch Services, Inc., MCN SAT US, Inc. and Trans- Atlantic Satellite, Inc., pursuant to which each of the Exchanging Partners (as defined therein) will transfer their limited partnership interests in Orion Atlantic to the Company in exchange for shares of Series C Preferred Stock.

                  Excluded Issuance: means the issue or sale of (i) shares of Common Stock by the Company pursuant to the exercise of Options and Convertible Securities outstanding immediately prior to the Closing Date at exercise prices that are greater than or equal to the respective exercise prices in effect as of the Closing Date (as adjusted pursuant to the terms of such securities to give effect to stock dividends or stock splits or a combination of shares in connection with a recapitalization, merger, consolidation or other reorganization occurring after the Closing Date), (ii) up to an aggregate of one hundred and fifty thousand (150,000) shares of Common Stock by the Company for any purpose, (iii) Options to acquire Common Stock by the Company pursuant to a resolution of, or a stock option plan approved by a resolution of, the Board of Directors of the Company (or the compensation committee thereof) to the Company's employees or directors, (iv) shares of Common Stock, Options or Convertible Securities as part of or in connection with the Financing Transaction (or shares of Common Stock pursuant to the exercise of such Options and Convertible Securities), (v) shares of Common Stock by the Company as payment of interest on, or upon conversion of, the Debentures or (vi) shares of

Common Stock by the Company as dividends on, or upon conversion of, the Series C Preferred Stock.

                  Execution Date: means the date on which the Agreement is executed by the parties.

                  Expiration Time:  the meaning specified in Section 15.4(6).

                  fair market value: means the price that would be paid in an arm's-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy, as determined in good faith by the Board of Directors, whose determination shall be conclusive if evidenced by a Board Resolution.

                  Federal Bankruptcy Code:  Title 11, United States Code.

                  Financing Transaction: means offer and sale by the Company of the Senior Notes in an underwritten public offering registered with the Commission or in a private placement transaction that results in the Company receiving cash proceeds in the minimum amount of $225,000,000, after deduction of all escrowed amounts, underwriting commissions, fees and expenses.

                  FCC: the Federal Communications Commission.

                  Four Quarter Period: the meaning specified in Section 19.1.

                  GAAP: means generally accepted accounting principles in the United States of America as in effect as of the Closing Date, including, without limitation, those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession. All ratios and computations contained or referred to in this Agreement or the Debentures shall be computed in conformity with GAAP applied on a consistent basis, except that calculations made for purposes of determining compliance with the terms of the covenants and with other provisions of this Agreement or the Debentures shall be made without giving effect to (i) the amortization of any expenses incurred in connection with the offering of the Debentures and (ii) except as otherwise provided, the amortization of any amounts required or permitted by Accounting Principles Board Opinion Nos. 16 and 17.

                  Government Securities: means direct obligations of, obligations fully guaranteed by, or participations in pools consisting solely of obligations of or obligations guaranteed by, the United States of America for the payment of which guarantee or obligations the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the option of the issuer thereof.

                  Governmental Authority:

                  (a)       the government of

                            (i) the United States of America or any State or
                  other political subdivision thereof, or

                            (ii) any jurisdiction in which the Company or any
                  Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of the Company or any Subsidiary, or

                  (b) any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

                  Governmental Licenses: the meaning specified in Section 5.12.

                  Guarantee: means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

                  Guarantors: collectively, means (i) the Subsidiaries of the Company that execute the Subsidiary Guarantee attached hereto as Exhibit B; and
(ii) any other Person that subsequently Guarantees the Company's obligations under the Debentures pursuant to Section 12.8 or 13.8; provided that any Person that becomes an Unrestricted Subsidiary in compliance with Section 13.5 shall not be included in "Guarantors" after becoming an Unrestricted Subsidiary.

                  Hazardous Materials: the meaning specified in Section 5.13.

                  holder: means with respect to any Debenture, the Person in whose name such Debenture is registered in the register maintained by the Company pursuant to Section 16.1.

                  Holder Notice:  the meaning specified in Section 11.5(a).

                  HSR Act: means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended to date.

                  HSR Suspension Period: the meaning specified in Section
11.5(c).

                  Incur: means, with respect to any Indebtedness, to incur, create, issue, assume, Guarantee or otherwise become liable for or with respect to, or become responsible for, the payment of, contingently or otherwise, such Indebtedness, including an "Incurrence" of Indebtedness by reason of a Person becoming a Restricted Subsidiary of the Company; provided that neither the accrual of interest nor the accretion of original issue discount shall be considered an Incurrence of Indebtedness.

                  Indebtedness: means, with respect to any Person at any date of determination (without duplication), (i) all indebtedness of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto, but excluding obligations with respect to letters of credit (including trade letters of credit) securing obligations (other than obligations described in (i) or (ii) above or (v), (vi) or (vii) below) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if drawn upon, to the extent such drawing is reimbursed no later than the third Business Day following receipt by such Person of a demand for reimbursement), (iv) all obligations of such Person to pay the deferred and unpaid purchase price of property or services, which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services, except Trade Payables, (v) all obligations of such Person as lessee under Capitalized Leases, (vi) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided that the amount of such Indebtedness shall be the lesser of (A) the fair market value of such asset at such date of determination and (B) the amount of such Indebtedness, (vii) all Indebtedness of other Persons Guaranteed by such Person to the extent such Indebtedness is Guaranteed by such Person and (viii) to the extent not otherwise included in this definition, obligations under Currency Agreements and Interest Rate Agreements. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation, provided (A) that the amount outstanding at any time with respect to any Indebtedness issued with original issue discount is the original issue price of such Indebtedness, (B) Permitted Customer Advances, Prepayment Supports and any money borrowed, at the time of the Incurrence of any Indebtedness, in order to pre-fund the payment of interest on such Indebtedness, shall be deemed not to be "Indebtedness" and (C) that Indebtedness shall not include any liability for federal, state, local or other taxes.


                  Insolvency Proceeding:  the meaning specified in Section 14.7.

                  Interest Rate Agreement: means any interest rate swap agreement, interest rate cap agreement or other financial agreement or arrangement designed to protect the Company or any Restricted Subsidiary against fluctuations in interest rates in respect of Indebtedness to or under the Company or any of its Restricted Subsidiaries is a party or a beneficiary on the date hereof or becomes a party or a beneficiary hereafter, provided that the notional principal amount thereof does not exceed the principal amount of the Indebtedness of the Company and its Restricted Subsidiaries that bears interest at floating rates.

                  Interest Shares: means the shares of Common Stock to be received by the holders of the Debentures as interest in accordance with the terms of the Debentures and this Agreement.

                  Investment: in any Person means any direct or indirect advance, loan or other extension of credit (including, without limitation, by way of Guarantee or similar arrangement; but excluding advances to customers in the ordinary course of business that are, in conformity with GAAP, recorded as accounts receivable on the balance sheet of the Company or its Restricted Subsidiaries) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, bonds, notes, debentures or other similar instruments issued by, such Person and shall include (i) the designation of a Restricted Subsidiary as an Unrestricted Subsidiary and (ii) the fair market value of the Capital Stock (or any other Investment), held by the Company or any of its Restricted Subsidiaries, of (or
in) any Person that has ceased to be a Restricted Subsidiary, including without limitation, by reason of any transaction permitted by clause (iii) of Section
13.7. For purposes of the definition of "Unrestricted Subsidiary" and Section 13.6, (i) "Investment" shall include the fair market value of the assets (net of liabilities (other than liabilities to the Company or any of its Subsidiaries)) of any Restricted Subsidiary at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary, (ii) the fair market value of the assets (net of liabilities (other than liabilities to the Company or any of its Subsidiaries)) of any Unrestricted Subsidiary at the time that such Unrestricted Subsidiary is designated a Restricted Subsidiary shall be considered a reduction in outstanding Investments and (iii) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer.

                  Investment Company Act:  the meaning specified in Section
5.23.

                  ITU:  the International Telecommunication Union.

                  Junior Securities:  the meaning specified in Section 14.9.


                  Kingston: means Kingston Communications International Limited, a company organized and existing under the laws of England and Wales.

                  Lien: means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof or any agreement to give any security interest).

                  Mandatory Sale:  the meaning specified in Section 11.4.

                  Mandatory Sale Date:  the meaning specified in Section
11.4(a).

                  Mandatory Sale Price: the meaning specified in Section 11.4.

                  Market Price:  the meaning specified in Section 15.5(6).

                  Material: means material in relation to the business, operations, affairs, financial condition, assets, or properties of the Company, ONS and the Subsidiaries taken as a whole.

                  Material Adverse Effect: means a material adverse effect on the properties, business, operations, earnings, assets, liabilities or financial condition of the Company, ONS and the Subsidiaries, taken as a whole, or on the ability of the Company, ONS or the Subsidiaries to perform their respective obligations under this Agreement, the Debentures or any of the other Documents.

                  Matra: Matra Marconi Space UK Limited, a company organized and existing under the laws of England and Wales.

                  Merger Documents: means (a) the Agreement and Plan of Merger of Orion Merger Company, Inc. ("SUB") with and into ONS, by and among SUB, ONS and the Company, and (b) the Certificate of Merger of SUB with and into ONS.

                  Merger Transaction: means the transaction described in the Registration Statement and the Merger Documents pursuant to which outstanding shares of the common stock and Preferred Stock of ONS are exchanged for shares of the Common Stock and Preferred Stock of the Company on a one-for-one basis and pursuant to which ONS shall become a wholly-owned subsidiary of the Company.

                  Moody's: means Moody's Investors Service, Inc. and its successors.

                  Morgan:  the meaning specified in Section 4.1.

                  Multiemployer Plan: means any Plan which constitutes a "multiemployer plan" (as such term is defined in Section 4001(a)(3) of ERISA).


                  Net Cash Proceeds: means, (a) with respect to any Asset Sale, the proceeds of such Asset Sale in the form of cash or cash equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or cash equivalents (except to the extent such obligations are financed or sold with recourse to the Company or any Restricted Subsidiary) and proceeds from the conversion of other property received when converted to cash or cash equivalents, net of (i) brokerage commissions and other fees and expenses (including fees and expenses of counsel and investment bankers) related to such Asset Sale, (ii) provisions for all taxes (whether or not such taxes will actually be paid or are payable) as a result of such Asset Sale without regard to the consolidated results of operations of the Company and its Restricted Subsidiaries, taken as a whole, (iii) payments made to repay Indebtedness or any other obligation outstanding at the time of such Asset Sale that either (A) is secured by a Lien on the property or assets sold or (B) is required to be paid as a result of such sale and (iv) appropriate amounts to be provided by the Company or any Restricted Subsidiary of the Company as a reserve against any liabilities associated with such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to compliance with Environmental Laws and other environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as determined in conformity with GAAP and (b) with respect to any issuance or sale of Capital Stock, the proceeds of such issuance or sale in the form of cash or cash equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or cash equivalents (except to the extent such obligations are financed or sold with recourse to the Company or any Restricted Subsidiary of the Company) and proceeds from the conversion of other property received when converted to cash or cash equivalents, net of attorney's fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

                  Officers' Certificate: means a certificate signed by the Chairman of the Board, a Vice Chairman of the Board, the Chief Executive Officer, the President or a Vice President and by the Chief Financial Officer, the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of the Company. One of the officers signing an Officers' Certificate shall be the principal executive, financial or accounting officer of the Company.

                  ONS:  Orion Oldco Services, Inc., a Delaware corporation.

                  ONS Common Stock:  the meaning specified in Section 5.2(a).

                  ONS Preferred Stock:  the meaning specified in Section 5.2(a).


                  ONS Series A Preferred Stock: the meaning specified in Section 5.2(a).

                  ONS Series B Preferred Stock: the meaning specified in Section 5.2(a).

                  Options: means any options, warrants or rights to subscribe for or to purchase Common Stock or any Convertible Securities.

                  Orion Atlantic: International Private Satellite Partners, L.P., a Delaware limited partnership.

                  Orion 1: means the high-power Ku-band communications satellite operated over the Atlantic Ocean by ONS.

                  Orion 1 Satellite Contract: means the fixed price turnkey contract originally entered into between PLC and Orion Atlantic for the design, construction, launch and delivery in orbit of Orion 1.

                  Orion 2 and Orion 3: mean, respectively, each of the first two satellites with respect to which the Company has a Successful Launch after the Closing Date, and any replacement for either of such satellites.

                  Orion 2 Satellite Contract: means the spacecraft purchase agreement between ONS and Matra Marconi Space for construction and launch of Orion 2.

                  Other Securities: means any stock (other than Common Stock) and other securities of the Company or any other Person (corporate or otherwise) which the holders of the Debentures at any time shall be entitled to receive, or shall have received, upon the conversion of the Debentures, in lieu of or in addition to Common Stock, or which at any time shall be issuable or shall have been issued in exchange for or in replacement of Common Stock or Other Securities pursuant to Section 15.13 or otherwise.

                  Outstanding: means when used with respect to Debentures or Senior Notes means, as the case may be, as of the date of determination, all Debentures theretofore delivered under this Agreement, or Senior Notes delivered under the Senior Indentures, except:

                  (i) Debentures, or Senior Notes, theretofore canceled by the Company or delivered to the Company for cancellation;

                  (ii) Debentures, or Senior Notes, for the payment or redemption of which money in the necessary amount has been set aside and segregated in trust by the Company for the holders of such

         Debentures, or Senior Notes, provided that if such Debentures, or Senior Notes, are to be redeemed, notice of such redemption has been duly given pursuant to this Agreement, or Senior Indentures, as the case may be;

                  (iii) Senior Notes owned by the Company or any Affiliate of the Company, or BAe, BAC, PLC or any of their Affiliates, or Matra or any of its Affiliates; and

                  (iv) Debentures that have been converted in accordance with
Section 15;

provided, however, that in determining whether the holders of the requisite principal amount of Debentures have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Debentures owned by the Company or any other obligor upon the Debentures or any Subsidiary or Affiliate of the Company or such other obligor shall be disregarded and deemed not to be Outstanding.

                  Outstanding on an As-Converted Basis immediately before the Dilutive Event: the meaning specified in Section 15.5(1).

                  Payment Blockage Period: the meaning specified in Section
14.3.

                  PBGC: means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.

                  Permitted Customer Advances: means obligations of the Company or any Restricted Subsidiary to repay money received by the Company or such Restricted Subsidiary from customers as bona fide prepayment for services to be provided by, or purchases to be made from, the Company or such Restricted Subsidiary.

                  Permitted Investment: means (i) an Investment in the Company or a Restricted Subsidiary or a Person which will, upon the making of such Investment, become a Restricted Subsidiary or be merged or consolidated with or into or transfer or convey all or substantially all its assets to, the Company or a Restricted Subsidiary; provided that such person's primary business is related, ancillary or complementary to the businesses of the Company and its Restricted Subsidiaries on the date of such Investment; (ii) Temporary Cash Investments; (iii) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses in accordance with GAAP; and (iv) stock, obligations or securities received in satisfaction of judgments.

                  Permitted Liens: means (i) Liens for taxes, assessments,

governmental charges or claims that are being contested in good faith by appropriate legal proceedings promptly instituted and diligently conducted and for which a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made; (ii) statutory and common law Liens of landlords and carriers, warehousemen, mechanics, suppliers, materialmen, repairmen or other similar Liens arising in the ordinary course of business and with respect to amounts not yet delinquent or being contested in good faith by appropriate legal proceedings promptly instituted and diligently conducted and for which a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made; (iii) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security; (iv) Liens incurred or deposits made to secure the performance of tenders, bids, leases, statutory or regulatory obligations, bankers' acceptances, surety and appeal bonds, government contracts, performance and return-of-money bonds and other obligations of a similar nature incurred in the ordinary course of business (exclusive of obligations for the payment of borrowed money); (v) easements, rights-of-way, municipal and zoning ordinances and similar charges, encumbrances, title defects or other irregularities that do not materially interfere with the ordinary course of business of the Company or any of its Restricted Subsidiaries; (vi) Liens (including extensions and renewals thereof) upon real or personal property acquired after the Closing Date; provided that (a) such Lien is created solely for the purpose of securing Indebtedness Incurred, in accordance with Section 13.5, (1) to finance the cost (including the cost of improvement, launch (in the case of property that is a satellite), insurance (in the case of property that is a satellite), development and design, installation or construction) of the item of property or assets subject thereto and such Lien is created prior to, at the time of or within twelve (12) months after the later of the acquisition, the completion of construction or the commencement of full operation of such property or (2) to refinance any Indebtedness previously so secured, (b) the principal amount of the Indebtedness secured by such Lien does not exceed one hundred percent (100%) of such cost (plus, in the case of any refinancing Indebtedness referred to in clause (vi)(a)(2) above, premiums, accrued interest, fees and expenses), (c) any Lien permitted by this clause shall not extend to or cover any property or assets other than such item of property or assets and any improvements on such item and (d) such Liens may not relate to Orion 2 or Orion 3; (vii) leases or subleases granted to others that do not materially interfere with the ordinary course of business of the Company and its Restricted Subsidiaries, taken as a whole; (viii) Liens encumbering property or assets under construction arising from progress or partial payments by a customer of the Company or its Restricted Subsidiaries relating to such property or assets;
(ix) any interest or title of a lessor in the property subject to any Capitalized Lease or operating lease; (x) Liens arising from filing Uniform Commercial Code financing statements regarding leases; (xi) Liens on property of, or on shares of Capital Stock or Indebtedness of, any Person existing at the time such Person becomes, or becomes a part of, any Restricted Subsidiary;

provided that such Liens do not extend to or cover any property or assets of the Company or any Restricted Subsidiary other than the property or assets acquired;
(xii) Liens in favor of the Company or any Restricted Subsidiary; (xiii) Liens arising from the rendering of a final judgment or order against the Company or any Restricted Subsidiary of the Company that does not give rise to an Event of Default; (xiv) Liens securing reimbursement obligations with respect to letters of credit that encumber documents and other property relating to such letters of credit and the products and proceeds thereof; (xv) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods; (xvi) Liens encumbering customary initial deposits and margin deposits, and other Liens that are within the general parameters customary in the industry and incurred in the ordinary course of business, in each case, securing Indebtedness under Interest Rate Agreements and Currency Agreements and forward contracts, options, future contracts, futures options or similar agreements or arrangements designed solely to protect the Company or any of its Restricted Subsidiaries from fluctuations in interest rates, currencies or the price of commodities; (xvii) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business in accordance with the past practices of the Company and its Restricted Subsidiaries prior to the Closing Date; (xviii) Liens on or sales of receivables; (xix) Liens (including Liens securing Prepayment Supports) on amounts of money or Temporary Cash Investments that each represent bona fide prepayments of at least $5 million on agreements for the long-term sale or lease of capacity on any satellite owned by the Company or a Restricted Subsidiary, but only to the extent that the amount of money or Temporary Cash Investments subject to any such Lien does not exceed the amount of such prepayment and reasonable interest thereon; (xx) Liens encumbering contracts between the Company or any Restricted Subsidiary and any third party customer relating to the use of a VSAT owned by the Company or any Restricted Subsidiary but only if, and so long as, the Indebtedness secured by any such Lien is also secured by a Lien permitted under clause (vi) of this definition encumbering such VSAT; and (xxi) Liens upon a satellite and components thereof during the period in which such satellite is being constructed, provided that
(a) such Liens (1) are for the benefit of only the manufacturer of such satellite or components and (2) secure only the obligation of the Company or any Restricted Subsidiary to pay the purchase price for such satellite or components and (b) such Liens are actually released upon, or prior to, the completion of construction of such satellite and prior to the launch or commencement of full operations of such satellite.

                  Person: means any individual, partnership, corporation, joint venture, limited liability company, association, trust, unincorporated organization, or a government or agency or political subdivision thereof.

                  Plan: means an "employee benefit plan" (as defined in Section

3(3) of ERISA) which is or has been established or maintained, or to which contributions are or have been made or are required to be made, by the Company, ONS or any ERISA Affiliate.

                  PLC: British Aerospace Plc, a company organized and existing under the laws of England and Wales.

                  Potential Event of Default: means an event or condition which, with notice or lapse of time or both, would become an Event of Default.

                  Preferred Stock: as applied to the Capital Stock of any corporation, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.

                  Prepayment Support: means the reimbursement obligations of the Company or any Restricted Subsidiary in connection with any fully secured letter of credit or similar credit support issued by any third party in connection with the obligations of the Company or such Restricted Subsidiary to repay amounts received as bona fide prepayments of at least $5 million on agreements for the long-term sale or lease of capacity on a satellite owned by the Company or a Restricted Subsidiary.

                  Proceeding: the meaning specified in Section 14.2.

                  Purchased Shares:  the meaning specified in Section 15.4(6).

                  Purchaser: means either BAe or Matra (or any Affiliate of BAe or Matra substituted as a purchaser of Debentures pursuant to Section 24) and Purchasers means BAe and Matra or any such Affiliate.

                  PUC: the meaning specified in Section 5.11.

                  Redemption Date: means when used with respect to any Debenture to be redeemed, means the date fixed for such redemption by or pursuant to this Agreement.

                  Redemption Indebtedness: means Indebtedness of the Company which is by its terms expressly subordinated in right of payment of the Debentures and is incurred for the sole purpose of financing the redemption, repurchase or acquisition of shares of Series A Preferred Stock or Series B Preferred Stock which were outstanding on the Closing Date and shares of Preferred Stock pursuant to options that were outstanding on the Closing Date.

                  Redemption Price: when used with respect to any Debenture to be redeemed, means the price at which it is to be redeemed pursuant to this Agreement.

                  Reference Period:  the meaning specified in Section 19.1

                  Registration Statement: means the registration statement of the Company on Form S-4 filed with the Commission in connection with the Merger Transaction, including the proxy statement and the prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

                  Released Indebtedness: means, with respect to any Asset Sale, Indebtedness (i) which is owed by the Company or any Restricted Subsidiary (the "Obligors") prior to such Asset Sale, (ii) which is assumed by the purchaser or any affiliate thereof in connection with such Asset Sale and (iii) with respect to which the Obligors receive written, unconditional releases from each creditor, no later than the closing date of such Asset Sale.

                  Reorganization Transaction: the meaning specified in Section 15.13(a).

                  Repayment Event:  the meaning specified in Section 5.9.

                  Repurchase Date:  the meaning specified in Section 11.3(b).

                  Repurchase Price: the meaning specified in Section 11.3(b).

                  Responsible Officer: shall mean the President, Chief Executive Officer or Chief Financial Officer of the Company.

                  Restricted Payments:  the meaning specified in Section 13.6.

                  Restricted Subsidiary: means any Subsidiary of the Company other than an Unrestricted Subsidiary.

                  S&P: means Standard & Poor's Ratings Group and its successors.

                  Scheduled Closing Date: the meaning specified in Section 4.14(b).

                  Securities Act: means the Securities Act of 1933, as amended, or any similar Federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

                  Senior Indebtedness: means Indebtedness (including, without limitation the Senior Notes) unless, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such obligations are pari passu or junior or subordinate in right of payment to the

Debentures; provided, however, that Senior Indebtedness shall not be deemed to include (1) any obligation of the Company to any Subsidiary, (2) any liability for federal, state, local or other taxes owed or owing by the Company, (3) any accounts payable or other liability to trade creditors arising in the ordinary course of business (including guarantees thereof or instruments evidencing such liabilities), (4) any indebtedness, guarantee or obligation of the Company which is subordinate or junior in any respect to any other indebtedness, guarantee or obligation of Company (including, without limitation, the Debentures), or (5) the portion of any Indebtedness issued in violation of this Agreement.

                  Senior Indentures: means the indentures governing the Senior Notes as originally executed or as amended or supplemented from time to time.

                  Senior Nonmonetary Default: the meaning specified in Section 14.3.

                  Senior Notes: means the Senior Unsecured Overfunded Cash Pay Notes and the Senior Unsecured Discount Notes.

                  Senior Notes Reduction Date: means the first date after the Closing on which the aggregate principal amount of Senior Notes Outstanding is less than $50,000,000.

                  Senior Payment Default: the meaning specified in Section 14.3.

                  Senior Unsecured Discount Notes: means the Senior Discount Notes due 2007 to be issued under an indenture, to be dated as of the Closing Date, between the Company, as issuer, each of the Company's Restricted Subsidiaries, as guarantors, and a trustee.

                  Senior Unsecured Overfunded Cash Pay Notes: means the Senior Notes due 2007 to be issued under an indenture, to be dated as of the Closing Date, between the Company, as issuer, each of the Company's Restricted Subsidiaries, as guarantors, and a trustee.

                  Series A Preferred Stock: means the Company's Series A 8% Cumulative Redeemable Convertible Preferred Stock, par value $0.01 per share.

                  Series B Preferred Stock: means the Company's Series B 8% Cumulative Redeemable Convertible Preferred Stock, par value $0.01 per share.

                  Series C Designation: the meaning specified in Section
5.28(a).

                  Series C Preferred Stock: means the Series C 6% Cumulative Redeemable Convertible Preferred Stock of the Company to be issued pursuant to the Exchange Agreement.


                  Significant Subsidiary: means, at any date of determination, any Restricted Subsidiary that, together with its Subsidiaries, (i) for the most recent fiscal year of the Company, accounted for more than ten percent (10%) of the consolidated revenues of the Company and its Restricted Subsidiaries or (ii) as of the end of such fiscal year, was the owner of more than ten percent (10%) of the consolidated assets of the Company and its Restricted Subsidiaries, all as set forth on the most recently available consolidated financial statements of the Company for such fiscal year.

                  Solvent: with respect to any Person on a particular date and, to the extent applicable, after giving effect to the borrowing hereunder on such date and to any other Indebtedness being incurred on such date (i) the amount of the "present fair saleable value" of the assets of such Person and each of its Subsidiaries will, as of such date, exceed the amount of all "liabilities of such Person and each of its Subsidiaries, contingent or otherwise," as of such date, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of insolvency of debtors, (ii) the present fair saleable value of the assets of such Person and each of its Subsidiaries will, as of such date, be greater than the amount that will be required to pay the liabilities of such Person and each of its Subsidiaries on its debts as such debts become absolute and matured, (iii) such Person and each of its Subsidiaries will not have as of such date, an unreasonably small amount of capital with which to conduct their business, and (iv) such Person and each of its Subsidiaries will be able to pay their debts as they mature. For purposes hereof, "debt" means "liability on a claim," and "claim" means any (x) right to payment, whether or nor such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured, or (y) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, secured, or unsecured.

                  Stated Maturity: means, (i) with respect to any debt security, the date specified in such debt security as the fixed date on which the final installment of principal of such debt security is due and payable and (ii) with respect to any scheduled installment of principal of or interest on any debt security, the date specified in such debt security as the fixed date on which such installment is due and payable.

                  Stock: means any Conversion Shares and any shares of Common Stock issued subsequent to the conversion of any of the Debentures as a dividend or other distribution with respect to, or in exchange for or in replacement of, the Common Stock issued upon such conversion, or resulting from a subdivision of the outstanding shares of Common Stock issued upon such conversion into a greater number of shares by reclassification, stock splits or otherwise.

                  Subject Securities:  the meaning specified in Section 5.28(a).

                  Subsidiary: means, with respect to any Person, any corporation, association or other business entity of which more than fifty percent (50%) of the voting power of the outstanding Voting Stock is owned, directly or indirectly, by such Person or one (1) or more other Subsidiaries of such Person. In addition, for purposes of this Agreement, the term "Subsidiary" shall also mean and include Orion Atlantic.

                  Subsidiary Guarantee: means the Guarantee substantially in the form of Exhibit B to be executed by each of the Guarantors.

                  Successful Launch: means with respect to any satellite, the placing into orbit of such satellite in its assigned orbital position with at least forty percent (40%) of its transponder capacity fully operational.

                  Temporary Cash Investment: means any of the following: (i) direct obligations of the United States of America or any agency thereof or obligations fully and unconditionally guaranteed by the United States of America or any agency thereof, (ii) time deposit accounts, certificates of deposit and money market deposits maturing within one hundred and eighty (180) days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $50 million (or the foreign currency equivalent thereof) and has outstanding debt which is rated "A" (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) or any money-market fund sponsored by a registered broker dealer or mutual fund distributor, (iii) repurchase obligations with a term of not more than thirty (30) days for underlying securities of the types described in clause
(i) above entered into with a bank meeting the qualifications described in clause (ii) above, (iv) commercial paper, maturing not more than ninety (90) days after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of "P-1" (or higher) according to Moody's or "A-1" (or higher) according to S&P, and (v) securities with maturities of six (6) months or less from the date of acquisition issued or fully and unconditionally guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least "A" by S&P or Moody's.

                  10-K:     the meaning specified in Section 5.5.

                  10-Q:     the meaning specified in Section 5.5.

                  this Agreement: means this Debenture Purchase Agreement (including the annexed Schedule I and Exhibits), as it may from time to time be amended, supplemented or modified in accordance with its terms.

                  Trade Payables: means, with respect to any Person, any accounts payable or any other indebtedness or monetary obligation to trade creditors created, assumed or Guaranteed by such Person or any of its Subsidiaries arising in the ordinary course of business in connection with the acquisition of goods or services, in each case which is required to be paid within one year.

                  Trading Days: means (i) if the Common Stock is listed or admitted for trading on any national securities exchange, days on which such national securities exchange is open for business or (ii) if the Common Stock is quoted on the Nasdaq National Market or any similar system of automated dissemination of quotations of securities prices, days on which trades may be made on such system or (iii) if the Common Stock is not listed or admitted to trading on any national securities exchange or quoted on the Nasdaq National Market or similar system, days on which the Common Stock is traded in the over-the-counter market and for which a closing bid and a closing asked price for the Common Stock are available.

                  Transaction Date: means, with respect to the Incurrence of any Indebtedness by the Company or any of its Restricted Subsidiaries, the date such Indebtedness is to be Incurred and, with respect to any Restricted Payment, the date such Restricted Payment is to be made.

                  Trigger Price: shall initially mean $14.00. The Trigger Price and any adjustment to the Trigger Price shall be proportionately decreased in the event the Company at any time subdivides (by any stock split, stock dividend, recapitalization or otherwise) the outstanding shares of Common Stock into a greater number of shares or proportionately increased in the event that the Company at any time combines (by reverse stock split, recapitalization or otherwise) the outstanding shares of Common Stock into a smaller number of shares.

                  Underlying Shares:  the meaning specified in Section 11.4.

                  Underwriting Agreement:  the meaning specified in Section 4.1.

                  Unrestricted Subsidiary: means (i) any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below, (ii) any Subsidiary of an Unrestricted Subsidiary or (iii) International Technology Gateway (U.K.) Limited. The Board of Directors may designate any Restricted Subsidiary (including any newly acquired or newly formed Subsidiary of the Company) to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, the Company or any Restricted Subsidiary; provided that (A) any Guarantee by the Company or any Restricted Subsidiary of any Indebtedness of the Subsidiary being so designated shall be deemed an "Incurrence" of such Indebtedness and an "Investment" by the Company or such Restricted Subsidiary (or both, if applicable) at the time of such designation; (B) either (I) the Subsidiary to be so designated has total assets of $1,000 or less or (II) if such Subsidiary has assets greater than $1,000, such designation would be permitted under Section 13.6 and (C) if applicable, the Incurrence of Indebtedness and the Investment referred to in clause (A) of this proviso would be permitted under Section 13.5 and Section 13.6.

The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that immediately after giving effect to such designation (x) the Company could Incur $1.00 of additional Indebtedness under the first paragraph of Section 13.5 and (y) no Potential Event of Default or Event of Default shall have occurred and be continuing. Any such designation by the Board of Directors shall be evidenced by a Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions, copies of which shall be sent to each holder of Debentures.

                  Vice President: when used with respect to the Company, means any vice president, whether or not designated by a number or a word or words added before or after the title "vice president".

                  Voting Stock: means with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.

                  VSAT: means very small aperture terminal earth stations that can be installed on rooftops or elsewhere with antennas as small as 0.8 meters but ranging in sizes up to 3.6 meters in diameter.

                  Wholly Owned: means, with respect to any Subsidiary of any Person, the ownership of all of the outstanding Capital Stock of such Subsidiary (other than any director's qualifying shares or Investments by foreign nationals mandated by applicable law and Common Stock representing not more than 3% of the voting power of all Common Stock) by such Person or one or more Wholly Owned Subsidiaries of such Person.

         20. Expenses. Whether or not the transactions contemplated by this Agreement shall be consummated, the Company will pay all expenses in connection with such transactions and in connection with any amendments or waivers (whether or not the same become effective) under or in respect of this Agreement or the Debentures, including, without limitation: (a) the cost and expenses of preparing and reproducing this Agreement and the Debentures, of furnishing all opinions by counsel for the Company (including any opinions requested by your special counsel as to any legal matter arising hereunder) and all certificates on behalf of the Company, and of the Company's performance of and compliance with all agreements and conditions contained herein on its part to be performed or complied with; (b) the cost of delivering to your principal office, insured to your satisfaction, the Debentures sold to you hereunder and any Debentures delivered to you upon any substitution of Debentures or any Conversion Shares or Interest Shares delivered pursuant hereto or thereto and of your delivering any

Debentures, insured to your satisfaction, upon any substitution or conversion;
(c) the fees, expenses and disbursements of your U.S. special counsel (Coudert Brothers for BAe and Powell, Goldstein, Frazer & Murphy for Matra) and U.K. special counsel (Allen & Overy) to BAe in connection with all due diligence and the documentation and negotiation of the Debentures, this Agreement and the exhibits hereto and all ancillary documents and in connection with the completion of this transaction; and (d) the reasonable out-of-pocket expenses incurred by you in connection with this transaction. The Company also will pay, and will save you and each holder of any Debentures harmless from, all claims in respect of the fees, if any, of brokers and finders, other than any broker or finder retained by you or any such other holder, and any and all liabilities with respect to any taxes (including interest and penalties) which may be payable in respect of the execution and delivery of this Agreement and the issue of the Debentures hereunder and any amendment or waiver under or in respect of this Agreement or the Debentures.

         21. Survival. All express representations and warranties contained in this Agreement or made in writing by or on behalf of the Company in connection with the transactions contemplated by this Agreement shall survive the execution and delivery of this Agreement, any investigation at any time made by you or on your behalf, the purchase of the Debentures hereunder, any disposition or payment of the Debentures or any conversion of the Debentures. All statements contained in any certificate or other instrument delivered by or on behalf of the Company pursuant to this Agreement or in connection with the transactions contemplated hereby shall be deemed representations and warranties of the Company under this Agreement.

         22.      Amendments and Waivers.

                  Prior to the Closing Date, any term of this Agreement may be amended, and the observance of any term of this Agreement may be waived, only with the written consent of the Company, ONS, BAe and Matra. From and after the Closing Date, any term of this Agreement or of the Debentures may be amended, and the observance of any term of this Agreement or of the Debentures may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and with the written consent of the holders of at least sixty-six and two-thirds percent (66-2/3%) in principal amount of the then Outstanding Debentures; provided, however, that without the prior written consent of the holders of all the then Outstanding Debentures, no such amendment or waiver shall (a) extend the fixed maturity or reduce the principal amount of, or reduce the rate or extend the time of payment of interest on, or reduce the amount or extend the time of payment of any principal or premium (if any) payable (whether as a redemption, a repurchase or otherwise) on any Debenture, (b) reduce the aforesaid percentage of the principal amount of the Debentures the holders of which are required to consent to any such amendment or waiver, or (c) modify any term of Section 14 or
Section 15. Any amendment or waiver effected in accordance with this Section 22 shall be binding upon each holder of any Debenture at the time outstanding, each future holder of any Debenture and the Company.

         23. Notices. Except as otherwise provided in this Agreement, notices and other communications under this Agreement shall be in writing and shall be deemed properly served if (i) mailed by registered or certified mail, return receipt requested, (ii) delivered by a recognized overnight courier service,
(iii) delivered personally, or (iv) sent by facsimile transmission addressed (a) if to you, at your address set forth at the beginning of this Agreement, or at such other address as you shall have furnished to the Company in writing, except as otherwise provided in Section 17.2 with respect to payments on Debentures held by you, or (b) if to any other holder of any Debenture, at such address as such other holder shall have furnished to the Company in writing, or, until any such other holder so furnishes an address to the Company, then to and at the address of the last holder of such Debenture who has so furnished an address to the Company, or (c) if to the Company, at its address set forth at the beginning of this Agreement, to the attention of the Chief Financial Officer, or at such other address, or to the attention of such other officer, as the Company shall have furnished to you and each such other holder in writing. Such notice shall be deemed to have been received (w) three (3) days after the date of mailing if sent by certified or registered mail, (x) one (1) day after the date of delivery if sent by overnight courier, (y) the date of delivery if personally delivered, or (z) the next succeeding business day after transmission by facsimile.

         24. Substitution of Purchasers; References. (a) Each of BAe and Matra shall have the right to substitute (in whole or in part) one (1) or more of its Affiliates as a purchaser of Debentures hereunder, by written notice to the Company, which notice shall be signed by BAe or Matra, as the case may be, and each such Affiliate, shall contain each such Affiliate's agreement to be bound by this Agreement and shall contain a confirmation by each such Affiliate of the accuracy with respect to it of the representations set forth in Section 6.

         (b) Wherever the word "you" is used in this Agreement, such word shall be deemed to refer to BAe and Matra and/or any of the Affiliates of BAe or Matra which is or at any time becomes the holder of any Debenture.

         25. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

         26. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Company shall not have the right to assign its rights or obligations hereunder or any interest herein without your prior written consent which may be withheld for any reason.


         27. GOVERNING LAW. THIS AGREEMENT AND THE DEBENTURES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ANY CONFLICT OF LAW PROVISIONS THEREOF.

         28. Consent to Jurisdiction; Appointment of Agent to Accept Service of Process. (a) The Company irrevocably consents and agrees, for your benefit, that any legal action, suit or proceeding against it with respect to its obligations, liabilities or any other matter arising out of or in connection with this Agreement or any Document or the transaction contemplated hereby or thereby may be brought in the courts of the State of New York or the courts of the United States of America located in The City of New York and, until all amounts due and to become due in respect of this Agreement have been paid, or until any such legal action, suit or proceeding commenced prior to such payment has been concluded, hereby irrevocably consents and submits to the non-exclusive jurisdiction of each such court in personam, generally and unconditionally with respect to any action, suit or proceeding for itself and in respect of its properties, assets and revenues.

                  (b) The Company appoints and empowers CT Corporation System, with offices currently at 1633 Broadway, New York, New York 10019, as its designee, appointee and agent to receive, accept and acknowledge for and on its behalf, and its properties, assets and revenues, service of any and all legal process, summons, notices and documents that may be served in any action, suit or proceeding brought against it in any such United States or State court with respect to its obligations, liabilities or any other matter arising out of or in connection with this Agreement or any of the Documents or the transaction contemplated hereby or thereby and that may be made on such designee, appointee and agent in accordance with legal procedures prescribed for such courts. If for any reason such designee, appointee and agent hereunder shall cease to be available to act as such, the Company agrees to designate a new designee, appointee and agent in The City of New York on the terms and for the purposes of this Section 28 satisfactory to you. The Company further hereby irrevocably consents and agrees to the service of any and all legal process, summons, notices and documents in any such action, suit or proceeding against it by serving a copy thereof upon the relevant agent for service of process referred to in this Section 28 (whether or not the appointment of such agent shall for any reason prove to be ineffective or such agent shall accept or acknowledge such service) or by mailing copies thereof by registered or certified air mail, postage prepaid, to the applicable party at its address specified in or designated pursuant to this Agreement. The Company agrees that the failure of any such designee, appointee and agent to give any notice of such service to it shall not impair or affect in any way the validity of such service or any judgment rendered in any action or proceeding based thereon. Nothing herein shall in any way be deemed to limit your ability to serve any such legal process, summons, notices and documents in any other manner permitted by applicable law or to obtain jurisdiction over such party or bring actions, suits or proceedings against such party in such other jurisdictions, and in such manner, as may be permitted by law, any objection that they may now or hereafter have to the laying of venue of any of the aforesaid actions, suits or proceedings arising out of or in connection with this Agreement brought in the United States Federal courts located in The City of New York or the courts of the State of New York and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

                  (c) The provisions of this Section 28 shall survive any termination of this Agreement, in whole or in part.

         29. WAIVER OF JURY TRIAL. THE COMPANY HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

         If you are in agreement with the foregoing, please sign the form of acceptance on the accompanying counterparts of this Agreement and return one (1) of the same to the Company and ONS, whereupon this Agreement shall become a binding agreement between you and the Company and ONS.

                                        Very truly yours,

                                        ORION NETWORK SYSTEMS, INC.


                                        By:  /s/ W. Neil Bauer
                                             ------------------------
                                             Name: W. Neil Bauer
                                             Title: President and CEO

                                        ORION OLDCO SERVICES, INC.


                                        By:  /s/ Richard H. Shay
                                             ------------------------
                                             Name: Richard H. Shay
                                             Title: Vice President / Secretary


The foregoing agreement is
hereby accepted as of
the date thereof.

BRITISH AEROSPACE HOLDINGS, INC.


By: /s/ Charles E. Gaba
    ---------------------
    Name: Charles E. Gaba
    Title: Vice President


MATRA MARCONI SPACE
UK LIMITED


By: /s/ J. Gail Bancroft
    ----------------------
    Name: J. Gail Bancroft
    Title: Attorney-in-fact

                                   SCHEDULE I

                                                         Principal Amount of
Name and Address of Purchaser                        Debentures to be Purchased

BRITISH AEROSPACE HOLDINGS, INC........................     $ 50,000,000

(1) All payments on account of the Debentures shall be made by wire transfer of immediately available funds not later than 11 a.m., New
      York City time, to:


      -----------------------------
      -----------------------------
      -----------------------------

(2) All notices of such payments and written confirmation of such wire transfer shall be made to:


      -----------------------------
      -----------------------------
      -----------------------------

(3)   All other communications shall be mailed to:


      ------------------------------
      ------------------------------
      ------------------------------


MATRA MARCONI SPACE UK LIMITED.........................     $ 10,000,000


(1) All payments on account of the Debentures shall be made by wire transfer of immediately available funds not later than 11 a.m., New
      York City time, to:


      ------------------------------
      ------------------------------
      ------------------------------

(2) All notices of such payments and written confirmation of such wire transfer shall be made to:


      ------------------------------
      ------------------------------
      ------------------------------

(3)   All other communications shall be mailed to:


      ------------------------------
      ------------------------------
      ------------------------------

                                   SCHEDULE II

                           Exceptions to Section 5.11

(a) Application for conditional authorization of satellite at 12 degrees W.L., FCC File No. CSS-91-009-LA - (see FCC Order and Authorization released September 25, 1995).

(b) Application for domestic satellite authorization at 135 degrees W.L., File No. 74-SAT-P/LA-95 (see FCC Memorandum Opinion and order, DA 96-1938, released November 21, 1996).

(c) Applications for additional Ku-band facilities at the following orbital locations:

                      Orbital Location of
                      Ku-Band Application           FCC File No.

                            127 W.L.                74-SAT-P/LA-95
                            37.5 W.L.               CSS-95-001
                            126 E.L.                CSS-94-009

(d) Applications for various Ka-band facilities at the following orbital locations:

                       Orbital Location of
                       Ka-Band Application          FCC Ref.

                            47 W.L.                 FCC Public Notice, Report
                                                    No. SPB-29
                            93 W.L.                 released November 1, 1995
                            78 E.L.                 DA 95-2273, at pages 4-5
                            83 W.L.
                            126 E.L.
                            127 W.L.

(e) FCC Report and Order in IB Docket No. 95-41, Regulatory Policies Governing Domestic Fixed Satellite and Separate International Satellite Systems (DISCO 1), FCC 96-14, released January 22, 1996; petitions for reconsideration pending.

(f) FCC First Report and Order on Interconnection with Local Exchange Carriers, 61 Fed. Reg. 45476 (1996) - CC Docket No. 96-98 and CC Docket No. 95-185.

(g) Recommended Decision of Federal-State Joint Board regarding Universal Service - FCC Docket No. 96-45.

                                                                     EXHIBIT A



               [Form of Convertible Junior Subordinated Debenture]



                           ORION NETWORK SYSTEMS, INC.



THIS DEBENTURE AND THE SHARES OF COMMON STOCK OF ORION NETWORK SYSTEMS, INC. (OR OTHER SECURITIES) WHICH MAY BE ISSUABLE AS INTEREST HEREON OR UPON ITS CONVERSION HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY OF THE STATES OF THE UNITED STATES, AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL (I) SUCH SECURITIES HAVE BEEN REGISTERED UNDER THE SECURITIES ACT, OR (II) THE HOLDER HEREOF PROVIDES (A) A WRITTEN OPINION OF LEGAL COUNSEL, WHICH COUNSEL AND OPINION (IN FORM AND SUBSTANCE) SHALL BE REASONABLY SATISFACTORY TO ORION NETWORK SYSTEMS, INC., TO THE EFFECT THAT THE PROPOSED TRANSFER OF SUCH SECURITIES MAY BE EFFECTED WITHOUT REGISTRATION UNDER THE SECURITIES ACT, OR (B) A "NO ACTION" LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION (THE "COMMISSION") REASONABLY SATISFACTORY TO ORION NETWORK SYSTEMS, INC. TO THE EFFECT THAT UNDER THE SECURITIES ACT THE PROPOSED TRANSFER OF THE SECURITIES WITHOUT REGISTRATION WILL NOT RESULT IN A RECOMMENDATION BY THE STAFF OF THE COMMISSION THAT ACTION BE TAKEN WITH RESPECT THERETO, OR (C) SUCH OTHER EVIDENCE AS MAY BE REASONABLY SATISFACTORY TO ORION NETWORK SYSTEMS, INC. THAT THE PROPOSED TRANSFER OF SUCH SECURITIES MAY BE EFFECTED WITHOUT REGISTRATION UNDER THE SECURITIES ACT.

         Convertible Junior Subordinated Debenture Due February 1, 2012 (Interest Payable in Common Stock)

No.
$

         ORION NETWORK SYSTEMS, INC., a Delaware corporation formerly known as Orion Newco Services, Inc. (the "Company"), for value received, hereby promises to pay to the order of _______________________________________ or registered assigns, the principal amount of _______________________________
($____________), on February 1, 2012, with interest from the date hereof on the unpaid balance of such principal amount as provided herein, payable semi-annually on February 1, and August 1, of each year commencing on August 1, 1997, and at maturity (each an "Interest Payment Date"), until such unpaid balance shall become due and payable (whether at maturity or at a date fixed for redemption or repurchase or by declaration or otherwise). Capitalized terms used and not defined in this Debenture shall have the meanings assigned to them in the Debenture Purchase Agreement, dated as of January 13, 1997, as amended as of January 31, 1997 (the "Debenture Purchase Agreement") between and among the Company, Orion Oldco Services, Inc., formerly known as Orion Network Systems, Inc. ("ONS"), British Aerospace Holdings, Inc. and Matra Marconi Space UK Limited.

         Payments of the principal of, and premium, if any, on this Debenture shall be made in lawful money of the United States of America in immediately available funds at the principal office of the Company in Rockville, Maryland, or at such other office or agency in New York County, State of New York, as the Company shall have designated by written notice to the registered holder of this Debenture or as otherwise provided in the Debenture Purchase Agreement.

         Payments of interest becoming due and payable on this Debenture shall be made by issuing to the holder hereof that number of fully paid and nonassessable shares of Common Stock determined by multiplying the principal amount of this Debenture by 8.75% per annum (computed on the basis of a 360-day year of twelve 30-day months) and dividing the resulting product by the Applicable Divisor and by delivering a certificate or certificates for shares of such Common Stock in such denomination or denominations as such holder may request at the address specified by the holder in accordance with the terms of the Debenture Purchase Agreement.

         This Debenture is one of the Company's Convertible Junior Subordinated Debentures Due February 1, 2012 (Interest Payable in Common Stock), originally issued in the aggregate principal amount of $60,000,000 pursuant to the Debenture Purchase Agreement. The registered holder of this Debenture is entitled to the benefits of such Debenture Purchase Agreement and may enforce the agreements of the Company and ONS contained therein and exercise the remedies provided for thereby or otherwise available in respect thereof and is subject to the provisions thereof and limitations of rights provided therein. The Debenture Purchase Agreement contains provisions permitting the amendment or waiver of certain of the terms thereof.

         Payments of the principal of, premium, if any, and interest on this Debenture are subordinate to and subject in right of payment to the prior payment in full of certain present and future indebtedness of the Company in the manner and to the extent provided in the Debenture Purchase Agreement, and the holder of this Debenture, by his or its acceptance hereof, agrees to be bound by all of the terms and conditions of such subordination provisions.


         At the option of the holder hereof, this Debenture may, at the times and upon the conditions set forth in the Debenture Purchase Agreement, be converted at the principal amount hereof, or any portion thereof, into fully paid and nonassessable shares of Common Stock (or, under certain circumstances, other securities as provided in the Debenture Purchase Agreement), as such shares shall be constituted at the time of conversion at the Conversion Rate in effect at the time of conversion.

         This Debenture and shares of Common Stock (or other securities) issued upon the conversion hereof may only be transferred in conformity with applicable securities laws.

         To the extent provided in the Debenture Purchase Agreement, the Company agrees to waive any usury defense in respect of any payment of interest on or with respect to this Debenture.

         As provided in the Debenture Purchase Agreement, upon surrender of this Debenture for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or his attorney duly authorized in writing, a new Debenture for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Debenture is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company shall not be affected by any notice to the contrary.

         This Debenture is subject to redemption or repurchase in whole or in part, under certain circumstances as specified in the Debenture Purchase Agreement.

         In case an Event of Default shall occur and be continuing, the unpaid balance of the principal of this Debenture, together with any accrued but unpaid interest hereon, may be declared and become due and payable under the circumstances, in the manner and with the effect provided in the Debenture Purchase Agreement. Prior to the Senior Notes Reduction Date, if an Event of Default shall occur and be continuing, the ability of the holders hereof to accelerate the unpaid principal of and interest in this Debenture may be limited as set forth in the Debenture Purchase Agreement.

         Commencing on the Senior Notes Reduction Date, this Debenture is entitled to the benefits of a Subsidiary Guarantee of the punctual payment when due of the obligations of the Company under this Debenture and the Debenture Purchase Agreement in favor of the holders of Debentures. Reference is hereby made to the Subsidiary Guarantee for a statement of the respective rights, limitations of rights, duties and obligations under the Subsidiary Guarantee of the Guarantors and the holders of this Debenture.

         THIS DEBENTURE SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS AND INSTRUMENTS EXECUTED AND TO BE PERFORMED ENTIRELY IN SUCH STATE WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF.

         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed by the manual or facsimile signature of its authorized officer and its corporate seal to be affixed or reproduced hereon.




DATED:                                   ORION NETWORK SYSTEMS, INC.


                                         By: ________________________________
                                             Name:
                                             Title:

                                                                    EXHIBIT B

                         [Form of Subsidiary Guarantee]




                              SUBSIDIARY GUARANTEE


         This SUBSIDIARY GUARANTEE (the "Guarantee"), dated as of January 31, 1997, is executed and delivered by Orion Satellite Corporation, a Delaware corporation, Asia Pacific Space and Communications, Ltd., a Delaware corporation, OrionNet, Inc., a Delaware corporation, Orion Oldco Services, Inc., formerly known as Orion Network Systems, Inc., a Delaware corporation, Orion Atlantic Europe, Inc., a Delaware corporation, Orion Asia Pacific Corporation, a Delaware corporation, OrionNet Finance Corporation, a Delaware corporation and International Private Satellite Partners, L.P., a Delaware limited partnership (collectively, the "Guarantors"), pursuant to the Debenture Purchase Agreement, dated as of January 13, 1997, as amended as of January 31, 1997 (the "Debenture Purchase Agreement"), between and among Orion Network Systems, Inc., a Delaware corporation formerly known as Orion Newco Services, Inc. (the "Issuer"), Orion Oldco Services, Inc. ("ONS"), British Aerospace Holdings, Inc. and Matra Marconi Space UK Limited. Capitalized terms used and not defined in this Guarantee shall have the meanings assigned to them in the Debenture Purchase Agreement.

         WHEREAS, the Issuer has duly authorized the issue and sale of $60,000,000 in aggregate principal amount of its Convertible Junior Subordinated Debentures Due February 1, 2012 (Interest Payable in Common Stock) (such debentures, together with all debentures issued in substitution or exchange therefor pursuant to the Debenture Purchase Agreement, are herein called the "Debentures");

         WHEREAS, the Guarantors are Subsidiaries of the Issuer; and

         WHEREAS, the Guarantors, in order to induce persons to purchase and hold such Debentures, have agreed to enter into this Guarantee and to unconditionally guaranty the obligations of the Issuer, ONS and any other party who shall become an obligor under the Debenture Purchase Agreement and the Debentures (collectively, the "Obligors") to the holders of such Debentures (the "Holders");

         NOW, THEREFORE, the Guarantors do hereby covenant and agree, as follows:

         Section 30.       Guarantee.

         30.1. Subject to subsection (b) of this Section 1, each of the Guarantors, jointly and severally, hereby absolutely, unconditionally and irrevocably guarantees to each Holder, as if the Guarantors were the principal debtor, (i) the due and punctual payment and performance of all obligations of the Obligors under the Debenture Purchase Agreement and the Debentures, including the obligation to pay the principal of, premium, if any, and interest on the Debentures, when and as the same shall become due and payable, whether by acceleration, required repurchase, call for redemption or otherwise (in each case including interest accruing on or after filing of any petition in bankruptcy or reorganization relating to the Obligors or any of the Guarantors, whether or not a claim for post filing interest is allowed in such proceeding), (ii) the performance of all other obligations of the Obligors to the Holders under the Debenture Purchase Agreement and the Debentures, all in accordance with the terms thereof, and (iii) payment of all costs and expenses (including reasonable fees and out-of-pocket expenses of counsel) arising out of or incurred by the Holders in connection with the enforcement of this Guarantee or collection of any amounts due hereunder (such obligations referred to in clauses (i), (ii) and (iii), above, being referred to herein as the "Obligations"). The Guarantors hereby further agree that if the Obligors shall fail to pay or perform when due any of the Obligations, the Guarantors will promptly pay or perform the same. All payments by the Guarantors hereunder shall be made in U.S. Dollars, in the same funds as are required to be paid by the Obligors and at the same place as such payments are required to be made by the Obligors. With respect to any payments to be made by the Guarantors pursuant to this Guarantee in respect of any interest due and payable on any Debenture which would otherwise be payable in shares of Common Stock, such payments shall be made in cash in an amount determined by multiplying the principal amount of such Debenture by 8.75% per annum (computed on the basis of a 360-day year of twelve 30-day months), dividing the resulting product by the Applicable Divisor and by multiplying the resulting number by the Closing Price per share of the Common Stock on the day such interest first becomes due and payable. This is a guaranty of payment and performance, not collection.

         30.2. Notwithstanding anything to the contrary contained in this Guarantee, the Guarantors shall have no obligations hereunder until the Senior Notes Reduction Date.

         Section 31. Continuing Guarantee. This Guarantee and all covenants and agreements of the Guarantors contained herein shall continue in full force and effect and shall not be discharged until such time as all the Obligations shall be paid and performed in full and all the agreements of the Guarantors hereunder shall have been duly performed. The obligations of the Guarantors under this Guarantee shall be automatically reinstated if and to the extent that for any reason any payment to any Holder by or on behalf of the Obligors, in respect of the Obligations, is rescinded or must otherwise be returned by such Holder, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and the Guarantors agree that they will indemnify each Holder on demand for all reasonable costs and expenses (including reasonable fees and out-of-pocket expenses of counsel) incurred by such Holder in connection with its compliance with or reasonable resistance (if requested by the Guarantors) to any such rescission or restoration. Notwithstanding the generality of the foregoing, if the Debenture Purchase Agreement or the Debentures shall be terminated as a result of the rejection or disaffirmance thereof by any trustee, receiver, liquidator, agent or other representative of the Obligors or any of their respective properties in any assignment for the benefit of creditors or in any bankruptcy, insolvency, dissolution or similar proceeding, or the exercise of any of the rights or remedies under the Debenture Purchase Agreement or the Debentures is stayed, enjoined or prohibited in any such assignment or proceeding, the obligations of the Guarantors hereunder shall continue to the same extent as if the Debenture Purchase Agreement or the Debentures had not been so rejected or disaffirmed and as if such exercise had not been so stayed, enjoined and prohibited. The Guarantors shall and do hereby waive all rights and benefits that might accrue to them by reason of any such assignment or proceeding, and the Guarantors agree that they shall be liable for the full amount of the Obligations, irrespective of and without regard to any modification, limitation or discharge of liability of the Obligors that may result from or in connection with any such assignment or proceeding.

         Section 32. Nature of the Guarantors' Obligations. Each of the Guarantors guarantees that the Obligations will be paid and performed strictly in accordance with the terms of the Debenture Purchase Agreement and the Debentures, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Holders with respect thereto. The liability of the Guarantors under this Guarantee shall be joint and several and shall not be subject to any counterclaim, setoff, deduction, release, recoupment or defense and shall remain in full force and effect and shall be irrevocable, absolute and unconditional, irrespective of any lack of value, genuineness, validity, legality, regularity or enforceability of the Debenture Purchase Agreement or the Debentures, or any part of the Obligations or any agreement or instrument relating to the Obligations, or any substitution, release or exchange of any other guarantee of or security for any of the Obligations, and, to the fullest extent permitted by applicable laws, irrespective of any other circumstances whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Guarantee that the obligations of the Guarantors hereunder shall be absolute and unconditional under any and all circumstances. Without limiting the generality of the foregoing, it is agreed that the occurrence or existence of any one or more of the following shall not, to the fullest extent permitted by applicable laws, affect the liability of the Guarantors hereunder:

                  (a) if at any time or from time to time, without notice to the Guarantors, the time, manner or place for any performance of or compliance with any of the Obligations shall be extended, or such performance or compliance shall be waived;

                  (b) any of the acts mentioned in any of the provisions of the

Debenture Purchase Agreement or the Debentures shall be done or omitted;

                  (c) any of the Obligations shall be modified, supplemented, amended or compromised in any respect, or any right under the Debenture Purchase Agreement or the Debentures shall be waived in whole or in part or otherwise dealt with;

                  (d) the partial payment or performance of the Obligations, whether as a result of the exercise of any right, remedy, power or privilege or otherwise, shall be accepted or received (except to the extent of such partial payment or performance);

                  (e) all or any part of the Obligations shall be settled, compromised, released, liquidated or enforced upon such terms and in such manner as any Holder may determine or as applicable laws may dictate;

                  (f) any modification, renewal or amendment of the Debenture Purchase Agreement or the Debentures or any agreement, approval, consent or other instrument with respect to any Obligation in any respect;

                  (g) any merger or consolidation of, sale of substantial assets by or other restructuring or termination of the corporate existence of the Obligors into or with any other Person, or any consent thereto;

                  (h) any change in the ownership of any of the shares of capital stock of the Obligors;

                  (i) any regulatory change or other governmental action;

                  (j) any legal disability, incapacity or other similar defense of the Obligors with respect to the Obligations (other than payment and performance);

                  (k) the cessation, for any cause whatsoever, of the liability of the Obligors (other than by reason of the full and final payment and performance of all Obligations);

                  (l) the execution, delivery or performance of the Debenture Purchase Agreement or the Debentures being invalid or in excess of the powers of the Obligors or of any Person purporting to act on the Obligors' behalf;

                  (m) any transfer or assignment of the rights of the Obligors pursuant to the Debenture Purchase Agreement or the Debentures or any other agreements, documents or instruments relating to the transactions contemplated thereby;

                  (n) any bankruptcy, insolvency, reorganization, arrangement,

readjustment, composition, liquidation or similar proceeding with respect to the Obligors or any of their respective properties, or any action taken by any trustee or receiver or by any court in any such proceeding; or

                  (o) any pursuit of or failure by the Holders to pursue remedies against the Obligors for the Obligations.

         Section 33. Waiver. The Guarantors hereby waive expressly and unconditionally (a) acceptance of this Guarantee and proof of reliance by any Holder hereon, (b) notice of any of the matters referred to above, (c) all notices that may be required by statute, rule of law or otherwise, now or hereinafter in effect, to preserve intact any right against the Guarantors, including, without limitation, any demand for payment or performance, diligence, presentment, protest and dishonor, proof of notice of nonpayment under the Debenture Purchase Agreement or the Debentures, and notice of default or notice of any failure on the part of the Obligors to perform and comply with any covenant, agreement, term or condition of the Debenture Purchase Agreement or the Debentures, (d) any requirement of any Holder to take any action whatsoever to exhaust any remedies under the Debenture Purchase Agreement or the Debentures and (e) any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge, release or defense of a guarantor or surety, or that might otherwise limit recourse against the Guarantors.

         Section 34. Waiver of Subrogation. The Guarantors irrevocably waive, disclaim and relinquish any claim or other rights which they may now or hereafter acquire against the

Obligors by virtue of having executed this Guarantee or otherwise, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution, indemnification, any right to participate in any claim or remedy of the Holders against the Obligors or any collateral which any such Holder hereafter acquires, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including, without limitation, the right to take or receive from the Obligors, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim or other rights until such time as the Obligations shall have been indefeasibly paid in full. If any amount shall be paid to the Guarantors in violation of the preceding sentence and the Obligations shall not have been paid in full, such amount shall be deemed to have been paid to the Guarantors for the benefit of, and held in trust for the benefit of, the Holders, and shall forthwith be paid to the Holders.

         Section 35. Waiver of Usury Defense. To the extent provided in Section
12.11 of the Debenture Purchase Agreement, the Guarantors agree to waive any usury defense in respect of any payment of interest on or with respect to any Debentures.

         Section 36. Rights to Setoff. In addition to all rights to setoff against the moneys, securities or other property of the Guarantors given to the Holders by law, each Holder shall have a right of setoff on account of amounts due by the Guarantors to such Holder against all moneys, securities and other property of the Guarantors now or hereafter in the possession of or on deposit with such Holder, whether held in a general or special account or deposit, or for safekeeping or otherwise; and every such right of setoff may be exercised without demand upon or notice to the Guarantors, except that any Holder exercising such right of setoff shall promptly after the exercise thereof give notice thereof to the Guarantors. No right of setoff shall be deemed to have been waived by any act or conduct on the part of any Holder or by any neglect to exercise such right of setoff, or by any delay in so doing; and every right of setoff shall continue in full force and effect until specifically waived or released by an instrument in writing executed by each Holder.

         Section 37. Covenants. Each of the Guarantors hereby agrees and covenants as follows:

                  (a) at its expense to promptly and duly complete and deliver to any Holder that may request the same complete copies of such information and certificates concerning the Guarantors as may be required to enable such Holder to make any filings which from time to time may be required under any applicable laws in respect of the Debenture Purchase Agreement or the Debentures, in each case in such form as such Holder shall furnish to the Guarantors with such request;

                  (b) at its expense to promptly and duly execute and deliver to each Holder such further documents and assurances and to take such further action as any Holder may from time to time reasonably request in order to more effectively carry out the intent and purpose of this Guarantee and to establish and protect the rights and remedies created or intended to be created in favor of the Holders hereunder; and

                  (c) the Guarantors assume the responsibility for being and keeping informed of the financial condition of the Obligors and of all other circumstances bearing upon the risk of nonpayment of the Obligations which diligent inquiry would reveal, and agree that no Holder shall have the duty to advise the Guarantors of information known to it regarding such condition or any such circumstances.

         Section 38. Representations. Each of the Guarantors hereby represents and warrants to each Holder as follows:

                  (a) it is a corporation or limited partnership duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, and has the corporate or partnership power and authority to enter into and perform its obligations under this Guarantee;


                  (b) the execution, delivery and performance of this Guarantee have been duly authorized by all necessary corporate or partnership action on the part of the Guarantor, do not require any approval of stockholders or partners, as the case may be, or approval or consent of any trustee or holders of any indebtedness or obligations of the Guarantor except such as have been duly obtained, and none of the execution, delivery or performance hereof contravenes any applicable laws applicable to or binding on the Guarantor or the charter documents of the Guarantor or contravenes the provisions of, or constitutes a default under, or results in the creation of any Lien upon the property of the Guarantor under, any indenture, mortgage, contract or other agreement to which the Guarantor is a party or by which it or its properties may be bound or affected;

                  (c) there is no suit, claim, action, proceeding or investigation pending or, to the knowledge of the Guarantor, threatened against or affecting the Guarantor in any court or before any Governmental Authority which relates to the Debenture Purchase Agreement, the Debentures or this Guarantee, or which, considering the likelihood of an unfavorable outcome, would have a Material Adverse Effect on the financial condition or operations of the Guarantor;

                  (d) no order, license, consent, authorization or approval of, or exemption by, or the giving of notice to, or the registration with or the taking of any other action in respect of, any Governmental Authority, and no filing, recording or registration in any public office or any other place, is required on behalf of the Guarantor to authorize the execution, delivery and performance of this Guarantee, except as has been duly obtained or effected; and

                  (e) this Guarantee has been duly authorized by all necessary corporate or partnership action on the part of the Guarantor and has been duly executed and delivered by the Guarantor. This Guarantee constitutes the legal, valid and binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms except as such enforceability may be limited by bankruptcy, insolvency and other similar laws of general application affecting the rights of creditors and by general equitable principles.

         Section 39. Assignment. This Guarantee shall be binding upon the Guarantors and their permitted successors and assigns and shall inure to the benefit of and be enforceable by the Holders and their respective permitted successors and assigns. Each Holder and its permitted successors and assigns may assign this Guarantee or any of its rights and powers hereunder (but only to any Person to whom its respective rights under the Debenture Purchase Agreement and the Debentures are assigned as permitted by the terms thereof), and in such event the assignee shall have the same rights and remedies as if originally named herein in place of such Holder. The Guarantors may not assign this Guarantee or any of their rights or powers hereunder without the prior written consent of the Holders and may not transfer their assets substantially as an entirety to one or more entities without having first made provisions for such entity or entities becoming a co-obligor of the Guarantors' obligations under this Guarantee pursuant to an instrument in form and substance reasonably acceptable to the Holders.

         Section 40. Rights to Deal with the Obligors. At any time and from time to time, without terminating, affecting or impairing the validity of this Guarantee or the obligations of the Guarantors hereunder, any Holder may deal with the Obligors in the same manner and as fully as if this Guarantee did not exist and shall be entitled, among other things, to grant the Obligors such extension or extensions of time to perform, or to waive any obligation of the Obligors to perform, any act or acts as may to such Holder be deemed advisable, and no such waiver or extension shall in any way limit or otherwise affect any of the Guarantors' obligations hereunder.

         Section 41. Addresses for Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Guarantee shall be given in accordance with the terms of the Debenture Purchase Agreement, addressed to the Guarantors as follows:

                     c/o      Orion Network Systems, Inc.
                              2440 Research Boulevard, Suite 400
                              Rockville, MD 20850
                              Attention: Chief Financial Officer
                              Fax Number: (301) 258-3360

or at such other address, or to the attention of such other officer, as the Issuer shall have furnished to the Holders in writing.

         Section 42. No Waiver; Remedies. No failure on the part of the Holders to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies herein provided are cumulative and not exclusive of any remedies provided by law, and the rights of the Holders herein are supplemental to, and not in lieu of, any rights of the Holders under the Debenture Purchase Agreement and the Debentures. It is not and shall not be necessary for the Holders to inquire into the powers of the Obligors or the officers or agents acting or purporting to act on the Obligors' behalf and any Obligations made or created in reliance upon the professed exercise of such powers shall be governed hereunder.

         Section 43. Continuing Guarantee. This Guarantee is a continuing guaranty and shall remain in full force and effect until payment and performance in full of the Obligations.

         Section 44. Amendments, Etc. No amendment or waiver of any provision of this Guarantee nor consent to any departure by the Guarantors therefrom shall in any event be effective unless the same shall be in writing and signed by Holders of at least sixty-six and two-thirds percent in principal amount of the then Outstanding Debentures, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

         Section 45. Governing Law. This Guarantee shall be governed by, and construed in accordance with, the laws of the State of New York (without giving effect to any principles of conflicts of law).

         Section 46. Headings. Headings of the sections of this Guarantee are inserted for convenience of reference only and shall not be deemed to constitute a part hereof.

         Section 47. Jurisdiction; Service; Etc. Each of the Guarantors irrevocably consents and agrees that any legal action, suit or proceeding against it with respect to its obligations, liabilities or any other matter arising out of or in connection with this Guarantee may be brought in the courts of the State of New York or the courts of the United States of America located in The City of New York and, until all amounts due and to become due in respect of this Guarantee have been paid, or until any such legal action, suit or proceeding commenced prior to such payment has been concluded, hereby irrevocably consents and submits to the non-exclusive jurisdiction of each such court in personam, generally and unconditionally with respect to any action, suit or proceeding for itself and in respect of its properties, assets and revenues. Nothing herein shall in any way be deemed to limit any Holder's ability to serve any such legal process, summons, notices and documents in any other manner permitted by applicable law or to obtain jurisdiction over such party or bring actions, suits or proceedings against such party in such other jurisdictions, and in such manner, as may be permitted by law, any objections that they may now or hereafter have to the laying of venue of any of the aforesaid actions, suits or proceedings arising out of or in connection with this Guarantee brought in the United States Federal courts located in The City of New York or the courts of the State of New York and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum. The Guarantors hereby irrevocably designate and appoint the Issuer as their agent upon whom process may be served in any action, suit or proceeding against the Guarantors with respect to this Guarantee or any of the documents referred to herein, it being understood that such appointment and designation shall become effective without any further action on the part of the Guarantors or the Obligors. Final judgment against the Guarantors in any action, suit or proceeding shall conclusively determine the fact and amount of indebtedness arising from such judgment, a certified copy of which shall be conclusive evidence of the fact and amount of indebtedness arising from such judgment.

         Section 48. Severability. Any provision of this Guarantee which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the Guarantors hereby waive any provision of law which renders any provision of this Guarantee prohibited or unenforceable in any respect.

         Section 49. Entire Agreement. This Guarantee supersedes any prior agreements and understandings between the Guarantors and the Holders with respect to the subject matter hereof and is the complete agreement of the Guarantors and the Holders with respect to the subject matter hereof.

         IN WITNESS WHEREOF, the Guarantors have caused this Guarantee to be executed in their names and behalf by such duly authorized officers as of the date first above written.


ORION OLDCO SERVICES, INC.                    ORION SATELLITE CORPORATION


By:    __________________________             By:    __________________________
       Name:                                         Name:
       Title:                                        Title:

ORIONNET, INC.                                ORION ATLANTIC EUROPE, INC.


By:    __________________________             By:    __________________________
       Name:                                         Name:
       Title:                                        Title:

ORION ASIA PACIFIC CORPORATION                ORIONNET FINANCE CORPORATION

By:    __________________________
       Name:                                  By:    __________________________
       Title:                                         Name:
                                                      Title:

ASIA PACIFIC SPACE AND                        INTERNATIONAL PRIVATE
  COMMUNICATIONS, LTD.                           SATELLITE PARTNERS, L.P.


By:    __________________________             By:    ORION SATELLITE
       Name:                                           CORPORATION
       Title:                                        its general partner

                                              By:    __________________________
                                                     Name:
                                                     Title:

                                                                      EXHIBIT C




                          REGISTRATION RIGHTS AGREEMENT


         THIS REGISTRATION RIGHTS AGREEMENT (the "Agreement") is made and entered into as of January 31, 1997, between and among Orion Network Systems, Inc., formerly known as Orion Newco Services, Inc., a Delaware corporation (the "Company"), British Aerospace Holdings, Inc., a Delaware corporation ("BAe"), and Matra Marconi Space UK Limited, a company organized under the laws of England and Wales ("Matra") (together, the "Purchasers").

         WHEREAS, the Company proposes to issue and sell to the Purchasers $60,000,000 aggregate principal amount of its Convertible Junior Subordinated Debentures Due February 1, 2012 (Interest Payable in Common Stock) (the "Debentures"), pursuant to the terms of a Debenture Purchase Agreement, dated as of January 13, 1997, as amended as of January 31, 1997 (the "Debenture Purchase Agreement");

         WHEREAS, as a condition to the Purchasers' obligations under the Debenture Purchase Agreement, the Company agrees with each of the Purchasers for their benefit and for the benefit of the holders from time to time of the Registrable Securities (as defined herein) whose names appear in the register maintained by the Company's registrar in accordance with the provisions of the Debenture Purchase Agreement (each of the foregoing a "Holder," and collectively the "Holders"), to grant to the Purchasers certain registration rights;

         WHEREAS, the purchase of the Debentures under the Debenture Purchase Agreement and this Agreement are conditioned upon, among other things, the consummation of the transactions contemplated under the Section 351 Exchange Agreement and Plan of Conversion, dated as of June, 1996, as amended, and as may be further amended from time to time (the "Exchange Agreement"), among Orion Oldco Services, Inc., formerly known as Orion Network Systems, Inc., a Delaware corporation ("ONS"), International Private Satellite Partners, L.P., a Delaware limited partnership, Orion Satellite Corporation, a Delaware corporation, and British Aerospace Communications, Inc. ("BAC"), a Delaware corporation; COM DEV Satellite Communications Limited, a Canadian corporation ("COM DEV"); Kingston Communications International Limited, a company incorporated under the laws of England ("Kingston"); Lockheed Martin Commercial Launch Services, Inc., a Delaware corporation ("Lockheed Martin"); MCN Sat US, Inc., a Delaware corporation ("MCN Sat"); and Trans-Atlantic Satellite, Inc., a Delaware corporation ("TA Sat") (collectively, BAC, COM DEV, Kingston, Lockheed Martin, MCN Sat and TA Sat are referred to herein as the "Exchanging Partners").

         NOW, THEREFORE, in consideration of the premises, the parties hereby consent and agree, as follows:

         (a)      Definitions.

         As used in this Agreement, the following capitalized defined terms shall have the following meanings:

         Business Day: any day other than a Saturday or Sunday or day on which banking institutions in the State of New York are not required to be open.

         Closing Date: the date of closing of the Company's sale of the Debentures to the Purchasers as contemplated by the Debenture Purchase Agreement.

         Commission:  the Securities and Exchange Commission.

         Common Stock: the common stock, par value $.01 per share, of the Company.

         Company: the meaning set forth in the preamble and shall also include the Company's successors or other parties who succeed to the Company's obligations hereunder.

         Debentures: the Convertible Junior Subordinated Debentures Due February 1, 2012 (Interest Payable in Common Stock) of the Company.

         Debenture Purchase Agreement: the meaning set forth in the preamble.

         Eligible Series C Securities: the Series C Securities which a holder thereof is permitted to sell under the terms of the Transfer Restriction Agreements.

         Exchange Act: the Securities Exchange Act of 1934, as amended from time to time.

         Exchange Agreement:  the meaning set forth in the preamble.

         Exchanging Partner:  the meaning set forth in the preamble.

         Holder:  any holder of Registrable Securities.

         Initial Shelf Registrable Securities: Registrable Securities, excluding the shares of Common Stock or other securities issued or issuable upon conversion of the Debentures.

         Initial Shelf Registration Statement: the Shelf Registration Statement filed by the Company pursuant to Section 2(a).

         Losses: any losses, claims, damages, liabilities, costs and expenses, including, but not limited to, reasonable attorney's fees.


         Managing Underwriters: the investment banker or investment bankers and manager or managers that shall administer an Underwritten Offering of the securities covered by any registration statement.

         Market Value: with respect to a specified date, the aggregate closing price of such shares of Common Stock on the principal national stock exchange or automated quotation system upon which the Common Stock is listed or quoted, averaged over a period of twenty (20) consecutive Business Days prior to such date. If during this period the Common Stock is not listed on any securities exchange, quoted on the Nasdaq National Market, or quoted in the over-the-counter market, the Market Value will be the fair value of the Common Stock determined by agreement between the Company and the Holders of a majority of the Registrable Securities. If such parties are unable to reach agreement within a reasonable period of time, the fair value of the Common Stock shall be determined by an independent appraiser experienced in valuing such type of consideration jointly selected by the Company and the Holders of a majority of the Registrable Securities. The determination of such appraiser shall be final and binding upon the parties, and the fees and expenses of such appraiser shall be borne by the Company.

         Other Registrable Stock: shares of Common Stock which the Company is obligated to register, or include in a registration statement under the Securities Act, under any Other Registration Rights Agreement.

         Other Registration Rights Agreement: the following agreements entered into by ONS on or before the date of the Exchange Agreement under which ONS is obligated to register, or include in a registration statement under the Securities Act, shares of capital stock of ONS, and amendments and supplements to any such agreement entered into on or before the date of the Exchange Agreement, in each case as such agreement will be amended or assigned prior to the closing under the Exchange Agreement to transfer all of the ONS rights and obligations under each of such agreements to the Company: (i) the Registration Rights Agreement dated as of June 17, 1994, among ONS and the Schedule of Investors set forth therein, as amended (the "Recent PRRAA")); (ii) the Registration Rights Agreement, dated as of April 29, 1994, between ONS and Space Systems/Loral, Inc.; and (iii) the Series C Registration Rights Agreement.

         Person: any individual, partnership, corporation, limited liability company, trust, or unincorporated organization, or a government or agency or political subdivision thereof.

         Piggyback Registration: the registration by the Company of the Common Stock (whether for its own account or for the account of others) under the Securities Act, other than pursuant to a registration statement filed pursuant to the provisions of Section 2 or Section 3 hereof or a registration of securities in connection with a business acquisition or combination or an employee benefit plan.


         Proceeding: any action, suit, proceeding or investigation or written threat thereof.

         Registrable Securities: regardless of who holds such securities at the applicable time, (i) the shares of Common Stock of the Company received by BAe in connection with the purchase by ONS of BAe's interest in Asia Pacific Space and Communications Ltd.; (ii) the shares of Common Stock or other securities issued or issuable upon conversion of the Debentures or issued as interest payments pursuant to the Debenture Purchase Agreement; and (iii) the 86,505 shares of Common Stock issued pursuant to the respective Warrants of ONS dated as of December 20, 1991, granted to BAC, exercised on December 31, 1996; provided, however, that such securities shall cease to be Registrable Securities when a registration statement with respect to the registration of such securities shall have been declared effective under the Securities Act and such securities shall have been disposed of pursuant to such registration statement.

         Registration Expenses: any and all expenses incident to the filing and effectiveness of each registration statement and performance of or compliance by the Company with this Agreement, including without limitation: (i) all Commission, stock exchange or National Association of Securities Dealers, Inc. ("NASD") registration and filing fees, (ii) all fees and expenses incurred in connection with compliance with state securities or Blue Sky laws (including reasonable fees and disbursements of counsel in connection with Blue Sky qualification of any of the Registrable Securities and the preparation of a Blue Sky memorandum and compliance with the rules of the NASD, (iii) all expenses of any Persons in preparing or assisting in preparing, word processing, printing and distributing any registration statement, any prospectus, any amendments or supplements thereto, any underwriting agreements, securities sales agreements, certificates and other documents relating to the performance of and compliance with this Agreement, (iv) all fees and expenses incurred in connection with the listing of any of the Registrable Securities on any securities exchange or the Nasdaq National Market, (v) the fees and disbursements of counsel for the Company and of the independent public accountants of the Company, including the expenses of any special audits or "cold comfort" letters required by or incident to such performance and compliance, (vi) the reasonable fees and disbursements of one special counsel representing the Holders of Registrable Securities, such special counsel to be selected by the Holders of a majority of the Registrable Securities being registered, (vii) the fees and expenses of a "qualified independent underwriter" if required by Rule 2720(c) of the rules of the NASD in connection with the offering of any of the Registrable Securities, (viii) the fees and expenses of any escrow agent or custodian, and (ix) any fees and disbursements of any Underwriters customarily paid by issuers or sellers of securities and the reasonable fees and expenses of any special experts retained by the Company in connection with any registration statement, but excluding underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of Registrable Securities by a Holder.

         Registration Period: a period terminating fifteen (15) years following the Closing Date.

         Securities Act: the Securities Act of 1933, as amended from time to time.

         Series C Preferred Stock: the Series C 6% Cumulative Redeemable Convertible Preferred Stock of the Company.

         Series C Registration Rights Agreement: the Registration Rights Agreement dated as of January 31, 1997, among the Company and the Exchanging Partners.

         Series C Securities: the shares of Common Stock or other securities issued or issuable upon conversion of the Series C Preferred Stock purchased by the Exchanging Partners pursuant to the Exchange Agreement or issued as dividends or distributions pursuant to the Certificate of Designations, Rights and Preferences establishing the terms and relative rights and preferences of the Series C Preferred Stock.

         Shelf Registration: a registration required to be effected pursuant to
Section 2(a).

         Shelf Registration Statement: a "shelf" registration statement of the Company which covers the registration of Registrable Securities on a Form S-3, and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the prospectus contained therein, all exhibits thereto and all material incorporated by reference therein; "Shelf Registration Statement" shall include the Initial Shelf Registration Statement and each Top-up Shelf Registration Statement.

         Top-up Shelf Registration Statement: the meaning set forth in Section 2(b).

         Transfer Restriction Agreement: means (i) each agreement, dated on or about the Closing Date, between the Company and any Exchanging Partner and (ii) each subsequent agreement entered into between the Company and any Exchanging Partner, any affiliate thereof, any transferee of Series C Preferred Stock or Common Stock into which such Series C Preferred Stock is converted or which is issued as a dividend on such Series C Preferred Stock or any other party pursuant to the terms of another Transfer Restriction Agreement, in each case which provides for restrictions on transfer of the Series C Preferred Stock or Common Stock into which such Series C Preferred Stock is converted or which is issued as a dividend on such Series C Preferred Stock.


         Underwriter: each Person who participates as an underwriter of securities in a registered offering under the Securities Act.

         Underwritten Offering: a sale of Company securities by the Company or a holder of such securities to an Underwriter or Underwriters for reoffering to the public.

         (b)      Shelf Registration.

                  2(a) Filing of Initial Shelf Registration Statement. The Company shall prepare and cause to be filed as soon as practicable after the date that is one hundred eighty (180) days after the Closing Date (but not later than fifteen (15) days thereafter), the Initial Shelf Registration Statement providing for the registration of all of the Initial Shelf Registrable Securities. The Company shall use all its best efforts to have the Initial Shelf Registration Statement declared effective by the Commission as soon as practicable after filing. The Company shall use its best efforts to keep the Initial Shelf Registration Statement continuously effective for the Registration Period, or such shorter period which will terminate when all of the Registrable Securities covered by the Initial Shelf Registration Statement, as amended from time to time pursuant to Section 2(b), have been sold pursuant to the Initial Shelf Registration Statement. Notwithstanding the foregoing, except as set forth below, any Holder who does not provide information reasonably requested by the Company in connection with the Initial Shelf Registration Statement shall not be entitled to have its Registrable Securities included in the Initial Shelf Registration Statement.

                  2(b) Filing of Subsequent Shelf Registration Statements or Amendments. The Company shall prepare and cause to be filed on or as soon as practicable after the first anniversary of the Closing Date (but no later than ten (10) days thereafter) and as soon as practicable after each of the successive semi-annual interest payment dates provided for in the Debenture Purchase Agreement (but no later than ten (10) days thereafter) an additional Shelf

Registration Statement or, at the Company's option, a post-effective amendment to any then- effective Shelf Registration Statement (a "Top-up Shelf Registration Statement") providing for the registration of all of the Registrable Securities comprising shares of Common Stock or other securities issued as interest payments pursuant to the Debenture Purchase Agreement which have not been registered previously. The Company shall also use all reasonable efforts to cause to be filed, as soon as practicable each time after receipt of a written demand from a Holder (but no later than thirty (30) days thereafter), an additional Shelf Registration Statement or, at the Company's option, a post-effective amendment to any then-effective Shelf Registration Statement (also a "Top-up Shelf Registration Statement") providing for the registration of any and all of the Registrable Securities each Holder demands to be included in such Top-up Shelf Registration Statement which have not been registered previously; provided, however, that no such demand shall be effective before the first anniversary of the Closing Date or after the end of the Registration Period. The Company shall use its best efforts to have each such Shelf Registration Statement or post-effective amendment declared effective by the Commission as soon as practicable after filing. The Company shall use its best efforts to keep each Top-up Shelf Registration Statement continuously effective for the Registration Period, or such shorter period which will terminate when all of the Registrable Securities covered by such Top-up Shelf Registration Statement, as amended from time to time pursuant to this Section 2(b), have been sold pursuant to such Top-up Shelf Registration Statement. Notwithstanding the foregoing, except as set forth below, any Holder who does not provide information reasonably requested by the Company in connection with the Top-up Shelf Registration Statement shall not be entitled to have its Registrable Securities included in the Top-up Shelf Registration Statement.

                  2(c) Effective Registration Statement, Amendments. A Shelf Registration Statement pursuant to this Section 2 will not be deemed to have become effective unless it has been declared effective by the Commission; provided, however that if, after it has been declared effective, the offering of any Registrable Securities pursuant to such registration statement is interfered with by any stop order, injunction or other order or requirement of the Commission or any other governmental agency or court, such registration statement will be deemed not to have become effective, and the Company shall be required to continue to use its best efforts to have such registration statement declared effective. Further, the Company shall, if necessary, supplement or amend each Shelf Registration Statement, if required by the rules, regulations or instructions applicable to the registration form used by the Company for such Shelf Registration Statement or by the Securities Act or by any other rules and regulations thereunder for shelf registration.

                  2(d) Expenses. The Company shall pay any and all Registration Expenses incident to the filing of each Shelf Registration Statement or otherwise incident to the performance of or compliance by the Company with this
Section 2. Each Holder shall pay all underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of such Holder's Registrable Securities pursuant to the Shelf Registration Statement.

         (c)      Demand Registration of Underwritten Offerings.

                  3(a) Requests for Underwritten Registration. At any time following one hundred eighty (180) days after the Closing Date, one or more Holders may request that the Company effect a registration under the Securities Act of all or any of their Registrable

Securities in an Underwritten Offering; provided, however, that, unless the requesting Holder is Matra, the requesting Holders must request registration of Registrable Securities with a Market Value, on the date of such request, of at least $20 million; and provided, further, that if the requesting Holder is

Matra, Matra must request registration of Registrable Securities with a Market Value, as of the date of such request, of at least $10 million. Each request for an Underwritten Offering shall specify the approximate number of shares of Registrable Securities requested to be registered and the anticipated per share price range for such offering. Within ten (10) days after receipt of any such request, the Company will give written notice of such requested demand registration to all other Holders and, subject to Section 3(b), will include in any such registration which constitutes an Underwritten Offering satisfying the requirements of this Section 3(a), all Registrable Securities with respect to which the Company has received written requests for inclusion therein within fifteen (15) days after the date the Company's notice is given.

                  3(b) Priority on Underwritten Offering. If the Managing Underwriters for an Underwritten Offering advise the Company in writing that in their reasonable opinion the aggregate number of Registrable Securities to be included in an Underwritten Offering (together with any other shares of Common Stock which the Company is required to include in such registration) exceeds the number of shares which can be sold in an orderly manner in such offering within a price range acceptable to the holders of a majority of the Registrable Securities and Other Registrable Stock requested to be included in such registration, the Company will include in such registration (i) first, the maximum amount of Registrable Securities requested to be included therein, pro rata among the respective Holders thereof on the basis of the amount of Registrable Securities requested to be included in such registration by each such Holder, and (ii) second, the maximum amount of Other Registrable Stock and any other securities requested to be included therein (including by the Company, subject to Section 3(e)), pro rata among the Company and the holders of such Other Registrable Stock and other securities on the basis of the number of shares requested to be included in such registration by the Company and each such holder, in each case up to the greatest number of shares of Common Stock which in the reasonable opinion of such underwriters can be sold in an orderly manner in the price range of such offering. In no event shall any Other Registrable Stock or any other securities be included in an Underwritten Offering under this Section 3 unless all Registrable Securities requested to be sold in any such offering have been included therein.

                  3(c) Restrictions on Underwritten Offerings. The Company will not be obligated to effect more than one Underwritten Offering for Holders of Registrable Securities within any twelve (12) month period, except as provided in the following sentence, and will not be obligated to effect an Underwritten Offering for Holders of Registrable Securities at any time before ninety (90) days after the earlier of (i) the date the previous registration statement prepared in connection with an Underwritten Offering for Holders of Registrable Securities ceases to be effective or (ii) the date that all shares registered thereunder have been sold. The foregoing limitation on Underwritten Offerings within any twelve (12) month period shall not apply to a single Underwritten Offering with respect to Registrable Securities of any Holder (other than Matra) if the Company effected an Underwritten Offering made at Matra's request within the preceding twelve (12) months or to a single Underwritten Offering requested by Matra if the Company effected an Underwritten Offering with respect to Registrable Securities of any other Holder within the preceding twelve (12) months.

                  3(d) Selection of Underwriters. The Holders of a majority of the Registrable Securities requested to be included in such Underwritten Offering will have the right to select the Managing Underwriter(s) to administer the offering; provided, first, that if the Company is successful in obtaining the services of one or more Underwriters who have been the Managing Underwriters for an Underwritten Offering of the Company's securities previously, such Underwriters shall be the Managing Underwriter(s) to administer the offering; provided, however, that such Managing Underwriter(s) shall be nationally recognized investment banking firms approved by the Holders, which approval shall not be unreasonably withheld; and provided, second, that if the Company participates in the Underwritten Offering under Section 3(e), such Holders shall obtain the Company's consent with respect to any Managing Underwriter(s) to administer the offering, which consent shall not be unreasonably withheld.

                  3(e) Inclusion by the Company of its Common Stock in an Underwritten Offering. If the Managing Underwriters for an Underwritten Offering advise the Company in writing that in their opinion the aggregate number of Registrable Securities to be included in an Underwritten Offering (together with any Other Registrable Stock) is less than the number of shares which can be sold in an orderly manner in such offering within a price range acceptable to the holders of a majority of the Registrable Securities and Other Registrable Stock requested to be included in such registration, the Company may include in such registration, on its own behalf, up to the greatest number of shares of Common Stock which in the opinion of such underwriters can be sold (together with the Registrable Securities and Other Registrable Stock requested to be included in such registration) in an orderly manner in the price range of such offering.

                  3(f) Participation in Underwritten Registrations. Notwithstanding any other provision of this Section 3 to the contrary, no Person may participate in any Underwritten Offering hereunder unless such Person (a) agrees to sell such Person's securities on the basis provided in the applicable underwriting arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements; provided, however, that no Holder of Registrable Securities included in any Underwritten Offering shall be required to make any representations or warranties to the Company or the underwriters other than representations and warranties regarding such Holder and such Holder's intended method of distribution.

                  3(g) Expenses of Underwriting Offering. The Company shall pay any and all Registration Expenses incident to the filing of each registration statement or otherwise incident to the performance of or compliance by the Company with this Section 3. Each Holder shall pay all underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of such Holder's Registrable Securities included in the Underwritten Offering.

                  3(h) Relationship to Shelf Registration. The rights and obligations of the parties hereto under Section 3 shall be in addition to, and not in lieu of, their respective rights and obligations under Section 2.

         (d)      Piggyback Registration Rights.

                  4(a) Requests for Piggyback Registration. If at any time following the date of this Agreement, the Company proposes to effect a Piggyback Registration, the Company will give written notice to all Holders of its intention to effect such a registration and, subject to Section 4(b) and Section 4(c), will include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within fifteen (15) days after the date the Company's notice is given.

                  4(b) Priority on Primary Registrations. If the proposed Piggyback Registration is an underwritten primary registration on behalf of the Company, and the Managing Underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering in an orderly manner within a price range acceptable to the Company, the Company will include in such registration (i) first, the securities the Company proposes to sell and the High Priority Registrable Securities (as defined in the Recent PRRAA), pro rata among the Company and the holders of such High Priority Registrable Securities on the basis of the number of shares requested to be included by the Company and each such holder, (ii) second, any Other Registrable Stock requested to be included therein, pro rata among the holders of such Other Registrable Stock on the basis of the number of shares requested to be included in such registration by each such holder, and (iii) third, the Registrable Securities requested to be included in such registration, pro rata among the Holders thereof on the basis of the amount of Registrable Securities requested to be included by each such Holder, in each case up to the greatest number of shares of Common Stock which in the reasonable opinion of such underwriters can be sold in an orderly manner in the price range of such offering.

                  4(c) Priority on Secondary Registrations. If a Piggyback Registration is an underwritten secondary registration on behalf of holders of the Company's securities (other than the Registrable Securities), and the Managing Underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without adversely affecting the marketability of the offering, the Company will include in such registration (A) if such registration is on behalf of holders of the Eligible Series C Securities, (i) first, the securities requested to be included in such registration under the Series C Registration Rights Agreement, and (ii) second, the Registrable Securities requested to be included in such registration and any Other Registrable Stock (excluding Eligible Series C Securities) and any other securities requested to be included therein (including by the Company, subject to Section 3(e)), pro rata among such Holders and the holders of such Other Registrable Stock and other securities on the basis of the number of shares requested to be included in such registration by each such holder, in each case up to the greatest number of shares of Common Stock which in the reasonable opinion of such underwriters can be sold in an orderly manner in the price range of such offering; or (B) if such registration is not on behalf of holders of the Eligible Series C Securities (i) first, the securities requested to be included therein by the holders requesting such registration, and (ii) second, the greatest number of the Registrable Securities, Other Registrable Stock and any other securities requested to be included therein (including by the Company, subject to Section 3(e)), pro rata among such Holders and the holders of such Other Registrable Stock and other securities on the basis of the number of shares requested to be included in such registration by each such holder, in each case up to the greatest number of shares of Common Stock which in the reasonable opinion of such underwriters can be sold in an orderly manner in the price range of such offering.

                  4(d) Participation in Piggyback Registrations. Notwithstanding any other provision of this Section 4 to the contrary, no Person may participate in any Piggyback Registrations hereunder unless such Person (i) agrees to sell such Person's securities on the basis provided in the applicable underwriting arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements; provided, however, that no Holder of Registrable Securities included in any Piggyback Registration shall be required to make any representations or warranties to the Company or the underwriters other than representations and warranties regarding such Holder and such Holder's intended method of distribution.

                  4(e) Expenses of Piggyback Registration. The Company shall pay any and all Registration Expenses incident to the filing of each registration statement or otherwise incident to the performance of or compliance by the Company with this Section 4. Each Holder shall pay all underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of such Holder's Registrable Securities included in the Piggyback Registration.

         (e)      Registration Procedures.

         In connection with the obligations of the Company with respect to a registration statement pursuant to Section 2, Section 3 or Section 4 hereof, the Company shall effect or cause to be effected the registration of the Registrable Securities under the Securities Act to permit the sale of such Registrable Securities by the Holders in accordance with their intended method or methods of distribution, and the Company shall:

                  5(a) prepare and file with the Commission a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective within the time period required hereunder (provided that before filing a registration statement or prospectus or any amendments or supplements thereto, the Company will furnish to one counsel selected by the holders of 70% of the Registrable Securities (together with any Other Registrable Stock) covered by such registration statement copies of all such documents proposed to be filed, which documents will be subject to the review of such counsel, and the Company will incorporate in such registration statement the reasonable comments of such counsel not inconsistent with the Company's disclosure obligations under applicable securities laws;

                  5(b) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for the period required hereunder (or if no period is so required, a period of not less than one hundred eighty (180) days or such shorter period which is sufficient to complete the distribution of the securities registered under the registration statement) and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement;

                  5(c) furnish to each seller of Registrable Securities, the Managing Underwriters, if any, and their respective counsel, not less than five
(5) Business Days prior to the filing thereof with the Commission, such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller and to use its best efforts to reflect in each such document, when so filed with the Commission, such comments as the sellers of Registrable Securities or their counsel shall reasonably propose;

                  5(d) use its best efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as any seller reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller (provided that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph, (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction);

                  5(e) notify each seller of such Registrable Securities as promptly as practicable in any of the following circumstances: (i) at any time when a prospectus relating thereto is required to be delivered under the

Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and, at the request of any such seller, the Company will prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading; (ii) when a registration statement and any amendment thereto has been filed with the Commission and when the registration statement or any post-effective amendment thereto has become effective; (iii) of any request by the Commission for amendment or supplements to the registration statement or the prospectus included therein or for additional information; (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the registration statement or the initiation of any proceedings for that purpose; and (v) the receipt by the Company of any notification with respect to the suspension of the qualification of the securities included therein for sale in any jurisdiction or the initiation of any proceeding for such purpose;

                  5(f) cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed and, if not so listed, to be listed on the NASD automated quotation system and, if listed on the NASD automated quotation system, use its best efforts to secure designation of all such Registrable Securities covered by such registration statement as a Nasdaq "national market system security" within the meaning of Rule 11Aa2-1 of the Exchange Act or, failing that, to secure Nasdaq authorization for such Registrable Securities and without limiting the generality of the foregoing, to arrange for at least two market makers to register as such with respect to such Registrable Securities with the NASD;

                  5(g) provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such registration statement;

                  5(h) if requested, promptly incorporate in any registration statement or prospectus, if necessary, pursuant to a supplement or post-effective amendment to such registration statement, such information as the Managing Underwriters, if any, or the holders of a majority of Registrable Securities and Other Registrable Securities being registered reasonably request to have included therein and shall make all required filings of such prospectus supplement or post-effective amendment as soon as practicable after the Company is notified of the matters to be incorporated in such prospectus supplement or post-effective amendment;

                  5(i) enter into such agreements on terms reasonably acceptable to the Company (including underwriting agreements) in form, scope and substance as are customary in underwritten offerings, and take all other reasonable actions necessary to facilitate the registration or the disposition of the Registrable Securities included in any registration statement;

                  5(j) (i) make reasonably available at reasonable times for inspection by the Holders of Registrable Securities to be registered thereunder, any underwriter participating in any disposition pursuant to such registration statement, and any attorney, accountant or other agent retained by the Holders or such underwriters, at the office where normally kept during normal business hours, all financial and other records, pertinent corporation documents and properties of the Company and its subsidiaries, and cause the Company's officers, directors and employees to supply all relevant information reasonably requested by the Holders, or any underwriters, attorney, accountant or other agent in connection with the registration statement as is customary for similar due diligence examinations, provided, however, that such persons shall first agree in writing with the Company that any information that is reasonably and in good faith designated by the Company in writing as confidential at the time of delivery of such information shall be kept confidential by such persons; (ii) obtain opinions of counsel to the Company and updates thereof (which counsel, if different from counsel to the Company referred to in the Debenture Purchase Agreement, shall be reasonably satisfactory to the Holders of a majority of the Registrable Securities to be registered thereunder, the underwriters, if any, and their respective counsel) addressed to each selling Holder covering such matters in form, scope and substance as are customary in underwritten offerings;
(iii) obtain "cold comfort" letters (or, in the case of any person that does not satisfy the conditions for receipt of a "cold comfort" letter specified in Statement on Auditing Standards No. 72, an "agreed-upon procedures letter") and updates thereof from the independent certified public accountants of the Company (and, if necessary, any other independent certified public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data are, or are required to be, included in the registration statement), addressed where reasonably practicable to each selling Holder of Registrable Securities registered thereunder, and the underwriters, if any, in customary form and covering matters of the type customarily covered in "cold comfort" letters in connection with primary underwritten offerings; and (iv) deliver such documents and certificates as may be reasonably requested by the holders of a majority of the Registrable Securities and Other Registrable Securities to be registered and the Managing

Underwriters, if any, including those to evidence compliance with Section 5(e). The foregoing actions set forth in clauses (ii), (iii) and (iv) of this Section 5(j) shall be performed at (A) the effectiveness of such registration statement and each post-effective amendment thereto and (B) each closing under any underwriting or similar agreement as and to the extent required thereunder;

                  5(k) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission;


                  5(l) use its best efforts to cause such Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the sellers thereof to consummate the disposition of such Registrable Securities;

                  5(m) take all such action as may be necessary so that (i) any registration statement and any amendment thereto and any prospectus forming part thereof and any amendment or supplement thereto (and each report or other document incorporated therein by reference in each case) complies in all material respects with the Securities Act and the Exchange Act and the respective rules and regulations thereunder; (ii) any registration statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and
(iii) any prospectus forming part of any registration statement, and any amendment or supplement to such prospectus, does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading;

                  5(n) use its best efforts to prevent the issuance, and if issued to obtain the withdrawal, of any order suspending the effectiveness of any registration statement at the earliest possible time;

                  5(o) unless any Registrable Securities shall be in book-entry form, cooperate with the Holders to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold pursuant to any registration statement free of any restrictive legend and in such permitted denominations and registered in such names as the Holders may request in connection with the sale of Registrable Securities pursuant to such registration statement; and

                  5(p) use its best efforts to comply with all applicable rules and regulations of the Commission and make generally available to its security holders in a regular filing on Form 10-Q or Form 10-K or otherwise provide in accordance with Section 11(a) of the Securities Act within the period required after the effective date of the applicable registration statement an earnings statement satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereof.

         The Company may require each Holder of Registrable Securities (i) to furnish to the Company such information regarding the proposed distribution by such Holder of such Registrable Securities as the Company may from time to time reasonably request in writing, and

(ii) to enter into an underwriting agreement and securities sales agreement in the form contemplated by Section 5(i).


         Each Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 5(e) hereof, such Holder will immediately discontinue disposition of Registrable Securities pursuant to a registration statement until such Holder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 5(e) hereof, and, if so directed by the Company, such Holder will deliver to the Company (at the expense of the Company) all copies in its possession, other than permanent file copies then in such Holder's possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice. If the Company shall give any such notice to suspend the disposition of Registrable Securities pursuant to a registration statement, the Company shall extend the period during which the registration statement shall be maintained effective pursuant to this Agreement by the number of days during the period from and including the date of the giving of such notice to and including the date when the Holders shall have received copies of the supplemented or amended prospectus necessary to resume such dispositions.

         (f)      Hold-Back Agreements.

                  6(a) Restrictions on Public Sale by Holders. By electing to include Registrable Securities in a registration statement filed pursuant to
Section 3 or Section 4 hereof, each such Holder of Registrable Securities shall be deemed to have agreed not to effect any public sale or public distribution of securities of the Company of the same or similar class or classes of the securities included in the registration statement or any securities convertible into or exchangeable or exercisable for such securities, including a sale pursuant to Rule 144 or Rule 144A under the Securities Act, during the 15-day period prior to, and during such period of time as may be required by the Underwriters, but not to exceed a 180-day period beginning on, the effective date of the registration statement (except pursuant to the registration statement), except to the extent otherwise agreed in writing by the Managing Underwriter.

                  6(b) Restrictions on Public Sale by the Company. The Company shall not effect any public sale or public distribution of any securities which are the same as or substantially similar to the Registrable Securities being registered pursuant to a registration statement filed pursuant to Section 3 or
Section 4 hereof, or any securities convertible into or exchangeable or exercisable for such securities during the 15-day period prior to, and during the 180-day period beginning on, the effective date of a registration statement (except pursuant to the registration statement).

         (g)      Black-Out Periods for Shelf Registration Statements.

                  Notwithstanding anything to the contrary in this Agreement,
(A) commencing ninety (90) days after the effectiveness of a Shelf Registration Statement, the Company may, not more than once in any 12-month period, and one additional time during the term of this Agreement (but not during any other Suspension Event or within ninety (90) days after termination of any other Suspension Event), direct the Holders to suspend sales of Registrable Securities registered thereunder, as provided herein, if one or more of the following events (a

"Suspension Event") occurs: (i) an underwritten primary offering by the Company where the Company is advised by the Managing Underwriter(s) for such offering that sale of Registrable Securities under the Shelf Registration Statement would have a material adverse effect on the primary offering, or (ii) pending negotiations relating to, or consummation of, a material corporate transaction
(x) that would require additional disclosure of material information by the Company in the Shelf Registration Statement (or such filings), (y) as to which the Company has a bona fide business purpose for preserving confidentiality and
(z) which renders the Company unable to comply with SEC requirements, in each case under circumstances that would make it impractical or inadvisable to cause the Shelf Registration Statement (or such filings) to become effective or to promptly amend or supplement the Shelf Registration Statement on a post-effective basis, as applicable; and (B) the Company may, not more than once during the term of this Agreement, direct the Holders to suspend sales of Registrable Securities registered thereunder, as provided herein, upon the commencement (or such earlier date as may be required by law) of an underwritten secondary offering covering not less than 5,250,000 Series C Securities, with an aggregate minimum Market Value of $75,000,000 (a "Series C Offering Event").

                  In the case of a Suspension Event, the Company may give notice (a "Suspension Notice") to the Holders to suspend sales of the Registrable Securities so that the Company may correct or update the Shelf Registration Statement (or such filings). Each such suspension shall continue only for so long as the Suspension Event or its effect is continuing, and in no event will any such suspension exceed ninety (90) days. In the case of a Series C Offering Event, the Company may give notice (also a "Suspension Notice") to the Holders to suspend sales of Registrable Securities for so long as the Company reasonably determines is necessary and in no event shall such suspension exceed the date one hundred and eighty (180) days after the close of the Series C Offering Event. The Holders agree that they will not effect any sales of the Registrable Securities pursuant to such Shelf Registration Statement (or such filings) at any time after they have received a Suspension Notice from the Company. If so directed by the Company, the Holders will deliver to the Company all copies of the prospectus covering the Registrable Securities held by them at the time of receipt of the Suspension Notice. The Holders may recommence effecting sales of the Registrable Securities pursuant to the Shelf Registration Statement (or such filings) following further notice to such effect (an "End of Suspension Notice") from the Company, which End of Suspension Notice shall, in the case of a Suspension Event, be given by the Company not later than five (5) days after the conclusion of any Suspension Event and shall be accompanied by copies of the supplemented or amended prospectus necessary to resume such sales. In the case of a Series C Offering Event, the Holders may recommence effecting sales immediately following the conclusion of the one hundred and eighty (180) day period.

                  Notwithstanding Section 2, if the Company shall give a Suspension Notice pursuant to this Section 7, the Company shall extend the period during which the Shelf Registration Statement shall be maintained effective pursuant to this Agreement by the number of days during the period from the date of the giving of the Suspension Notice to and including the date when the Holders shall have received the End of Suspension Notice and copies of the supplemented or amended prospectus necessary to resume sales.

         (h)      Indemnification.

                  8(a) Indemnification by the Company. The Company shall indemnify, to the extent permitted by law, each Holder of Registrable Securities, each Person who controls such Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and their respective officers, directors, partners, employees, agents and representatives, against all Losses caused by any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which made, not misleading, except insofar as the same are caused by or contained in any information furnished in writing to the Company by such Holder expressly for use therein or by such Holder's failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after the Company has furnished such Holder with a sufficient number of copies of the same and except insofar as the same are caused by or contained in any prospectus if such Holder failed to send or deliver a copy of any subsequent prospectus or prospectus supplement which would have corrected such untrue or alleged untrue statement of material fact or such omission or alleged omission of a material fact with or prior to the delivery of written confirmation of the sale by such Holder after the Company has furnished such Holder with a sufficient number of copies of the same. In connection with an Underwritten Offering, the Company will indemnify such Underwriters, each Person who controls such Underwriters (within the meaning of Section 15 of the Securities Act or Section 20 of the Securities Exchange Act) and their respective officers, directors, partners, employees, agents and representatives to the same extent as provided above with respect to the indemnification of the Holders of Registrable Securities.

                  8(b) Indemnification by Holders. In connection with any registration statement in which Holders of Registrable Securities are participating, each such Holder will furnish to the Company in writing such information as the Company reasonably requests for use in connection with any such registration statement or prospectus and, to the extent permitted by law, will indemnify the Company, each Person who controls the Company (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and their respective officers, directors, partners, employees, agents and representatives against any Losses arising out of or based upon any untrue or alleged untrue statement of a material fact contained in any registration statement, prospectus, or form of prospectus, or arising out of or based upon any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which made, not misleading, to the extent, but only to the extent, that such untrue or alleged untrue statement is contained in, or such omission or alleged omission is required to be contained in, any information so furnished in writing by such Holder to the Company expressly for use in such registration statement or prospectus and that such statement or omission was relied upon by the Company in preparation of such registration statement, prospectus or form of prospectus; provided, however, that such Holder of Registrable Securities shall not be liable in any such case to the extent that the Holder has furnished in writing to the Company prior to the filing of any such registration statement or prospectus or amendment or supplement thereto information expressly for use in such registration statement or prospectus or any amendment or supplement thereto which corrected or made not misleading, information previously furnished to the Company, and the Company failed to include such information therein. In no event shall the liability of any selling Holder of Registrable Securities hereunder be greater in amount than the dollar amount of the proceeds (net of payment of all expenses) received by such Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such indemnified party.

                  8(c) Conduct of Indemnification Proceedings. If any Person shall be entitled to indemnity hereunder such indemnified party shall give prompt notice to the party or parties from which such indemnity is sought of the commencement of any Proceeding with respect to which such indemnified party seeks indemnification or contribution pursuant hereto; provided, however, that the failure to so notify the indemnifying parties shall not relieve the indemnifying parties from any obligation or liability except to the extent that the indemnifying parties have been prejudiced by such failure. The indemnifying parties shall have the right, exercisable by giving written notice to an indemnified party promptly after the receipt of written notice from such indemnified party of such Proceeding, to assume, at the indemnifying parties' expense, the defense of any such Proceeding, with counsel reasonably satisfactory to such indemnified party; provided, however, that an indemnified party or parties (if more than one such indemnified party is named in any Proceeding) shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless the parties to such Proceeding include both the indemnified party or parties and the indemnifying party or parties, and there exists, in the opinion of the parties' counsel, a conflict between one or more indemnifying parties and one or more indemnified parties, in which case the indemnifying parties shall, in connection with any one such Proceeding or separate but substantially similar or related Proceedings in the same jurisdiction, arising out of the same general allegations or circumstances, be liable for the fees and expenses of not more than one separate firm of attorneys (together with appropriate local counsel) at any time for such indemnified party or parties. If an indemnifying party assumes the defense of such Proceeding, the indemnifying, parties will not be subject to any liability for any settlement made by the indemnified party without its or their consent (such consent not to be unreasonably withheld).

                  8(d) Contribution. If the indemnification provided for in this
Section 8 is unavailable to an indemnified party or is insufficient to hold such indemnified party harmless for any Losses in respect of which this Section 8 would otherwise apply by its terms, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall have an obligation to contribute to the amount paid or payable by such indemnified party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and such indemnified party, on the other hand, in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such indemnifying party, on the one hand, and indemnified party, on the other hand, shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been taken by, or relates to information supplied by, such indemnifying party or indemnified party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent any such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include any legal or other fees or expenses incurred by such party in connection with any Proceeding, to the extent such party would have been indemnified for such expenses under Section 8(c), if the indemnification provided for in Section 8(a) or Section 8(b) was available to such party. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 8(d), an indemnifying party that is a selling Holder of Registrable Securities shall not be required to contribute any amount in excess of the amount by which the net proceeds received by such indemnifying party exceeds the amount of any damages that such indemnifying party has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person adjudged guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

         (i)      Miscellaneous.

                  9(a) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless the Company has obtained the written consent of the Holders of a majority of the Registrable Securities; provided, however, that no amendment, modification or supplement or waiver or consent to the departure with respect to the provisions of Section 2, Section 3, Section 4, Section 7, or
Section 8 hereof shall be effective as against any Holder of Registrable Securities unless consented to in writing by such Holder of Registrable Securities.

                  9(b) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, telex, telecopier, or any courier guaranteeing overnight delivery (i) if to a Holder, at the most current address given by such Holder to the Company by means of a notice given in accordance with the provisions of this
Section 9(b) (ii) if to the Company, at 2440 Research Boulevard, Suite 400, Rockville, MD 20850, Attention: General Counsel, and thereafter at such other address, notice of which is given in accordance with the provisions of this
Section 9(b).

         All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt is acknowledged, if telecopied; and on the next business day if timely delivered to an air courier guaranteeing overnight delivery.

                  9(c) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors, assigns and transferees of each of the parties, including, without limitation and without the need for an express assignment, subsequent Holders. If any successor, assignee or transferee of any Holder shall acquire Registrable Securities, in any manner, whether by operation of law or otherwise, such Registrable Securities shall be held subject to the terms of this Agreement, and by taking and holding such Registrable Securities such Person shall be entitled to receive the benefits hereof and shall be conclusively deemed to have agreed to be bound by all of the terms and provisions hereof. Notwithstanding the foregoing, only Matra, as a Holder of Registrable Securities, may request an Underwritten Offering pursuant to Section 3(a) with respect to Registrable Securities with a Market Value, as of the date of such request, of less than $20 million.

                  9(d) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in, separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

                  9(e) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.


                  9(f) Governing Law; Consent to Jurisdiction. THIS AGREEMENT AND THE DUTIES AND OBLIGATIONS OF THE PARTIES HERETO SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAW PROVISIONS THEREOF. EACH OF THE PARTIES HERETO AGREES TO SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT.

                  9(g) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

                  9(h) Specific Performance. The parties hereto acknowledge that there would be no adequate remedy at law if any party fails to perform any of its obligations hereunder, and accordingly agree that each party, in addition to any other remedy to which it may be entitled at law or in equity, shall be entitled to compel specific performance of the obligations of any other party under this Agreement in accordance with the terms and conditions of this Agreement in any court of the United States of America or any State thereof having jurisdiction.

                  9(i) Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. This Agreement supersedes an prior oral or written agreements, commitments or understandings between the parties with respect to the matters provided for herein.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                        ORION NETWORK SYSTEMS, INC.


                                        By:  _____________________________
                                             Name:
                                             Title:


                                        BRITISH AEROSPACE HOLDINGS, INC.


                                        By:  _____________________________
                                             Name:
                                             Title:


                                        MATRA MARCONI SPACE UK LIMITED


                                        By:  _____________________________
                                             Name:
                                             Title:

                                                          EXHIBIT D
                                                          INFORMATION REGARDING
                                                          SUBSIDIARIES

                                  SUBSIDIARIES

                                                                                             Percentage of
                                                                                             equity interests
                                    Jurisdiction of           Jurisdictions                  owned by the
                                    organization or           where qualified to             Company or a
Name                                incorporation             do business                    Subsidiary
----                                -------------             -----------                    ----------

(1)   Orion Satellite                  Delaware               Maryland, Virginia                 100%
      Corporation

(2)   OrionNet, Inc.                   Delaware               District of Columbia,              100%
                                                              Illinois, Massachusetts,
                                                              Michigan, New Jersey,
                                                              New York, Ohio, Oklahoma
                                                              Pennsylvania, Rhode
                                                              Island, Virginia

(3)   Asia Pacific Space               Delaware               Maryland                           100%
      and Communications, Ltd.

(4)   OrionNet                         Delaware               New Jersey                         100%
      Finance Corporation

(5)   Orion Asia
      Pacific Corporation              Delaware               Maryland                           100%

(6)   Orion Atlantic
      Europe, Inc.                     Delaware               Maryland, Virginia                 100%

(7)   Orion Oldco                      Delaware               California, Maryland               100%
      Services, Inc.

(8)   International                    England/Wales          England/Wales                       60%
      Technology Gateway
      (U.K.) Limited

(9)   International                    Delaware               Maryland, Virginia                 100%
      Private Satellite
      Partners, L.P.